[LETTERHEAD OF JMP FINANCIAL, INC. APPEARS HERE]

                                                     September 2, 1997


Board of Directors
Mooresville Savings Bank
347 North Main Street
Mooresville, North Carolina 28115


Gentlemen:

           At your request, JMP Financial, Inc. ("JMP") hereby provides an independent appraisal of the estimated pro forma market value of the Common Stock ("the Stock") of Mooresville Savings Bank, SSB ("the Bank"). The Stock will be distributed in connection with the conversion of the Bank from the mutual to the stock form of organization. This appraisal is furnished pursuant to the Plan of Conversion adopted by the Bank's Board of Directors and is prepared pursuant to the requirements of Federal Deposit Insurance Corporation regulations.

           In preparing our appraisal, we conducted an analysis of the Bank which included discussions with the Bank's management, their independent auditors, and their conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe are reliable. However, we can not guarantee the accuracy and completeness of such information.

           In making our evaluation, we have reviewed, among other things, the economy in the Bank's primary market area and compared its financial condition and operating performance with that of select publicly traded thrift institutions. We reviewed conditions in the securities markets in general and for thrift institution equities in particular. We have also considered the expected market for the Bank's to-be-outstanding common stock after the conversion.

           Our appraisal is based on the Bank's representation that the financial data and information contained in the Preliminary Subscription Offering Prospectus and additional evidence furnished to us by the Bank are truthful, accurate, and complete. We did not independently verify such financial data and other information provided by the Bank nor did we independently value the assets or liabilities of the Bank, nor did we obtain any appraisal of the assets or liabilities of the Bank.

Board of Directors
Mooresville Savings Bank, SSB
September 2, 1997

Page 2


           It is our opinion that, as of September 2, 1997 the estimated pro forma market value of the Bank's to-be-outstanding common stock is $23,000,000 which yields an effective valuation range of $19,550,000 to $26,450,000 at the maximum and $30,417,500 at the super maximum. The Bank will issue a minimum of 391,000 shares and a maximum of 608,350 shares at a uniform price of $50.00.

           Our valuation is not intended, and must not be construed as, a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

           The valuation will be updated as required under the normal conversion process. Any updates will consider, among other factors, any developments or changes in the Bank's policies, and current conditions in the equities markets for thrift institutions' common stock. Should any such new developments or changes be material, in our opinion, to the valuation of the Bank's common stock, appropriate adjustments to the estimated pro forma market value will be made at these times.

           JMP Financial, Inc. is an independent Investment Banking Company incorporated in the State of Michigan specializing in financial advisory services and capital placement for regional financial institutions. Principals of JMP have extensive experience in the valuation and appraisal of savings and loan conversions. More information on JMP is included in the exhibits to the appraisal.

                                                    Respectfully,



                                                 JMP FINANCIAL, INC.

                                                 /s/ John Michael Palffy

                                                 John Michael Palffy
                                                     President

                     CONVERSION VALUATION APPRAISAL REPORT



                                 Prepared For:


                         MOORESVILLE SAVINGS BANK, SSB

                                      And

                         CODDLE CREEK FINANCIAL CORP.
                          Mooresville, North Carolina






                          PREPARED IN ACCORDANCE WITH
               FEDERAL DEPOSIT INSURANCE CORPORATION REGULATIONS
                               SEPTEMBER 2, 1997
                                      By:
                              JMP Financial, Inc.
                               753 Grand Marais
                      Grosse Pointe Park, Michigan 48230
                                (313) 824-1711

                     CONVERSION VALUATION APPRAISAL REPORT



                                 Prepared For:


                         MOORESVILLE SAVINGS BANK, SSB

                                      And

                         CODDLE CREEK FINANCIAL CORP.
                          Mooresville, North Carolina






                          PREPARED IN ACCORDANCE WITH
               FEDERAL DEPOSIT INSURANCE CORPORATION REGULATIONS
                               SEPTEMBER 2, 1997
                                      By:
                              JMP Financial, Inc.
                               753 Grand Marais
                      Grosse Pointe Park, Michigan 48230
                                (313) 824-1711


                                TABLE OF CONTENTS
                                                                                    PAGE
INTRODUCTION                                                                          1
SECTION ONE - DESCRIPTION OF MOORESVILLE SAVINGS BANK, SSB                            2
           Overview                                                                   2
                     History                                                          2
                     Market Area                                                      2
                     Regulation                                                       2
                     Asset Composition                                                3
                     Deposit Composition                                              3
           Financial Performance and Growth                                           3
                     Balance Sheet                                                    4
                     Financial Performance                                            5
           Interest Rate Sensitivity                                                  6
           Lending Activities                                                         8
                     General                                                          8
                     Composition of Loan Portfolio                                    8
                               One-to-four Family Mortgage Real Estate Loans          8
                               Commercial Real Estate Loans                           9
                               Multi-Family Real Estate Loans                         9
                               Construction Loans                                    10
                               Home Equity Loans                                     10
                               Consumer Loans                                        10
                     Underwriting                                                    10
                     Origination, Purchases, and Sales                               11
                     Delinquencies and Non-Performing Assets                         11
           Investment Activities                                                     12
           Sources of Funds                                                          13
                     Deposits                                                        13
                     Borrowed Funds                                                  13
           Subsidiaries                                                              14
           Property and Equipment                                                    14
           Management                                                                14
                     Directors                                                       14
                     Officers                                                        15
                     Employees                                                       15
SECTION TWO - MARKET AREA ANALYSIS                                                   16
           Primary Market Area                                                       16
           Market Area Economy                                                       16
           Income and Income Trends                                                  18
           Population Base and Growth                                                19

           Competition                                                               21
           Interest Rate Trends                                                      23
SECTION THREE - PUBLICLY-HELD THRIFT INSTITUTION COMPARISON                          24
           Selection Criteria                                                        24
                     Average Pricing Ratios by Stock Exchange                        24
                     Average Pricing Ratios by Geographic Region                     26
           Selection Procedure                                                       27
           Review of Comparative Group                                               28
           Comparative Group Composite Performance                                   31
           Performance of Recently Converted Thrifts                                 33
SECTION FOUR - MARKET VALUE ADJUSTMENTS                                              34
           Introduction                                                              34
           Financial Condition                                                       34
           Asset Quality                                                             34
           Profitability Levels                                                      35
           Return on Average Equity                                                  35
           Growth and Predictability of Earnings                                     36
           Deposit Composition                                                       36
           Management                                                                37
           Dividend Payments                                                         37
           Liquidity of the Issue                                                    37
           Marketing of the Issue                                                    38
           Market Area                                                               39
           Summary of Discounts                                                      39
SECTION FIVE - VALUATION METHODS                                                     41
           Price\Earnings                                                            41
           Price to Book Value                                                       42
           Price to Assets                                                           43
           Valuation Conclusion                                                      43

                               LIST OF EXHIBITS

Exhibit  #
1.     Market Area Map
2.     Audited Financial Statements
3.     Selected Consolidated Financial and Operations Data
4.     Selected Consolidated Financial Ratios and Other Data
5.     Interest Rate GAP Analysis
6.     Market Value of Portfolio Equity
7.     Yield and Cost Trends
8.     Volume\Rate Analysis
9.     Loan Portfolio Composition
10.    Loan Portfolio Maturity Schedule
11.    Loan Originations, Purchases, Sales, and Repayments
12.    Non-performing Assets
13.    Charge-offs and Recoveries
14.    Distribution of Loss Allowances
15.    Composition of Securities Portfolio
16.    Maturity Schedule and Yield Analysis, Securities
17.    Flow of Deposits
18.    Composition and Average Rate Paid for Deposits
19.    Composition and Average Rate Paid for Certificates
20.    All Publicly Traded Thrifts - Market and Financial Information
21.    Comparative Group - General Data
22.    Comparative Group - Financial Performance
23.    Comparative Group - Capital Ratios
24.    Comparative Group - Loan Portfolio Composition
25.    Comparative Group - Balance Sheet Ratios
26.    Comparative Group - Growth Rates
27.    Comparative Group - Asset and Risk Ratios
28.    Comparative Group - Yield-Cost Spread Analysis
29.    Comparative Group - Capital Market Issues

30.    Comparative Group - Pricing Ratios
31.    Recently Converted Thrifts
32.    Pro Forma Analysis
33.    Pro Forma Effect of Conversion Proceeds
34.    Summary of Valuation Premium or Discount

                                   APPENDIX
             JMP Financial, Inc. -- Background and Qualifications

Introduction

           Set forth herein is the independent appraisal by JMP Financial, Inc. ("JMP") of the estimated proforma fair market value of the common stock of Coddle Creek Financial Corp. to be sold pursuant to the Application for Conversion of Mooresville Savings Bank, SSB, filed with the Federal Deposit Insurance Corporation ("FDIC") which has been reviewed by us with Bank's management. This appraisal was prepared in accordance with FDIC application requirements and the FDIC's guidelines for appraisal reports and represents a full appraisal report.

           Pro forma market value is defined as the estimated price at which the Bank's common stock after conversion would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts.

           In the course of preparing this appraisal, we reviewed and discussed with the Bank's management the audited financial statements of the Bank's operation for the fiscal years ended March 1992 through December 1996 and for the six months ended June 30, 1996 and June 30, 1997. We also reviewed and discussed with management other financial matters of the Bank.

           Where appropriate, we considered information based upon other available public sources, which we believed to be reliable. However, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and examined the prevailing economic conditions and compared them with national economic conditions. We also examined the competitive environment within which the Bank operates and assessed the Bank's relative strengths and weaknesses.

           Our valuation is not intended and must not be construed as a recommendation of any kind as to the advisability of purchasing shares of common stock. Moreover, because such valuation is necessarily based upon estimates and projection of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

                                   SECTION I
                 DESCRIPTION OF MOORESVILLE SAVINGS BANK, SSB

                                   Overview
History


           Mooresville Savings Bank, SSB has served its customers and market area for over 60 years, having been founded in Mooresville on January 18, 1937 as Mooresville Savings and Loan Association. The institution became a member of the Federal Home Loan Bank System ("FHLB") and the Federal Savings & Loan Insurance Corporation in 1947 and changed its name to Mooresville Savings Bank, SSB in 1993, pursuant to its conversion to a state chartered savings bank.

           As of June 30, 1997 the Bank had assets of $114.162 million, deposits of $95.872 million and retained earnings of $14.691 million. The Bank reported net income of $579 thousand for the twelve months ended June 30, 1997, $721,000 for the year ended December 31, 1996 and $287 thousand for the six months ended June 30, 1997 and $429 thousand for the six months ended June 30, 1996.

Market Area

           The main office of the institution is located at 347 North Main Street, Mooresville, North Carolina in southeastern Iredell County. The bank currently has two branch offices, located in Cornelius and Huntersville in neighboring Mecklenburg County to the south. The Bank's primary deposit and lending area consists of roughly a fifteen mile radius surrounding Mooresville.
Exhibit 1 portrays the Bank's market area in perspective to the state of North Carolina.

Regulation

           The Bank is a member of the FHLB of Atlanta and its deposits are insured up to the applicable limits by the Savings Association Insurance Fund ("SAIF") of the FDIC. The FDIC is the Bank's primary federal regulator. The Bank is supervised at the state level by the Savings Institutions Division of the North Carolina Department of Commerce.

           On September 30, 1996 the Deposit Insurance Funds Act of 1996 was signed into law. The legislation included a special assessment to recapitalize the SAIF insurance fund up to its statutory goal of 1.25 percent of insured deposits. The assessment was approximately equal to 65 basis points of the assessable base of the institution as of March 31, 1995.

           The U.S. Congress is expected to consider legislation that may eliminate the thrift industry as a separate industry. The Deposit Insurance Funds Act of 1996 ("DIF Act")

--------------------------------------------------------------------------------
provides that the Savings Association Insurance Fund ("SAIF") will be merged with the Bank Insurance Fund ("BIF") on January 1, 1999, but only if there are no thrift institutions in existence. The DIF Act requires the Treasury Department to study the development of a common charter for banks and thrifts and to submit a report of its finding to Congress. If developed, the common charter may not offer all the advantages that the Bank now enjoys or that the Company, as a bank holding company, will enjoy upon consummation of the Conversion


           Asset Composition

           Mooresville Savings is a community oriented institution principally engaged in the business of attracting deposits from the general public and using such deposits primarily to originate one-to-four family residential real estate loans and secondarily home equity line of credit loans, construction, commercial real estate loans, multi-family residential and other loans and investments.

           At June 30, 1997 approximately 80 percent of the Bank's net loan portfolio was comprised of 1-4 family mortgages, approximately 6 percent were home equity loans, less than 6 percent were residential construction loans, less than 3 percent were commercial real estate loans, less than 4 percent were consumer installment loans, and less than 1 percent were multi-family residential mortgage loans. The bank retains all its loans in portfolio.

           The Bank's investment portfolio of approximately $10.0 million consisted of U.S. Government and agency securities, municipal bonds, interest-earning deposits in other financial institutions, and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Atlanta.

Deposit Composition

           As of June 30, 1997 the Bank held approximately $95.9 million in deposits. Of these deposits approximately 75 percent consisted of certificates of deposits, 12 percent consisted of passbook and statement savings accounts, 12 percent consisted of interest-bearing transaction accounts and less than 2 percent consisted of non-interest bearing transaction accounts. Approximately 14 percent of the Bank's deposits consisted of jumbo deposits of $100,000 or more.


                       Financial Performance and Growth

           Exhibit 2 presents the summary audited financial statements of the Bank for the years ended December 31, 1994 to 1996, the fiscal years ended March 1992 through December 1996 and for the six months ended June 30, 1997. Exhibits 3 and 4 present Selected Financial Condition and Operations Data and Ratios for the same period.

--------------------------------------------------------------------------------

Balance Sheet

           Tables I.1 through I.5 present summary financial condition and performance parameters and rates of change in those parameters for the Bank since March 31, 1992.

           Asset growth has averaged approximately 2.3 percent annually since March 31, 1992 and 2.6 percent annually since June 30, 1996. The Bank's investment portfolio has decreased at an annual rate of approximately 10.0 percent since March 1992. Loans have increased approximately 4.2 percent annually since March 1992 and 8.0 percent since June 1996. Deposits have increased approximately 1.4 percent annually since March 1992, about half as much as assets and at one-third the rate of loans. Deposits increased 1.8 percent from June 1996 to June 1997.



                                                             Table I.1
                                                  Summary of Financial Condition
                                                      (dollars in thousands)
---------------------------------------------------------------------------------------------------------------------------
                            At June 30,                  At December 31,                         At March 31
---------------------------------------------------------------------------------------------------------------------------
                       1997          1996        1996          1995        1994         1994         1993         1992
---------------------------------------------------------------------------------------------------------------------------
Total Assets          114,162      109,427     112,552       108,033      99,966       98,869       100,048      101,401
---------------------------------------------------------------------------------------------------------------------------
Investments            10.032       11,750      10,889        13,903      14,220       16,585        16,760       17,414
---------------------------------------------------------------------------------------------------------------------------
Loans Rcvble, net     100,506       94,134      97,751        90,555      82,453       79,031        80,189       80,829
---------------------------------------------------------------------------------------------------------------------------
Deposits               95,872       92,949      93,785        92,103      85,105       84,863        87,222       88,990
---------------------------------------------------------------------------------------------------------------------------
Borrowings               1000         2000        2000           0            0            0            0            0
---------------------------------------------------------------------------------------------------------------------------
Equity                 14,691       14,039      14,412        13,726      12,883       12,208        11,414       10,483
---------------------------------------------------------------------------------------------------------------------------


                                                             Table I.2
                                                 Summary of Financial Performance
                                                      (dollars in thousands)
---------------------------------------------------------------------------------------------------------------------------
                                   For the Six Months                                                For the Year
                                     Ended June 30,               For the Year Ended                 Ended March 31,
                                        ($,000)                   December 31, ($,000)               ($,000)
---------------------------------------------------------------------------------------------------------------------------
                                  1997          1996         1996         1995         1994          1994        1993
---------------------------------------------------------------------------------------------------------------------------
Net Interest Income               2067          1947         4021         3530         2937          3582        3521
---------------------------------------------------------------------------------------------------------------------------
Non-Interest Income                 87           104          200          190          149           233         238
---------------------------------------------------------------------------------------------------------------------------
Non-Interest Expense              1428          1365         3146         2624         2032          2578        2160
---------------------------------------------------------------------------------------------------------------------------
Income before Taxes                209           257         1075         1084         1036          1134        1473
---------------------------------------------------------------------------------------------------------------------------
Net Income Aft Taxes               287           429          721          780          675           794         931
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                                             Table I.3
                                   Percentage Change in Financial Condition from Previous Period
------------------------------------------------------------------------------------------------------------------------------------
                                Period Ended June 30,               Year Ended December 31                     Year Ended March 31
------------------------------------------------------------------------------------------------------------------------------------
                                         1997                  1996             1995          1994                     1993
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                             2.9                   4.2               8.1           1.5                     -1.2
------------------------------------------------------------------------------------------------------------------------------------
Investments                             -42.9                 -27.8             -2.2          -18.5                    -1.0
------------------------------------------------------------------------------------------------------------------------------------
Loans Rcvble, net                        5.7                   7.9               9.8           5.8                     -1.4
------------------------------------------------------------------------------------------------------------------------------------
Deposits                                 4.5                   1.8               8.2           0.4                     -2.7
------------------------------------------------------------------------------------------------------------------------------------
Borrowings                              -74.9                   NA               NA            NA                       NA
------------------------------------------------------------------------------------------------------------------------------------
Equity                                   3.9                   5.0               6.5           7.4                     7.0
------------------------------------------------------------------------------------------------------------------------------------

                                                             Table I.4
                            Annualized Percentage Change in Financial Performance from Previous Period
------------------------------------------------------------------------------------------------------------------------------------
                                      For Six Months
                                      Ended June 30,           For the Year Ended December 31,
------------------------------------------------------------------------------------------------------------------------------------
                                       1997                    1996             1995               1994                   1993
------------------------------------------------------------------------------------------------------------------------------------
Net Interest Income                     6.2                    14.3             -10.2             -23.3                   35.6
------------------------------------------------------------------------------------------------------------------------------------
Non-Interest Income                   -16.3                     5.3              -4.4             -44.9                   30.5
------------------------------------------------------------------------------------------------------------------------------------
Non-Interest Expense                    4.6                    19.9              -3.1             -27.2                   59.1
------------------------------------------------------------------------------------------------------------------------------------
Income before Taxes                   -18.7                    -0.6             -21.5             -11.4                    2.6
------------------------------------------------------------------------------------------------------------------------------------
Net Income Aft Taxes                  -35.1                    -7.6             -13.3             -16.5                   13.7
------------------------------------------------------------------------------------------------------------------------------------

                                                             Table I.5
                                               Rate of Change in Financial Condition
                                                         Since March 1992
------------------------------------------------------------------------------------------------------------------------------------
                                                          Annualized                       Cumulative
------------------------------------------------------------------------------------------------------------------------------------
Total Assets                                                 2.3                              12.6
------------------------------------------------------------------------------------------------------------------------------------
Investments                                                 -10.0                            -42.4
------------------------------------------------------------------------------------------------------------------------------------
Loans Rcvble, net                                            4.2                              24.3
------------------------------------------------------------------------------------------------------------------------------------
Deposits                                                     1.4                               7.7
------------------------------------------------------------------------------------------------------------------------------------
Borrowings                                                    NA                               NA
------------------------------------------------------------------------------------------------------------------------------------
Equity                                                       6.6                              40.1
------------------------------------------------------------------------------------------------------------------------------------


Financial Performance

           Tables I.2 and I.4 illustrate the growth in key income and expense areas of the Bank. Net interest income has increased from $3.5 million for the year ended March 31, 1993 to $4.1 million for the twelve months ended June 30, 1997, an annual rate of growth of 3.9 percent. Net interest income increased from $1.9 to $2.1 million for the six months ended June 30, 1996 to 1997. Non-interest income decreased from $238 thousand for the year ended March 31, 1993 to $183 thousand for the twelve months ended June 30, 1997,
--------------------------------------------------------------------------------
an annual rate of decrease of 6.0 percent. Non-interest income decreased from $104 thousand to $87 thousand for the six months ended June 30, 1996 to June 1997. Non-interest expense increased from $2.2 million for the year ended March 31, 1993 to $3.2 million for the twelve months ended June 30, 1997, an annual rate of increase of 9.7 percent. Non-interest expense increased from $1.37 million to $1.43 million for the six months ended June 30, 1996 to June 30, 1997. Net income before taxes decreased from $1.4 million for the year ended March 31, 1993 to $598 thousand for the twelve months ended June 30, 1997, an annual rate of decrease of 19.2 percent . Net income before taxes declined from $686 thousand to $287 thousand from the six months ended June 30, 1996 to June 30, 1997. The decline in net income before taxes is due to a decline in the Bank's interest rate spread, an increase in operating expenses and an FDIC special assessment of $520 thousand in September 1996. Net income declined commensurate with net income before taxes from $931 thousand for the year ended March 31, 1993 to $579 thousand for the twelve months ended June 30, 1997.

                                                             Table I.6
                                                     Summary Financial Ratios
                                                             (percent)
------------------------------------------------------------------------------------------------------------------------------------
                                                                             For the Year Ended
                                                For Six Months              --------------------------------------------------------
                                                Ended June 30,               December 31                      March 31
------------------------------------------------------------------------------------------------------------------------------------
                                                 1997          1996         1996       1995        1994       1994        1993
------------------------------------------------------------------------------------------------------------------------------------
Return on Average Assets                         0.51          0.79         0.66       0.75        0.68       0.80        0.92
------------------------------------------------------------------------------------------------------------------------------------
Return on Average Equity                         3.99          6.25         5.37       6.05        5.55       6.72        8.50
------------------------------------------------------------------------------------------------------------------------------------

           Commensurate with declining income the Bank's return on average assets has declined from 0.92 percent for the year ended March 31, 1993 to 0.51 percent for the six months ended June 30, 1997. Return on average equity decreased from 8.50 percent to 3.99 percent during the same period due to declining income and increasing capital.


                            INTEREST RATE SENSITIVITY

           In recent years the Bank has measured its interest rate sensitivity by computing the "GAP" between the assets and liabilities which were expected to mature or reprice within certain periods., based on assumptions regarding loan prepayment and deposit decay. Recently the Bank has also placed emphasis on reviewing the amounts by which the net present value of the institution's cash flow from assets, liabilities and off balance sheet items (the institution's net portfolio value, or "NPV") would change in the event of an instantaneous change in market interest rates. The FHLB also requires the computation of estimated changes in net interest income over a four quarter period. These computations estimate the effect of an institution's NPV and net interest income from an instantaneous and permanent 1 to 4 percentage point increase or decrease in market interest rates.

           Exhibit 5 illustrates that at June 30, 1997 the Bank's one-year interest rate gap was negative 55 percent. Exhibit 6 provides the Bank's NPV as of June 30, 1997 and the change in the Bank's NPV under rising and declining interest rates. The projected decline
--------------------------------------------------------------------------------
in the market value of portfolio equity given a 200 basis point increase in interest rates is 22.9 percent according to analysis of the Bank's balance sheet as of June 1997. The projected decline in net interest income for a 200 basis point increase in interest rates is 7.0 percent.

           Management intends to seek an acceptable balance between maximizing yield potential and limiting exposure to changing interest rates. It acknowledges the inherent risks of a portfolio with unmatched maturities, but has determined that this risk is tolerable and profitable if credit risk is managed and the Bank can keep operating expenses low and interest rate spreads high. As a result of this strategy the Bank can expect higher than normal returns in periods of stable or decreasing rates and lower than normal returns in periods of increasing rates.

           In order to minimize and manage interest rate risk, management has adopted the following policies:

           . investing excess liquidity in short or adjustable rate instruments, with maturities or repricing periods of five years or less.

           . promoting adjustable rate mortgage loans.

           . promoting longer term CDs.

           . increasing our capital ratio, which provides us with a favorable level of interest-earning assets relative to

           . interest-bearing liabilities.

           . increase marketing of higher yielding-adjustable rate home equity loans.

           Exhibit 7 presents the Bank's weighted average yields and costs on interest earning assets and interest bearing liabilities for the periods ended June 30, 1996 and 1997, for the year ended December 31, 1996 and 1995, and for the nine months ended March 31, 1994.

           The Bank's yield on interest earning assets increased 10 basis points from 7.97 percent to 8.07 percent for the six months ended June 30, 1996 to June 30, 1997, but declined to 7.95 percent at June 30, 1997. Since December 1994 the Bank's yield on interest-earning assets has increased 30 basis points from 7.65 percent to 7.95 percent.

           The Bank's cost of interest-bearing liabilities decreased 4 basis points from 5.01 percent to 4.97 percent for the six months ended June 30, 1996 to June 30, 1997, and declined further to 4.95 percent at June 30, 1997. Since December 1994 the Bank's cost of interest-bearing liabilities has increased 83 basis points from 4.12 percent to 4.95 percent.

           As a result the Bank's interest rate spread increased 14 basis points from 2.96 percent to 3.10 percent for the six months ended June 30, 1996 to June 30, 1997 and to 3.01 percent at June 30, 1997. Since December 1994 the Bank's interest rate spread has declined 52 basis points from 3.53 percent to 3.01 percent, primarily because the market rate for deposits has increased faster than that of loans due to increasing competition for investor funds from other local institutions and non-bank institutions.

--------------------------------------------------------------------------------

           Exhibit 8 reflects the changes in interest income and expense due to rate and volume changes.

                               LENDING ACTIVITIES

General

           The principal lending activity of the Bank is the origination of conventional loans for the purpose of constructing, purchasing or refinancing owner-occupied 1-4 family residential properties in its primary market area. The Bank also originates home equity loans, commercial real estate, construction loans, various consumer loans and, to a lesser extent, and multi-family residential and commercial loans. Less than 4 percent of Mooresville Savings' loan portfolio, before net items, is not secured by real estate. As of June 30, 1997 the Bank had 23 loan relationships with individual borrowers in excess of $200,000, totaling approximately $7.6 million or 7.5 percent of the Bank's total loan portfolio. The principal balance of five individual loans exceeds $350,000 with the largest single loan balance in excess of $495,000. The majority of these loans are secured by residential real estate in the Bank's market area.


            Composition of Loan Portfolio

           As of June 30, 1997 the Bank's net loan portfolio totaled $100.5 million or 88 percent of total assets and nearly 80 percent of the Bank's loan portfolio was comprised of 1-4 family residential mortgage loans, approximately 6 percent were home equity loans, less than 6 percent were residential construction loans, less than 3 percent were commercial real estate loans, less than 4 percent were consumer installment loans, and less than 1 percent were multi-family residential mortgage loans. The bank retains all its loans in portfolio. As of June 30, 1997 32 percent of the Bank's 1-4 family residential mortgage loans were adjustable rate loans.

           Exhibit 9 details loans held in portfolio by the Bank for the appropriate dates. Exhibit 10 presents the Loan Portfolio Maturity Schedule of the Bank as of June 30, 1997.

                One-to-Four Family Residential Real Estate Loans

           The primary emphasis of the Bank's lending activity is the origination of loans secured by first mortgages on owner-occupied, 1-4 family residential properties. At June 30, 1997 approximately 80 percent of the Bank's real estate loan portfolio consisted of one-to-four family residential real estate loans, primarily located in the Bank's market area. Of such loan amounts, 32 percent had adjustable interest rates.

           The Bank originates loans with the intention that they will not be sold in the secondary market. As of June 30, 1997 the Bank had $27.4 million in adjustable rate nonconforming mortgage loans and $61.5 million in fixed rate nonconforming mortgage loans, including approximately $5 million of non-residential real estate loans. Although
--------------------------------------------------------------------------------
management believes that many of these loans could be saleable in the secondary market, some of the loans could be sold only after incurring certain costs and/or discounting the purchase price.

           The Bank's lending policies generally limit the maximum loan-to-value ratio on mortgage loans secured by owner-occupied properties to 95 percent of the value of the property. When the Bank makes a loan in excess of 80 percent of the value of the property, private mortgage insurance is generally required for at least the amount of the loan in excess of 80 percent of the value.

           The Bank offers adjustable rate loans as a means of hedging interest rate risk. The Bank offers a maximum term of 30 years on fixed rate loans, but also offers shorter maturity loans as a customer service.

           The interest rates on adjustable rate loans are generally adjustable every year and are tied to the one-year United States Treasury bill rate with rate caps limiting the amount of annual and cumulative changes in the loan rate.

                          Commercial Real Estate Loans

           The Bank has a portfolio of approximately $2.8 million of non-residential real estate loans, primarily to local churches and businesses. These loans generally do no exceed 80 percent of the appraised value of the real estate securing the loans and generally have terms up to 15 years. The loans generally use the same index and rate change limitations as are used in one-to-four family residential lending.

           The Bank generally requires title insurance in connection with its non-residential real estate loans as well as fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the loan amount or the replacement cost of the improvements on the property securing the loans, whichever is greater.


                            Multi-Family Residential

           The Bank has a portfolio of $870 thousand in loans to multi-family housing, all secured by property in its immediate market area. These loans generally do no exceed 80 percent of the appraised value of the real estate securing the loans and generally have terms up to 30 years. The loans generally use the same index and rate change limitations as are used in one-to-four family residential lending.

           The Bank generally requires title insurance in connection with its multi-family residential loans as well as fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the loan amount or the replacement cost of the improvements on the property securing the loans, whichever is greater.

--------------------------------------------------------------------------------

                              Construction Loans

           The Bank originates construction loans to build single and multi-family residential and commercial properties in the Bank's immediate market area. Construction loans for one-to-four family real estate to be occupied by the borrower generally have a maximum loan-to-value ratio of 85 percent of the property. Other construction loans are generally limited to 80 percent of the value of the property.

           Some of these loans are made to persons who are constructing properties for the purpose of occupying them; others are made to builders who are constructing properties for sale. Loans made to builders are generally "pure construction" loans which require the payment of interest during the construction period of generally one year or less and the payment of the principal in full at the end of the construction period. Loans made to individual property owners are both pure construction loans and "construction-permanent" loans which generally provide for the payment of interest only during a construction period, after which the loans convert to a permanent loan at fixed or adjustable interest rates having terms similar to one-to-four family residential loans.

           At June 30, 1997 approximately 6 percent of the Bank's net loans or $5.7 million was invested in construction lending.

                               Home Equity Loans

           The Bank originates home equity loans secured by properties on which it retains a home mortgage up to 90 percent of the market value of the residence. The loans are 15 year maturities requiring monthly payments equal to 1 1/2 percent of the outstanding balance and are indexed monthly to prime rate plus 150 basis points. At June 30, 1997 the Bank had approximately $6.0 million in home equity line of credit loans representing approximately 6 percent of its net lending portfolio.

                                Consumer Loans

           Mooresville Savings offers various consumer loans, including home improvement, automobile, and draft secured loans. The Bank has a small portfolio of unsecured consumer loans. At June 30, 1997 approximately 3 percent, or $3.4 million, of the Bank's net lending portfolio was invested in consumer loans.

           Automobile loans generally have terms not exceeding 48 months and have fixed interest rates. Home improvement loans are generally secured by a subordinate lien on the improved property.

           The Bank originates loans to consumer secured by deposits. Such loans are charged an interest rate 200 basis points above the corresponding deposit maturity rate and are scheduled to mature commensurate with the maturity of the underlying security.

--------------------------------------------------------------------------------

Underwriting

           The Bank has ongoing reviews of the loan portfolio and in particular conducts quarterly reviews to determine the adequacy of the specific and general loan provision. This review takes into consideration trends in delinquency, current economic conditions and competitive aspects of the industry.

           The Bank's underwriting for real estate reflect: the capacity of the borrower or income from the underlying property to adequately service the debt; the value of the mortgaged property; the overall credit worthiness of the borrower; the level of equity invested in the property; any secondary sources of repayment; and, any additional collateral or credit enhancements (such as guarantees, mortgage insurance or take-out commitments).

           The Bank originates loans with the intention that they will not be sold in the secondary market. As of June 30, 1997 the Bank had $27.4 million in adjustable rate nonconforming mortgage loans and $61.5 million in fixed rate nonconforming mortgage loans. Although management believes that many of these loans could be saleable in the secondary market, some of the loans could be sold only after incurring certain costs and/or discounting the purchase price.

           All mortgage loans are approved by the Loan Committee. All consumer loans in excess of $10,000 are approved by the President.


Originations, Purchases, and Sales

           As a portfolio lender the Bank generally retains all its originated loans and therefore is not in the business of purchasing or selling loans. Total loan originations have increased from $15.4 million for the nine months ended December 31, 1994 to $26.6 million for the twelve months ended June 30, 1997
Exhibit 11 provides a schedule of loan originations, purchases, sales and repayments.


Delinquencies and Non-Performing Assets

           Exhibit 12 presents the non-performing assets of the bank for the periods ending June 30, 1997 and June 30, 1996 and December 31, 1994, 1995, and 1996 as well as the Bank's aggregate carrying value of assets listed as substandard, doubtful, loss or "special mention" as of June 30, 1997. Exhibit 13 illustrates the Bank's historical charge-offs and recoveries and Exhibit 14 illustrates the Bank's historical Distribution of Loan Loss Allowances.

           Management reviews the Bank's loans on a regular basis. When a borrower fails to make a required payment on a loan and does not cure the delinquency promptly, the loan is classified as delinquent. In this event, the normal procedure is to make contact with the borrower at prescribed intervals in an effort to bring the loan to current status

--------------------------------------------------------------------------------
and late charges are assessed as permitted by law. If a delinquency is not cured the Bank normally commences foreclosure proceedings. If the loan is not reinstated within the time permitted, or the property is not redeemed prior to sale, the property may be sold at a foreclosure sale. Any property acquired as a result of foreclosure or by deed in lieu of foreclosure is classified as real estate owned until such time as it is sold or otherwise disposed of the by the Bank to recover its investment.

           At June 30, 1997 the Bank had no real estate owned. Real estate owned is initially recorded at the lower of cost or fair value minus cost or fair value at the date of foreclosure, establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at lower of cost or fair valueless selling costs. Costs related to the development and improvement of real estate owned are capitalized and costs relating to holding the property are charged to expenses. Accrual on interest of delinquent loans is suspended when, in management's judgment, doubt exists as to the collectability of additional interest. Interest on loans placed on nonaccrual status and generally charged off.

           The Bank's non-performing assets decreased from $1.20 million at June 30, 1996 to $1.10 million or 0.96 percent of assets at June 30, 1997. At June 30, 1997 the Bank had total assets of $1.1 million listed substandard and $1.3 million as "special mention".

           At June 30, 1997 the Bank's allowance for loan losses was $617 thousand or approximately 56 percent of non-performing assets. At December 31, 1996 the Bank's allowance for loan losses was only $388 thousand or approximately 31 percent of non-performing assets.

                             INVESTMENT ACTIVITIES

           Exhibit 15 presents the composition of the Bank's securities portfolio and Exhibit 16 summarizes the maturity schedule and yield analysis of those securities as of June 30, 1997. The Bank's investment portfolio of approximately $10.032 million consisted of U.S. Government and agency securities, mortgage-backed securities, municipal bonds, interest-earning deposits in other financial institutions, and stock of the Federal Home Loan Mortgage Corporation and Federal Home Loan Bank of Atlanta.

           Exhibit 16 presents the maturity schedule of the Bank's investment portfolio. Substantially, all of the investment portfolio, except for municipal bonds, matures in five years or less and consist of approximately $2.8 million of U.S. government and agency securities, $2.4 million of interest-bearing deposits, $2.3 million of FHLB bonds, and $1.8 million of municipal bonds.

           As a member of the FHLB of Atlanta, the Bank is required to maintain an investment in stock of the FHLB equal to the greater of 1 percent of the Bank's outstanding home loans or 5 percent of the outstanding advances. At June 30, 1997 the Bank held $930 thousand of stock in the FHLB of Atlanta.

--------------------------------------------------------------------------------

                               SOURCES OF FUNDS
Deposits

           Exhibit 17 presents a summary flow of deposits at the Bank for the periods ending June 30, 1997 and for the periods ending December 1996, 1995 and 1994. Exhibit 18 presents the composition and average rate paid of the Bank's deposits by type of account for the same periods. Exhibit 19 shows composition and average rate paid information for the Bank's certificates of deposit as of June 30, 1997.

           The Bank attracts short term and intermediate term deposits from the Bank's primary market area. The Bank offers a variety of deposit accounts including passbook and savings accounts, money market accounts, and certificates of deposits ranging in maturity from three months to five years. The Bank does not solicit or accept brokered deposits.

           At June 30, 1997 approximately 75 percent of the Bank's deposits consisted of certificates of deposit, 12 percent of the Bank's deposits consisted of passbook and statement savings accounts, 12 percent consisted of interest-bearing transaction accounts and less than 2 percent consists do non-interest-bearing transaction accounts. Approximately 14 percent of the Bank's deposits consisted of Jumbo ($100,000 or more) certificates of deposit.

           The Bank's deposit base has increased from $85.1 million at December 31, 1994 to $95.9 million at June 30, 1997.


Borrowed Funds

           The Bank is a member of the FHLB of Atlanta with borrowing privileges from that institution. In recent years the Bank has availed itself of those privilege from time to time. At June 30, 1997 the Bank had outstanding borrowings of $1 million from the FHLB.

                                 SUBSIDIARIES

           The Bank does not currently have any active service corporations.

--------------------------------------------------------------------------------

                            PROPERTY AND EQUIPMENT

           The Bank currently operates out of a single office, which is owned by the Bank and located in downtown Mooresville.

                                                      Property and Equipment
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
                                        Net Book
                                         Value               Market Value            Square Feet           Year in Place
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Mooresville                           $125,620               $1,138,310                16,644                   1964
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Cornelius                             $174,680               $1,085,530                 2,000                   1985
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Huntersville                          $137,625                 $288,090                 2,000                   1982
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Furniture, Fixture                    $106,303               $1,000,000                   NA                     NA
& Equipment                                                    (est.)
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------
Total                                 $544,228               $3,511,930                   NA                     NA
------------------------------ ----------------------- ----------------------- ----------------------- -----------------------


                                  MANAGEMENT


                            Officers and Directors

Directors

                 The Bank has a six member Board of Directors which includes one inside director (CEO George Brawley). The Board has extensive and valuable business experience and relationships in the community. Individual members of the Board and their vitaes are:

           . George W. Brawley, Jr., 64; Mr. Brawley is President of Mooresville
             Savings, having served in this capacity since 1973. He joined the institution in 1957. He has been a Director of the Bank since 1968.

           . Dr. Calvin E. Tyner, 73; Mr. Tyner has been a director since 1963 and has served as Chairman of the Board since 1990. He is a retired veterinarian.

           . Donald R. Belk, 65; Mr. Belk has been a director since 1974. He is
             President of E.F. Belk & Son Electrical Contractors, Inc.

           . Claude U. Voils, 68; Mr. Voils has been a member of the board since
             1970. He is a retired chemist from National Starch, Inc.

           . Jack G. Lawler, 69; Mr. Lawler has been a director since 1994. Mr.
             Lawler, retired, was president of Taltronics Corp.

--------------------------------------------------------------------------------

           . Willis L. Barnette, 68; Mr. Barnette has been a director since
             August 1996. He is the President of Custom Products, Inc.

Officers

             In addition to CEO Brawley, senior management is made up of:

           . Dale W. Brawley, 40; Executive Vice President and Treasurer. Mr.
             Brawley oversees the Bank's lending and investments and is responsible for day-to-day operations. He has been associated with the Bank since 1980 and has held his current position since 1989.

           . Billy R. Williams, 37; Comptroller and Secretary. Mr. Williams is responsible for financial analysis and controls in the Bank and has been associated with the institution since 1986, holding his current position since 1990.

           . D. Glenn Jones, 43; Vice President. Mr. Jones serves as the chief lending officer of the Bank and has been associated with the Bank since 1986. Prior to assuming his current position in 1993 he served as a branch manager and loan officer.

           . Richard E. Woods, 47; Vice President. Mr. Woods serves as the
             Bank's chief compliance officer and has been associated with the Bank since 1980. He has held his current position for 13 years.

Employees

             The Bank has 28 full time employees and 3 part-time employees, including management with extensive tenure and an annual payroll of approximately $951 thousand.



--------------------------------------------------------------------------------

                                   Section II

                              MARKET AREA ANALYSIS

Primary Market Area

           The Bank's primary market area is comprised of a fifteen mile radius emanating from its office in Mooresville in the southeast corner of Iredell County in west central North Carolina. Mooresville is located less than 30 miles north of Charlotte, approximately 15 miles south of Statesville and approximately 90 miles southwest of Winston-Salem. The area is distinguished by its proximity to Charlotte and its amenities, including Charlotte/Douglas International Airport, less than 40 minutes from Mooresville and by Mooresville's close proximity to Lake Norman, the largest lake in the state, and its recreational opportunities. Transportation in the area is excellent. Mooresville is located within 15 miles of three interstate highways and has rail service. Mooresville is historically a working class mill town surrounded by rural agriculture development. However, with the growth of Charlotte and increased use of Lake Norman, the area has been transformed into an upscale bedroom community of Charlotte. There are now over 450,000 people living within a 25 mile radius of Mooresville, which such radius does not include the city of Charlotte. These factors contributed to one recent survey's ranking of the Mooresville area as the fifth best submarket for new business in the country. Mooresville also has one of the few independent school districts in the state, permitting local control and superior funding of elementary and secondary schools which have made the community attractive to young families.

           Mooresville's location in the southeast corner of Iredell County and its two branch offices in neighboring Mecklenburg County provide it close proximity and market access to at least four counties. Most of the bank's loans and deposits are based in southeastern Iredell County, however, such that Iredell County demographic and economic statistics are the most accurate reflection of the Bank's marketplace. Comparable data on Mooresville is not regularly produced.

Market Area Economy

           The market economy is dominated by textile mills, NASCAR facilities, and public or quasi-public employers such as the government, schools, and hospitals.

--------------------------------------------------------------------------------


                                         Employment By Industry
                                             Iredell County
                                               June 1996
Manufacturing                                    36%
Retail Trade                                     20%
Services                                         17%
Government                                       12%
Construction                                      5%
Wholesale Trade                                   4%
Transportation/Communication/Utilities            3%
Finance, Ins, Real Estate                         2%
Agriculture                                       1%
Mining                                  less than 1%


           The largest employers in the county, the number of employers, their industry and their location are referenced below:

                                               Major Employers in Iredell County (1996)
Employer                                                    Employees                Industry                 Location
--------                                                    ---------                --------                 --------
Iredell Memorial                                               1100                  Hospital               Statesville
Iredell Statesville Schools                                    1700                   Schools             Iredell County
Burlington Industries                                          755                   Textiles               Mooresville
ASMO of NC, Inc.                                               800                   Electric               Statesville
Draymore Manufacturing                                         850                   Textiles               Mooresville
Matsushita Compressor Co.                                      640                 Manufacturing            Mooresville
Clark-Hurth Components                                         600                 Manufacturing            Statesville
Bienfancy Paper Products                                       586                 Manufacturing            Statesville
Mooresville Graded School District                             438                    Schools               Mooresville
Lake Norman Regional Medical Center                            400                  Health Care             Mooresville

Source: Economic Development Office



           Employment in Mooresville and surrounding communities is strong. Iredell County unemployment rates are historically below that of the national average and, in recent years, have also been lower than North Carolina rates.

--------------------------------------------------------------------------------

                                                           Unemployment
------------------------- -------------- -------------- --------------- ---------------- ----------------- -------------------
                              1992           1993            1994            1995              1996              Latest
------------------------- -------------- -------------- --------------- ---------------- ----------------- -------------------
U.S.                          7.5%           6.9%            6.1%            5.6%              5.4%               5.0%
------------------------- -------------- -------------- --------------- ---------------- ----------------- -------------------
North Carolina                5.9%           4.9%            4.4%            4.3%              4.3%               3.6%
------------------------- -------------- -------------- --------------- ---------------- ----------------- -------------------
Iredell County                5.3%           3.6%            3.0%            3.4%              3.4%               3.1%
------------------------- -------------- -------------- --------------- ---------------- ----------------- -------------------
Mooresville                    NA            4.0%            3.4%            3.9%               NA                 NA
------------------------- -------------- -------------- --------------- ---------------- ----------------- -------------------


Income and Income Trends


Mooresville can be characterized as a burgeoning bedroom community. Historically a working mill town, Mooresville is now the center of middle income and upscale residential development. Local population and employment growth exceed state and national averages. Per capita and household income for the Mooresville area exceed state and national averages and are expected to continue to grow at a healthier pace.

                                                   Median Household Income Data
------------------------- ------------------- ------------------ -------------------- --------------------
                                Median              Median             Median              Estimated
                               Household           Household          Household             Growth
                                Income              Income             Income               Median
                                (1989)              (1993)             (1997)              Household
                                                                                           Income to
                                                                                             2002
------------------------- ------------------- ------------------ -------------------- --------------------
U.S.                           $30,056             $32,859             $36,961               13.7%
------------------------- ------------------- ------------------ -------------------- --------------------
North Carolina                 $26,647             $29,014             $35,818               21.7%
------------------------- ------------------- ------------------ -------------------- --------------------
Iredell County                 $28,067             $30,987             $36,554
------------------------- ------------------- ------------------ -------------------- --------------------
Mooresville                    $23,292             $36,544             $42,402               26.6%
------------------------- ------------------- ------------------ -------------------- --------------------

                                                    Household Income Distribution
------------------------- --------------- ------------------- ----------------------- -----------------------
                              Poverty         Household             Household               Household
                               Rate         Income less than     Income less than     Income greater than
                              (1989)           $25,000               $25,000                 $100,000
                                               (Prcnt)               (Prcnt)                 (Prcnt)
                                                                     (1997)                  (1997)
------------------------- --------------- ------------------- ----------------------- -----------------------
U.S.                          13.1%              41.8                  32.1                    8.0
------------------------- --------------- ------------------- ----------------------- -----------------------
North Carolina                13.0%              46.8                  32.6                    6.3
------------------------- --------------- ------------------- ----------------------- -----------------------
Iredell County                 9.4%              44.3
------------------------- --------------- ------------------- ----------------------- -----------------------
Mooresville                    5.3%              49.8                  24.3                    8.3
------------------------- --------------- ------------------- ----------------------- -----------------------

--------------------------------------------------------------------------------


                                                             Income Data
------------------------------ ---------------------------- ----------------------------- -------------------------------------
                                Per Capita Income (1989)      Per Capita Income (1993)          Per Capita Income (1997)
------------------------------ ---------------------------- ----------------------------- -------------------------------------
U.S.                                     $14,420                      $16,173                           $18,100
North Carolina                           $12,885                      $14,405                           $17,515
Iredell County                           $13,000                      $14,623
Mooresville                              $15,841                      $16,848                           $20,014
------------------------------ ---------------------------- ----------------------------- -------------------------------------

Population Base and Growth

           Iredell County had a population of 103,462 in 1995 in 46,620 households and the city of Mooresville's population was 34,620 with an estimated 13,345 households. County population growth outpaced both the national and state averages from 1990 to 1995 increasing a total of 11.3 percent, but the population of Mooresville increased nearly twice as much, 20.2 percent, during the same period. County population is expected to continue twice as fast as the national average and local growth is expected to far exceed national and county growth through the rest of the decade.

                                                              Population
------------------------- ---------------------- ------------------ ------------------ ------------------- -------------------
                                                                                                               Projected
                                                                       Population         Population           Population
                             Population             Population       Growth 1990-95          1995              Growth to
                             1980 (,000)               l990              (,000)             (,000s)              2000
------------------------- ---------------------- ------------------ ------------------ ------------------- -------------------
U.S.                            226,542.2            248,709.9            5.6%             262,755.3              4.5%
------------------------- ---------------------- ------------------ ------------------ ------------------- -------------------
North Carolina                   5,880.1              6,628.7             8.6%             7,195.238              8.1%
------------------------- ---------------------- ------------------ ------------------ ------------------- -------------------
Iredell County                   82.538               92.931              11.3%             103.462               8.9%
------------------------- ---------------------- ------------------ ------------------ ------------------- -------------------
Mooresville                      23.052               28.791               20.2%             34.620              22.5%
------------------------- ---------------------- ------------------ ------------------ ------------------- -------------------

                                                   Households and Projected Growth
------------------------- ----------------------- ----------------------------- ---------------------------------------------

                             Total Number             Total Number of
                             of Households              Households                      Projected Growth in Number
                             (1995) (,000)             (1990) (,000)                      of Households to 2000
------------------------- ----------------------- ----------------------------- ---------------------------------------------
U.S.                              97,061                     91,947                                 6.5%
------------------------- ----------------------- ----------------------------- ---------------------------------------------
North Carolina                    2,730                       2517                                 10.0%
------------------------- ----------------------- ----------------------------- ---------------------------------------------
Iredell County                   46.620                     35.573                                 11.1%
------------------------- ----------------------- ----------------------------- ---------------------------------------------
Mooresville                      13.345                     11.102                                 24.4%
------------------------- ----------------------- ----------------------------- ---------------------------------------------

           Mooresville has a sizable elderly population. Over 13.7 percent of its residents are over 65, compared to state and national averages of approximately 12.6 percent. The

--------------------------------------------------------------------------------
median age of the community is 36.3 compared to a national average of 34.8 and a statewide average of 35.3.

           Iredell County residents do not have the same level of higher education as the state and national averages. Data is unavailable for the Mooresville area, but it is believed that the educational levels of the Mooresville area are comparable to the state average.

                                                           Demographic Data
---------------------------- ------------------------------ --------------------- --------------------- -------------

                                  Population over 65             Median Age           High School            BA
---------------------------- ------------------------------ --------------------- --------------------- -------------
U.S.                                     12.7%                      34.8                 75.2%             20.3%
---------------------------- ------------------------------ --------------------- --------------------- -------------
North Carolina                           12.5%                      35.3                 70.0%             17.4%
---------------------------- ------------------------------ --------------------- --------------------- -------------
Iredell County                           13.6%                      36.1                 66.5%             11.8%
---------------------------- ------------------------------ --------------------- --------------------- -------------
Mooresville                              13.7%                      36.3
---------------------------- ------------------------------ --------------------- --------------------- -------------

           The housing stock in Mooresville is characterized by older smaller homes in town and newer upscale sub-divisions near Lake Norman. Housing values in Iredell County are slightly below the state average. Though official data for Mooresville is unavailable it is believed that median home values in the area are comparable or exceed state averages. Owner-occupancy is generally higher and vacancies lower in Iredell County than the state and nation in general.

                                                            Home Ownership
-------------------------- ------------------ --------------------- ------------------ ------------------- -------------------
                                Median           Prcnt Homes                                                    Vacant
                                 Home              Owner                                                       Units (as
                                Value             Occupied              Homes w/              Home              percent
                                (1990)             (1990)               Mortgages           Elsewhere         total units)
-------------------------- ------------------ --------------------- ------------------ ------------------- -------------------
US                              $79,100              64.2%                65.2%               9.8%               10.1%
-------------------------- ------------------ --------------------- ------------------ ------------------- -------------------
North Carolina                  $65,800              68.0%                44.6%              10.1%               10.7%
-------------------------- ------------------ --------------------- ------------------ ------------------- -------------------
Iredell County                  $63,300              75.1%                                   10.4%                9.2%
-------------------------- ------------------ --------------------- ------------------ ------------------- -------------------
Mooresville                     $63,300              74.0%
-------------------------- ------------------ --------------------- ------------------ ------------------- -------------------


                                                        Housing Stock
---------------------------- -------------------- ------------------------- -------------------------- -----------------------
                                   Total               Detached Homes             Prcnt Units              Prcnt Units
                                  Housing              as a Prcnt of              Constructed              Constructed
                                   Units                   Total                  prior to 1939              1980-90
---------------------------- -------------------- ------------------------- -------------------------- -----------------------
United States                    91,947,410                59.0%                      18.4%                     20.7%
---------------------------- -------------------- ------------------------- -------------------------- -----------------------
North Carolina                    2,517,026                64.9%                       9.9%                     28.6%
---------------------------- -------------------- ------------------------- -------------------------- -----------------------
Iredell County                       39,191                70.0%                      11.9%                     26.9%
---------------------------- -------------------- ------------------------- -------------------------- -----------------------
Mooresville                          10,033                70.1%                      12.0%                     29.1%
---------------------------- -------------------- ------------------------- -------------------------- -----------------------

           Residential housing construction in the Mooresville area has been booming throughout the 1990s. Residential housing construction increased 155 percent in Iredell County area since 1991, more than double the state average and more than triple the national average.


--------------------------------------------------------------------------------


Residential Housing Construction (# of units)
----------------------- ------------- ----------------- ---------------- ---------------- ---------------- --------------- ---------

                                                                                                                            Growth
                            1991            1992             1993             1994             1995             1996        (91-96)
----------------------- ------------- ----------------- ---------------- ---------------- ---------------- --------------- ---------

United States             920,420        1,083,156         1,151,847        1,299,078        1,285,650       1,353,176        47.0%
----------------------- ------------- ----------------- ---------------- ---------------- ---------------- --------------- ---------
North Carolina             38,443           48,158            53,281           62,859           61,339          65,210        69.6%
----------------------- ------------- ----------------- ---------------- ---------------- ---------------- --------------- ---------
Iredell County                672              690               855              968            1,160           1,711       154.6%
----------------------- ------------- ----------------- ---------------- ---------------- ---------------- --------------- ---------



Competition

           As larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive. Smaller institutions, such as Mooresville, will be forced to either compete with larger institutions on pricing or to identify and operate niches that will allow operating margins to be maintained at profitable levels.


County and State Deposit Share Analysis
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------

                                                  1992            1993             1994            1995             1996
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------
Iredell County
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------
Deposits (,000,000)                              $1,013          $1,005           $1,021          $1,056           $1,105
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------
Banks                                                18              18               18              13               13
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------
Branches                                             40              38               38              37               38
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------
Deposits/Branch                                 $25,330         $26,450          $26,865         $28,539          $29,076
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------
Mooresville Market Share                            7.2%            7.2%             7.0%            7.2%             7.2%
-------------------------------------------- --------------- ---------------- --------------- ---------------- ---------------

           The Bank faces strong competition for deposits, especially transaction accounts in Mooresville and surrounding county. There are eight depository institutions with 16 branches located in the city of Mooresville alone, in which Mooresville Savings consistently has approximately 22 percent of the deposit market. There are over $1.1 billion of deposits in Iredell County spread over 38 branch offices, giving the Bank a 7.2 percent share of the county's deposit market. In addition to competition from depository institutions the Bank faces significant competition for funds from the local State Employees Credit Union and the brokerage firms of Edward D. Jones and Howard Financial, also located in Mooresville. The Bank also faces significant local and regional competition for mortgage originations from depository institutions and mortgage brokers.

           The aggregate deposit base in Mooresville is increasing approximately
5.1 percent annually, principally due to economic growth in the region. Mooresville Savings has not maintained its market share, however, primarily due to increased disintermediation in recent months.

--------------------------------------------------------------------------------

           Most of the Bank's local competition for deposits comes from much larger institutions whose primary presence is outside of Mooresville and Iredell County. The average retail branch in Mooresville controls less than $23 million of deposits, slightly more than the county average, but well short of the $79 million held at Mooresville Savings' home location.



Depository Institutions, Branches and Deposits in Mooresville (,000)
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
                                                                                                                         Growth
                                       1992             1993            1994             1995             1996           1992-96
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Branch Banking and Trust                                                                 $44,564         $42,154         -5.41%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Bank of Iredell                        $18,623         $22,702          $27,147                                             NA
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Central Carolina Bank                                                                     $4,857          $6,116         25.92%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Citizens Savings Bank                  $53,794         $53,585          $50,782                                             NA
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
First Union                            $50,021         $42,077          $41,538          $47,743         $52,728          1.33%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Lincoln Bank                           $29,728         $35,010          $39,522          $44,852         $53,572         15.86%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Mooresville Savings                    $72,774         $71,864          $71,313          $75,567         $79,705          2.30%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Nations Bank                           $51,534         $58,257          $59,315          $65,863         $68,021          7.19%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Security Bank & Trust                   $2,682          $2,783           $2,440                                             NA
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Southtrust Bank                        $16,048         $12,219          $12,181          $22,264         $27,785         14.71%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
United Carolina                                                                          $24,868         $30,529         22.76%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Total Branches                              13              12               12               14              16          5.33%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Total Banks                                  8               8                8                8               8          0.00%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Total Deposits                        $295,204        $298,497         $304,238         $330,578        $360,610          5.13%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Deposits/Branch                        $22,708         $24,875          $25,353          $23,613         $22,538         -0.19%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------
Mooresville Market Share                24.65%          24.08%           23.44%           22.86%          22.10%         -2.69%
--------------------------------- ---------------- --------------- ---------------- ---------------- --------------- ---------------

--------------------------------------------------------------------------------

                           Recent Interest Rate Trends

           Interest rates fell through much of mid and late year 1995 before longer term yields began to increase in the spring of 1996. Short-term rates have remained stable, from an historical perspective, for nearly two years. Intermediate and longer-term rates rose moderately through early 1997 and appear to have stabilized or retrenched marginally in the past several months. It is believed that the Federal Reserve is generally comfortable with the recent tightening of interest rates, leveling off of the yield curve, and the stable growth of GDP, and it is anticipated that the Fed will not undertake to achieve a material change in interest rates in the near future.

------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
                                 3 Mo. T-bills     3 Yr. T-notes     Prime Rate       FHFB Mortgages        Discount Rate
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
1994                                 4.29              6.27             7.15               7.49                 3.60
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
1995                                 5.51              6.25             8.83               7.87                 5.21
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
January 1996                         5.02              5.20             8.25               7.32                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
February 1996                        4.87              5.14             8.25               7.20                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
March 1996                           4.96              5.79             8.25               7.49                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
April 1996                           4.99              6.11             8.25               7.76                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
May 1996                             5.00              6.24             8.25               7.80                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
June 1996                            5.11              6.35             8.25               8.05                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
July 1996                            5.17              6.45             8.25               8.01                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
August 1996                          5.09              6.21             8.25               8.08                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
September 1996                       5.15              6.41             8.25               7.98                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
October 1996                         5.01              6.08             8.25               7.95                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
November 1996                        5.03              5.82             8.25               7.80                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
December 1996                        4.87              5.91             8.25               7.79                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
January 1997                         5.05              6.16             8.25               7.81                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
February 1997                        5.00              6.03             8.25               7.78                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
March 1997                           5.14              6.38             8.50               7.88                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
April 1997                           5.17              6.61             8.50               8.03                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
May 1997                             5.13              6.42             8.50               8.01                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
June 1997                            4.92              6.24             8.50               7.84                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------
July 1997                            5.19              6.00             8.00               7.54                 5.00
------------------------------- ---------------- ------------------ -------------- --------------------- --------------------

--------------------------------------------------------------------------------

                                   SECTION III


                  PUBLICLY-HELD THRIFT INSTITUTION COMPARISONS

           In determining the fair market value of the Bank's common stock it is necessary to compare the financial, operating, and other characteristics of the Bank to comparable publicly traded thrift institutions. This section compares Mooresville Savings with three select groups; the universe of publicly traded thrifts (excluding mutual holding companies), a smaller select group of publicly traded thrifts (the "Comparative Group"), and recently converted thrifts. While the prices of comparable institutions are useful in determining the pro forma market value of the Bank, considerable adjustments may be required in the pricing of Mooresville Savings' to-be-issued common stock due to differences in such factors including, but not limited to, size, market area, financial strength, operating strategy, liquidity and stock market environment. The selection of the Comparative Group is equal in importance to the subsequent adjustments that will be made to the Bank's pro forma market value. The selection criteria used and the companies selected are discussed below.

SELECTION CRITERIA

           The most general relevant comparables for the Bank are thrift institutions listed on the New York Stock Exchange (NYSE), the American Stock Exchange (AMEX) as well as those traded on the national over-the-counter (NASDAQ) markets. Selection of the Comparative Group is limited to these thrifts because the existence of an active and regular trading market is imperative if the common stock is to be used as a basis for comparison. The reliability of share price data of thinly traded stocks is sometimes difficult to assess due to infrequent trades or widely varying transaction prices.

Average Pricing Ratios by Stock Exchange

           Table III.1 presents a summary of the average and median pricing for all thrifts listed in Exhibits 20-A and 20-B. The thrifts in Table III.1 are categorized by trading exchange and trading prices for all thrifts listed in the table or Exhibit 20 are as of September 1, 1997.


--------------------------------------------------------------------------------

                                  Table III.1
                      Pricing Ratios by Trading Exchange
                       (Prices as of September 1, 1997)


----------------------------------------------------------------------------------------------------------------------------------
                                        Price Divided By
----------------------------------------------------------------------------------------------------------------------------------
                                           Earnings                 Book Value                 Tang BV                Assets
----------------------------------------------------------------------------------------------------------------------------------
All Public Thrifts (407)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        29.3                        152                     158                  17.6
----------------------------------------------------------------------------------------------------------------------------------
Median                                         23.3                        137                     142                  15.3
----------------------------------------------------------------------------------------------------------------------------------
AMEX (26)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        27.5                        135                     151                  16.9
----------------------------------------------------------------------------------------------------------------------------------
Median                                         24.1                        125                     129                  14.8
----------------------------------------------------------------------------------------------------------------------------------
NASDAQ (368)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        29.6                        151                     156                  17.8
----------------------------------------------------------------------------------------------------------------------------------
Median                                         23.3                        137                     142                  15.4
----------------------------------------------------------------------------------------------------------------------------------
NYSE (13)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        24.7                        196                     215                  13.7
----------------------------------------------------------------------------------------------------------------------------------
Median                                         19.4                        187                     194                  10.4
----------------------------------------------------------------------------------------------------------------------------------

           The Bank will apply to have the common stock of Coddle Creek Financial Corp. listed on the Nasdaq National Market System if it is determined that the common stock is eligible for such quotation. In the event the common stock does not qualify for quotation on the Nasdaq National Market System the Bank intends to list the common stock over-the-counter through the National Daily Quotation System "Pink Sheets" and request Trident Securities to match buy and sell orders for the common stock. Because price quotations on the Pink Sheets may not be updated or available on a timely basis and because it is anticipated that very few shares of the common stock of the Company will be available for sale it is anticipated that the liquidity of this issue will be very limited which such liquidity could be reflected in the trading price of the Stock.

           Since approximately 90 percent of all public thrifts are NASDAQ listed, NASDAQ pricing ratios are generally comparable to all public thrift averages. The largest contrast in pricing ratios is between NASDAQ and NYSE, which such disparities reflect the different characteristics of the thrifts in each exchange. NYSE thrifts are generally significantly larger than NASDAQ thrifts, but are not as well as capitalized. Accordingly, the price-to-assets ratio of the NYSE thrifts is lower and the price-to-book value ratios are higher than NASDAQ thrifts.




--------------------------------------------------------------------------------

Average Pricing Ratios By Geographic Region

           Further consideration must be given to geographic location given that the operating and competitive environment and equity market valuation for institutions varies from state to state or region to region as a result of different economic, legal and regulatory factors. Table III.2 summarizes the average and median pricing ratios for publicly traded thrifts in the various regions of the country as of September 1, 1997.

                                  Table III.2
                     Pricing Ratios by Geographical Region
                       (Prices as of September 1, 1997)


----------------------------------------------------------------------------------------------------------------------------------
                                        Price Divided By
----------------------------------------------------------------------------------------------------------------------------------
                                           Earnings                 Book Value                 Tang BV                Assets
----------------------------------------------------------------------------------------------------------------------------------
All Public Thrifts (407)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        29.3                        152                     158                  17.6
----------------------------------------------------------------------------------------------------------------------------------
Median                                         23.3                        137                     142                  15.3
----------------------------------------------------------------------------------------------------------------------------------
Southeast (61)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        31.2                        170                     178                  22.9
----------------------------------------------------------------------------------------------------------------------------------
Median                                         27.3                        146                     146                  17.7
----------------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic (88)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        28.7                        157                     168                  16.1
----------------------------------------------------------------------------------------------------------------------------------
Median                                         22.9                        147                     151                  14.1
----------------------------------------------------------------------------------------------------------------------------------
Midwest (155)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        31.7                        136                     139                  17.7
----------------------------------------------------------------------------------------------------------------------------------
Median                                         24.0                        120                     121                  16.1
----------------------------------------------------------------------------------------------------------------------------------
Northeast (46)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        18.0                        166                     173                  14.5
----------------------------------------------------------------------------------------------------------------------------------
Median                                         15.2                        160                     166                  13.0
----------------------------------------------------------------------------------------------------------------------------------
Southwest (13)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        29.4                        134                     140                  16.9
----------------------------------------------------------------------------------------------------------------------------------
Median                                         25.7                        127                     127                  17.1
----------------------------------------------------------------------------------------------------------------------------------
Western (44)
----------------------------------------------------------------------------------------------------------------------------------
Average                                        33.6                        163                     170                  13.6
----------------------------------------------------------------------------------------------------------------------------------
Median                                         28.1                        152                     160                  13.1
----------------------------------------------------------------------------------------------------------------------------------

           As illustrated in Table III.2, Southeast thrifts as a region exhibit some of the highest pricing ratios in the country. Only western thrifts exhibited higher average and median price-to-earnings ratios. The region had the highest price-to-book value, price-to-tangible-book value and price-to-assets ratios in the country, though the median ratios were slightly lower.


--------------------------------------------------------------------------------

SELECTION PROCEDURE

           From the universe of publicly traded thrifts a more select group of comparable companies was chosen based on further criterion. In screening to develop the appropriate comparative group the first criterion tested were asset size and market value. Only firms with assets under $200 million and a market value below $80 million were considered. Asset and market size were determined to be important because they reflect not only the earnings capacity of the institution, but also its limited liquidity.

           Also considered of principal importance in selecting a comparative group were key financial condition and financial performance ratios; primarily the capital to asset, return on average asset, and return on average equity ratios. After consideration of conversion proceeds and pro forma earnings Mooresville Savings will have exceptionally strong capital ratios, average return on average assets, but a low return on equity. Only those institutions with capital/asset ratios in excess of 14 percent, with return on assets in excess of 0.50 and less than 1.50 percent and return on average equity ratios less than 8 percent were considered further.

           Mooresville Savings Bank, SSB serves a southeastern rural/suburban market and its limited market value and liquidity will make it most attractive to stockholders in the Bank's general geographic region. Consequently, the Comparative Group was further narrowed down by eliminating first those institutions outside of Mooresville Savings' broad geographic region. As a result, only four thrifts (three in Ohio and one in Indiana) are outside of the southeast region were considered.

           A final consideration for inclusion in the Comparative Group was the composition of an institution's lending portfolio. Mooresville Savings is a traditional one-to-four family portfolio lender. The thrifts chosen for the Comparative Group are also primarily traditional portfolio lenders with low concentrations of non-mortgage lending.

           As previously stated the Comparable Group was selected only from publicly traded (NASDAQ, NYSE, AMEX) companies because these companies have established trading markets which, for larger or more frequently traded thrifts, are presumed to be accurate reflections of the Bank's market value.

           Institutions whose market prices are believed to be affected by proposed mergers or acquisition were not considered as part of the Comparative Group because these institution's prices tend to be distorted by speculative considerations and therefore, are unreliable indicators of the market's valuation.

           The selection criterion discussed above were employed in identifying thrifts, which, by virtue of location, size and operating characteristics and financial condition and performance are deemed to be most comparable in nature to the Bank. These thrifts, their location, asset size, and other summary data are presented in Exhibit 21 and detailed information on the Comparative Group is presented in Exhibits 21 through 30.


--------------------------------------------------------------------------------

            Few companies are directly comparable on all factors, but in the aggregate the Comparative Group has financial figures very similar to Mooresville Savings. The average asset size of the Comparative Group is $106 million, the average capital-to-asset ratio is 26.1 percent, the average market capitalization was $31 million, and the average ROAA and ROAE were 1.00 percent and 3.88 percent respectively.

REVIEW OF COMPARATIVE GROUP

           Bedford Bancshares, Inc., Bedford, Virginia is the holding company for Bedford Federal Savings Bank with three area offices and 36 employees. As of the most recently available date, Bedford Bancshares had $135 million in assets and a market capitalization of $28 million. Bedford Bancshares is well capitalized with a capital/asset ratio of 14.1 percent has strong core earnings yielding an ROAA of 1.00 percent. Because its capital level is lower and its earnings higher than the Bank its return on average equity of 6.97 percent is also higher than the Bank and highest in the Comparative Group. Bedford Bancshares is generally a traditional thrift lender with excellent credit quality and title and credit life insurance operations. It has exhibited consistent loan, asset, and deposit growth since its conversion in August 1994.

           Classic Bancshares, Inc. Ashland, Kentucky, is the holding company for Classic Bank and operates three full-service offices with $130 million in assets. Classic is well capitalized with a capital-asset ratio of 14.9 percent. For the latest reported four quarters Classic's return on average assets was
0.49 percent and its return on average equity was 2.74 percent. Classic is primarily a real estate portfolio lender with similar loan distributions, loan quality and reserve levels to the Bank. It's non-performing assets-to-total asset ratio was 0.94 percent at June 1997 and its reserves-to-NPA ratio was 65 percent. Classic had an interest-earning asset-to-interest bearing liability ratio of 111 percent and a net interest margin of 3.75 percent at June 1997, also similar to the Bank's financial condition. Classic converted to stock form in December 1995 and has exhibited considerable growth since that time. Classic has a market capitalization of $18 million.

           FFD Financial Corporation, Dover, Ohio, is the holding company for First Federal Savings Bank of Dover. FFD is a unit bank with $85 million in assets. FFD's capital ratio of 24.7 percent is similar to the proforma ratio of the Bank. Likewise, FFD's return on average assets and return on average equity of 0.77 percent and 3.22 percent are similar to the Bank's. FFD is a traditional thrift portfolio lender with outstanding credit quality. Like the Bank FFD has seen its loans and assets increase faster than its deposit base. FFD converted in April 1996 and has a market capitalization of $21 million.

           First Lancaster Bancshares, Inc. Lancaster, Kentucky, is the holding company for First Lancaster Federal Savings Bank, a unit bank with only $40 million in total assets. First Lancaster is highly capitalized with a capital to asset ratio of 34.2 percent. As a result, despite its relatively high return on average assets of 1.13 percent its return on average equity is only 3.53 percent. Unlike the Bank First Lancaster is heavily invested, but its loan portfolio is concentrated in real estate loans. First Lancaster's ratio of non performing assets to total assets was 0.75 percent and its ratio of reserves to non-performing assets was only 32 percent. First Lancaster has exhibited significant asset

--------------------------------------------------------------------------------
growth, but has suffered deposit decay over the past year, primarily because it converted in July 1996. First Lancaster has a market capitalization of $15 million.

           Green Street Financial Corp., Fayetteville, North Carolina is the holding company for Home Federal Savings of Fayetteville and operates three offices with total assets of $175 million and 31 employees. Green Street is extremely well-capitalized with a capital-to-asset ratio of 36.3 percent. As a result of its high capital level Green Street's return on average equity is only
3.88 percent despite its 1.37 percent return on average assets. Green Street is almost exclusively a residential real estate lender with excellent credit quality. Green Street reported a one year interest-rate gap of negative 17.53 percent. Unlike the Bank, Green Street has exhibited asset and loan decay as well as deposit decay over the past year. Green Street converted in April 1996 and has a market capitalization of $79 million.

           Harrodsburg First Financial Bancorp, Inc., Harrodsburg, Kentucky, is the holding company for First Federal Savings Bank of Harrodsburg which operates two local offices with 15 full time employees. As of the most recently available date, Harrodsburg had $109 million in assets and a market capitalization of $31 million. Harrodsburg is well capitalized with a capital/asset ratio of 26.9 percent. It's 1.03 percent ROAA yielded a 3.80 percent return on average equity. Harrodsburg is traditional thrift lender with only 2 percent non-mortgage loan balances. Harrodsburg has exhibited flat growth. Harrodsburg converted in October 1995.

           Kentucky First Bancorp, Inc., Cynthiana, Kentucky is the holding company for First Federal Savings Bank and operates two local offices with 22 employees. As of the most recently available date Kentucky First had $89 million in assets and a market capitalization of $16 million. Kentucky First has a strong capital base equal to 16 percent of assets which generates a 0.87 percent ROAA and a modest ROAE of 4.48 percent. Kentucky First is a traditional thrift lender with a non-mortgage lending portfolio equal to less than 4 percent of total assets. Kentucky first has displayed modest growth since its 1995. Kentucky First is one of only three institutions in the Comparative Group traded AMEX.

           Marion Capital Holdings, Inc. , Marion, Indiana is the holding company for First Federal Savings Bank which operates two full-service offices with $86 million in assets and 31 employees. Marion is highly capitalized with a capital-to-asset ratio of 22 percent. Combined with a healthy 1.40 percent return on average assets Marion has a 6.10 percent return on average equity, the second highest in the Comparative Group. Marion is almost exclusively a residential and construction real estate lender with a non-performing asset to total asset ratio of 0.81 percent, similar to the Bank. and a positive one year interest rate gap of 8.06 percent. As with the Bank, Marion's loans are increasing both faster than its assets and deposits. Marion converted to stock form in 1993 and has a market capitalization of $41 million.

           Peoples Financial Corporation, Massillon, Ohio, is the holding company for Peoples Federal Savings and Loan Association with two full service offices and $86 million in assets. Peoples has a capital-to-asset ratio of 27 percent, a return on average


--------------------------------------------------------------------------------
assets of 0.59 percent and a return on average equity of 2.31 percent. Peoples is exclusively a real estate portfolio lender with outstanding credit quality and has a net interest margin of 3.53 percent. Peoples converted to stock form in September 1996 and has experienced asset growth since that time but significant loan and deposit decay. It has a market capitalization of $25 million.

           Scotland Bancorp, Inc. Laurinburg, North Carolina is the holding company for Scotland Savings Bank and operates three full-service branches with $69 million in assets. Scotland has the highest capital-to-asset ratio in the Comparative Group at 37 percent. As a result, despite its healthy 1.41 percent return on average assets, its return on average equity is still only 3.89 percent. Scotland makes more commercial loans than any bank in the Comparative Group, but they still represent less than 4 percent of its total assets. As a result, its is still primarily a portfolio residential real estate lender and has excellent credit quality. Scotland's footings have been relatively constant for the past year. Scotland converted to stock form in April 1996 and has a market capitalization of $35 million. It is one of only three banks in the Comparative Group traded AMEX.

           South Carolina Community Bancshares, Winnsboro, South Carolina is the holding company for Community Federal Savings & Loan Association operating one local office. As of the latest available date South Carolina Community had total assets of $46 million and a market capitalization of $15 million. South Carolina Community is highly capitalized with a capital to asset ratio of 26 percent yielding a 0.83 percent ROAA and a 3.00 percent ROAE. It is a traditional portfolio thrift lender with a negative one year gap of approximately 35 percent and less than 1 percent of its assets invested in non-mortgage loans. South Carolina Community has exhibited low asset growth, modest deposit growth.

           Stone Street Bancorp, Inc., Mocksville, North Carolina is the holding company for Mocksville Savings Bank which operates two full service offices with $106 million of assets and a capital-to-asset ratio of 29 percent. Stone Street has a 1.44 percent return on average asset ratio, the highest in the Comparative Group, but only a 4.05 percent return on average equity. Stone Street is a portfolio lender with less than 1 percent of its loans in non real estate lending and it has outstanding loan quality. As the Bank, Stone Street's loans are increasing faster than its assets and deposits. Stone Street has the highest reported one year interest rate gap in the Comparative Group at negative 26.86 percent. Stone Street converted to stock form in April 1996 and has a market capitalization of $40 million. It is one of only three institutions in the Comparative Group that is traded AMEX.

           Westwood Homestead Financial, Cincinnati, Ohio is the holding company for Westwood Homestead Savings Bank which operates two full service offices with $135 million in assets. Westwood is highly capitalized with a capital-to-assets ratio of 29 percent. With a return on average assets of 0.69 percent its return on average equity is only 2.45 percent. Westwood is exclusively a real estate lender with excellent credit quality and a one year interest rate gap of negative 9.35 percent. Westwood has had substantial asset and loan growth since its conversion in September 1996, with marginal deposit decay. Westwood has a market capitalization of $43 million.

--------------------------------------------------------------------------------

                     COMPARATIVE GROUP COMPOSITE PERFORMANCE

           Nine of the Comparative Group companies are located in the southeast. Four are located in Kentucky, three each in North Carolina and Ohio, and one each in Virginia, Indiana and South Carolina. Generally, these thrifts operate in suburban to rural moderate growth areas. All of the thrifts converted since 1994 and two since September 1996

           Exhibits 22 and 23 present summary ratios detailing the financial performance and capital condition, respectively, of the Comparative Group, North Carolina thrifts, Southeastern thrifts and Mooresville Savings.

           All of the comparative group thrifts are highly capitalized institutions with capital to asset ratios ranging from 14.2 percent for Bedford Bancshares to 37.0 percent for Scotland Bancorp with an average ratio of 26.1 percent. Each of the 13 thrifts in the comparative group generate a healthy return on average assets, ranging from a low of 0.49 percent for Peoples Financial Corporation to a high of 1.44 percent for Stone Street Bancorp with an average of 1.00 percent. Because of the high capital levels the average return on average equity for the Comparative Group is only 3.88 percent, ranging from a low of 2.31 percent for Peoples Financial Corporation to a high of 6.97 percent for Bedford. On a pro forma basis Mooresville Savings has a capital to asset ratio of 24.1 percent, return on average assets of 0.75 percent and return on average equity of 2.92 percent, both slightly below the Comparative Group averages and medians.

           The Comparative Group is generally small in asset size and market value. Six of the institutions have asset bases below $100 million and only Green Street Financial, with $174 million and Marion Capital with $173 million in assets, are larger than $150 million. First Lancaster Banchares, with $40 million in assets and South Carolina Community with only $46 million in assets are the only two in the Comparative Group with assets below $50 million. The average total asset size for the Comparative Group is $106 million. Green Street is the only institution in the Comparative Group with over $50 million in market capitalization. The smallest market capitalized thrift is First Lancaster with only $15.0 million. The average market capitalization for the Comparative Group is $31.4 million. On a pro forma basis Mooresville Savings had approximately $134 total assets at June 30, 1997.

           Exhibit 24 presents the loan portfolio composition of the Comparative Group. The Comparative Group is composed of primarily thrift lenders concentrating in real estate mortgage lending. The average volume of loan originations for the Comparative Group is $28.9 million, marginally above the Bank's volume of $26.6 million which, in turn, is marginally above the Comparative Group median of $24.9 million. Substantially, all of the institutions are exclusively portfolio lenders. On average 61 percent of the Comparative Group's regulatory assets and 82 percent of their lending portfolio are invested in 1-4 family mortgages compared to 70 and 80 percent respectively for Mooresville Savings. Only two of the Comparative Group companies have non-mortgage

--------------------------------------------------------------------------------
loan portfolios exceeding 5 percent of assets and the average ratio of non-mortgage loans to assets is 3 percent compared to less than one percent for Mooresville Savings.

           Exhibit 25 presents additional balance sheet composition data for the Comparative Group and Mooresville Savings. The average loan to deposit ratio of the Comparative Group is 112 percent, only slightly higher than Mooresville Savings' 105 percent ratio. If depositors convert deposits to shares in the conversion, however, the Bank's loan to deposit ratio will increase closer to the Comparative Group's. The average loan-to-asset ratio of the Comparative Group is 74 percent, less then the Bank's ratio of 88 percent, but as the conversion inflates assets the Bank's ratio will trend towards the Comparative Group's Mooresville Savings' deposit to asset ratio is approximately 84 percent compared to the Comparative Group average of 73 percent. On most other key balance sheet ratios, such as cash and securities, mortgage-backed securities, REO, capitalized servicing and intangibles the composite balance sheet of the Comparative Group is similar to Mooresville Savings'.

           Exhibit 26 illustrates the recent growth of assets, loans and deposits of the Comparative Group and Mooresville Savings. Mooresville Savings has exhibited 3.8 percent asset, 2.7 percent deposit and 7.2 percent loan growth. The average annualized asset growth of the Comparative Group is 13.4 percent (though the median is 5.3 percent) which partly reflects an increase due to conversion assets, but loan growth has averaged only 1.2 percent and deposits have increased at an average annual rate of 6.4 percent (thought the median was negative 0.3 percent).

           Exhibit 27 addresses some of the risk ratios of the Comparative Group and Mooresville Savings. The reserves to non-performing asset ratio of the Comparative Group is 157 percent compared to only 56 percent for the Bank. The asset quality of the Comparative Group is generally superior with an average NPA + 90 days/asset ratio of 0.45 percent. Mooresville Savings non-performing asset to total asset ratio is 1.03 percent. The Bank's one year cumulative interest rate GAP is negative 46 percent compared to a negative 13 percent for the Comparative Group.

           Exhibit 28 presents yield-cost spread analysis for the Comparative Group and Mooresville Savings. Mooresville Savings has a higher yield on earning assets, 7.95 percent, than the Comparative Group average of 7.65 percent and a lower cost of interest-bearing liabilities, 4.95 percent versus 5.01 percent for the Comparative Group, resulting in a spread of 3.01 percent for the Bank against 2.75 percent for the Comparative Group. Mooresville Savings' ratio of interest earning assets to interest bearing liabilities is 114 percent compared to 126 percent for the Comparative Group. The Bank's ratio will increase as a result of the conversion, however. The Bank's net interest margin of 3.77 percent, marginally less than the Comparative group's average of 4.01 percent.

           Exhibit 29 presents some of the capital issues of the Comparative Group. On average 1.02 percent of the Comparative Group's total common shares trade each week representing a trading volume equal to about 75 percent of the all public thrift average of 1.27 percent. The Comparative Group has institutional ownership of 6.6 percent and

--------------------------------------------------------------------------------
insider ownership of 9.6 percent. The average current dividend yield is approximately 2.6 percent.

PERFORMANCE OF RECENTLY CONVERTED THRIFTS

           An important factor bearing on the likely reception of Mooresville Savings' initial stock offering is the market reception of recently converted institutions. Exhibit 31-A shows the original offering price and pro forma pricing ratios of all thrifts which converted from mutual-to-stock form since January 1, 1996. The average and median amount of gross proceeds were $42 and $21 million. The average offering price to pro forma book value was 72 percent, the average price to pro forma earnings ratio was 21.3, and the price to assets ratio was 17.0 percent. These figures represent pro forma pricing ratios upon conversion, which generally reflect offerings completed at the "super max" or 32 percent above the midpoint. There are a number of thrifts currently in the marketing stage or pending regulatory approval with price to book value and price to earnings ratios below the averages referenced above.

           Thrift conversions in the past year have appreciated an average 31.7 percent on the first day of trading, effectively eliminating much or all of any "new issue discount" immediately. However, these thrifts tended to stabilize for a period of three months or more thereafter, as average three-month appreciation has only been 41.3 percent.


--------------------------------------------------------------------------------

                                   Section IV

                            MARKET VALUE ADJUSTMENTS

INTRODUCTION

           In order to determine the estimated pro forma market value of the Bank, certain adjustments are required to reflect the differences between the Bank and the public thrift Comparative Group. The market value adjustments made are based upon certain financial and other criterion, some of which were discussed in the previous chapter and include, among other factors; financial condition and performance, earnings quality and predictability, management, market area, expected dividend payments, and the liquidity and marketability of the to-be-issued common stock.

FINANCIAL CONDITION

           The Bank and its Comparative Group are both characterized by similar levels of excess capital. The Bank intends to leverage some of its additional capital towards modest growth and exercise cash and special cash dividends and stock buy-backs, where appropriate, to reduce its capital to asset ratio to more manageable levels. However, it is expected that the Bank will remain overcapitalized for some time to come. The average capital to asset ratio of the Comparative Group is 26.1 percent compared to a pro forma capital to asset ratio of approximately 25.5 percent for the Bank. In light of the similar capital ratios to the Comparative Group, no adjustment was made for this factor.


-----------------------------------------------------------------------------------
Average                                                        Equity/Assets
-----------------------------------------------------------------------------------
Comparative Group                                                  26.1%
-----------------------------------------------------------------------------------
North Carolina Thrifts                                             22.8%
-----------------------------------------------------------------------------------
Industry                                                           12.4%
-----------------------------------------------------------------------------------
Mooresville Savings Pro Forma                                      25.5%
-----------------------------------------------------------------------------------

ASSET QUALITY

           In general the loan quality of all the Comparative Group is excellent relative to the national thrift industry, reflecting the traditional nature of the chosen thrifts. Mooresville Savings' non-performing asset to total asset ratio of 0.96 percent is more than two times the Comparative Group average of
0.45 percent and nearly 4 times the Comparative Group median of 0.27 percent. The Bank's reserves to non performing and 90 day delinquent loan ratio is 56.2 percent, roughly one-third the Comparative Group average of 157 percent and the Comparative Group median of 144 percent. In consideration of these issues a downward adjustment has been made to the Bank's pro forma market value.


--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------
Average                              NPA/Assets                     Reserves/NPA
-----------------------------------------------------------------------------------
Comparative Group                      0.45%                          157.5%
-----------------------------------------------------------------------------------
Industry                               0.82%                          133.4%
-----------------------------------------------------------------------------------
North Carolina Thrifts                 0.60%                          117.2%
-----------------------------------------------------------------------------------
Mooresville Savings                    0.96%                           56.2%
-----------------------------------------------------------------------------------


PROFITABILITY LEVELS

           Mooresville Savings pro forma return on average assets is 0.75 percent, 25 percent below the latest return on average assets of the Comparative Group. Though Mooresville has a higher interest rate spread than the Comparative Group, this advantage is offset by the Comparative Group's lower ratio of non-interest expense and higher interest-earning-assets-to-interest-bearing liabilities ratio. The Bank, as was the entire industry, was paid a significant FDIC assessment in September, 1996. This assessment is the primary factor in reduced income for the Bank, the Comparative Group and the industry at large. Aside from this non-recurring expense neither the Bank nor the Comparative Group experienced any other significant non-recurring income factors that would distort its reported income. As a result of these consideration we have made no adjustment in the Bank's valuation for this factor.


-----------------------------------------------------------------------------------
Average                              Spread   IEA/IBL   IntExp/Assets    ROAA*
-----------------------------------------------------------------------------------
Comparative Group                     2.75%     136%        2.00%        1.00%
-----------------------------------------------------------------------------------
Industry                              2.96%     114%        2.34%        0.64%
-----------------------------------------------------------------------------------
North Carolina Thrifts                2.82%     129%        2.08%        0.79%
-----------------------------------------------------------------------------------
Mooresville Savings (*Pro Forma)      3.01%     114%        2.52%        0.75%
-----------------------------------------------------------------------------------

RETURN ON AVERAGE EQUITY

           The Bank's pro forma return on average assets is lower and its capital to assets level comparable to the Comparative Group. The compounded result of these two ratios is a return on average equity below the Comparative Group average of 3.97 percent and below the industry average of 8.36. Return on equity is a key determinant of shareholder value. As a result, we have assigned a modest discount for this factor.


-----------------------------------------------------------------------------------
Average                                                     ROAE
-----------------------------------------------------------------------------------
Comparative Group                                           3.88%
-----------------------------------------------------------------------------------
Industry                                                    4.02%
-----------------------------------------------------------------------------------
North Carolina Thrifts                                      3.89%
-----------------------------------------------------------------------------------
Mooresville Savings Pro Forma                               2.92%
-----------------------------------------------------------------------------------

--------------------------------------------------------------------------------

GROWTH AND PREDICTABILITY OF EARNINGS

           The Bank has exhibited moderate loan growth, but modest asset and deposit growth over the past year. On a composite basis the Comparative Group has exhibited higher asset growth, but lower loan growth than the Bank. Deposit growth for the Comparative Group is mixed.

           The Bank has an extremely high negative interest rate gap of approximately 54.7 percent. Of 173 public thrifts which reported interest rate gap information last quarter the highest gap was negative 41.76 for First Savings Bancorp. Only three of the 173 institutions reported interest rate gaps in excess of negative 40 percent. The median reported gap was negative 5.56 percent. The average gap for the Comparative Group was negative 11.4 percent. Moreover, the Bank has not established a regular source of non-interest income to stabilize its net income. Average non-interest income as a percent of assets is approximately 0.05 percent for the Bank compared to an average of 0.14 percent for the Comparative Group.

           The earnings of financial institutions are largely a function of changes in non-interest income and expenses and the relative sensitivity of the institution's assets and liabilities. As result of these factors sustained and predictable growth in the Bank's earnings are not assured and, given the high interest sensitivity of its lending portfolio, we have assigned a significant downward adjustment due to these factors.


----------------------------------------------------------------------------------------------------------------------
                                                   NonIntInc/              Asset                Loan           Deposit
Average                              GAP              Assets               Growth              Growth           Growth
----------------------------------------------------------------------------------------------------------------------
Comparative Group                   -11.4%             0.14%                8.9%                3.9%             1.9%
----------------------------------------------------------------------------------------------------------------------
Industry                            -6.3%              0.49%               11.9%                7.5%             9.0%
----------------------------------------------------------------------------------------------------------------------
North Carolina Thrifts              -11.4%             0.23%                8.9%                3.9%             2.8%
----------------------------------------------------------------------------------------------------------------------
Mooresville Savings                 -54.7%             0.05%               3.75%                7.2%             2.7%
----------------------------------------------------------------------------------------------------------------------

DEPOSIT COMPOSITION

           Approximately 14 percent of the Bank's deposit base (and over 18 percent of its certificates of deposit) is comprised of jumbo ($100,000 or more) certificates of deposit. The highest ratio of deposits to jumbo deposits in the Comparative Group is 23 percent and the average ratio for the Comparative Group is 10.8 percent. Jumbo deposits are generally considered to be more interest sensitive than other deposits. As a result, it would generally be expected that a significant amount of such jumbo deposits could be withdrawn from Mooresville Savings if higher rates were available elsewhere, or alternatively, if interest rates increase these deposits would be most sensitive to market changes. In conjunction with the Bank's general sensitivity to interest rates and its locally competitive deposit market the Bank's deposit composition makes it susceptible to market changes. As a result, we have assigned a modest discount for this factor.

--------------------------------------------------------------------------------

MANAGEMENT

           The Bank is managed by George Brawley Sr. who has served as Chief Executive Officer of the Bank since 1973 and has been with the Bank since 1957. Mr. Brawley has at least four other senior officers at the bank with extensive experience and tenure with the institution. While Management has considerable depth and a clear line of succession, its breadth, particularly in commercial lending and secondary marketing is limited. Accordingly, we have not adjusted market value for this factor.


DIVIDEND PAYMENTS

           The Bank has declared its intention to pay a cash dividend between 2 and 4 percent which is consistent with the Comparative Group. The payment of a cash dividend in the future will be dependent upon such factors as earnings performance, capital position, growth, and regulatory limitations. All of the Comparative Group institutions pay cash dividends with an average yield of 2.59 percent. As a result, we believe no adjustment for this factor is warranted.

LIQUIDITY OF THE ISSUE

           The Comparative Group contains only companies that are listed by the AMSE or NASDAQ and trade in the OTC market. The average market capitalization of the Comparative Group is over $31 million, the median is approximately $28 million, and only four of the Comparative Group have a market capitalization in excess of $35 million.

           The trading volume of the Comparative Group is roughly three-quarter's of the industry average. The average ratio of shares traded to shares outstanding over a weekly period was 1.02 percent for the Comparative Group and 1.27 percent for the industry average. The actual number, and market value, of shares traded is considerably below the industry average due to the smaller market capitalization of the Comparative Group. As a result, the overall liquidity of the Comparative Group, and prospectively of Mooresville Savings, is quite low.

           The Bank will apply to have the common stock of Coddle Creek Financial Corp. listed on the Nasdaq National Market System if it is determined that the common stock is eligible for such quotation. In the event the common stock does not qualify for quotation on the Nasdaq National Market system the Bank intends to list the common stock over-the-counter through the National Daily Quotation System "Pink Sheets" and request Trident Securities to match buy and sell orders for the common stock. Because price quotations on the Pink Sheets may not be updated or available on a timely basis and because it is anticipated that very few shares of the common stock of the Company will be available for sale it is anticipated that the liquidity of this issue will be very limited which such liquidity could be reflected in the trading price of the Stock. In addition, the offering price of the stock of $50 reduces the number of shares outstanding and raises the

--------------------------------------------------------------------------------
cost of standard lot sizes. As a result, of these factors it is anticipated that the stock will lack consistent liquidity and a discount is assigned for this factor.

                            MARKETING OF THE ISSUE

           The Bank's stock will be offered through a subscription and community offering by Trident Securities, Inc. The overall interest in thrift subscriptions has been varied over recent periods. In response to higher market interest rates and higher thrift appraisals usually strong demand for thrift conversion stock waned in the latter part of 1994 and several institutions, were forced to pare back their proposed initial public offerings. The market revived in 1995 and has remained moderately strong through 1996 and the first half of 1997 despite an increase in pricing ratios. There have not been any standard conversions since July 10, 1997. However, there are a number of conversions in the "pipeline."

           The board of Directors and executive officers of the Bank are purchasing approximately 9 percent of the newly-issued stock, consistent with the average insider ownership of the Comparative Group.

           As seen in Table IV.1 below the equity bull market continued on a torrid pace through the first half of 1997. The DJIA increased over 27 percent from the new year to July 31, 1997, but lost 7.3 percent in a bearish August market. The S & P 500 exhibited similar first half growth and a slightly less bearish August.

           Thrift equities rose faster than the market in general and maintained more of their gains in the bear market. Overall thrifts have appreciated 37 percent for the year despite a 3 percent decline in the previous month.

           Since OTC thrifts comprise the vast majority of public thrifts their aggregate appreciation was similar to the market. Southeastern thrifts appreciated with the overall thrift market through July, but avoided the August bear market, actually appreciating by 3 percent. Smaller thrifts appreciated less than the thrift market in general, but showed the most appreciation in the August bear market.

                                  Table IV.1
                              SNL THRIFT INDICES


---------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Percent Change Since
---------------------------------------------------------------------------------------------------------------------------------
                              29-Aug-1997   31-July-1997   31-Dec-1996  30-Dec-1995  30-Dec-1994    Dec-1996        Aug-1997
---------------------------------------------------------------------------------------------------------------------------------
All Publicly Traded              664.6          684.5         483.6        376.5        244.7         37.4            -2.9
---------------------------------------------------------------------------------------------------------------------------------
SAIF                             609.2          608.2         555.0        356.8        228.0          9.8            0.2
---------------------------------------------------------------------------------------------------------------------------------
AMEX                             200.9          197.0         192.7        137.7        105.1          4.3            2.0
---------------------------------------------------------------------------------------------------------------------------------
NYSE                             410.2          421.4         277.3        257.6        158.5         47.9            -2.7
---------------------------------------------------------------------------------------------------------------------------------
OTC                              755.6          779.9         569.7        449.5        296.8         32.6            -3.1
---------------------------------------------------------------------------------------------------------------------------------
SE                               628.7          608.6         447.2        367.2        230.1         40.6            3.3
---------------------------------------------------------------------------------------------------------------------------------
Assets less than $250 m          750.5          721.9         586.6        538.4        394.9         27.9            4.0
---------------------------------------------------------------------------------------------------------------------------------
DJIA                            7622.4         8222.6        6448.3         5117         3834         18.2            -7.3
---------------------------------------------------------------------------------------------------------------------------------
S & P                            899.5          954.3         740.7        615.9        459.3         21.4            -5.7
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

           In order to assure successful reception of an initial public offering it is necessary to offer the new purchaser a substantial new issue discount to offset the many uncertainties faced by the investor as to the liquidity and future performance of the "untested" company. Despite the rising market the prices of thrifts which converted over the past twelve months exhibited marginal appreciation after the first day of trading through the first three months of public exposure. In general, 1997 has been a bull market for equities and thrift equities specifically.

           However, the extended bull market has resulted in historically high valuations for the industry; there have been no new conversions for nearly two months; and, in stark contrast, to the rest of the year, August was a bear market in both the general and thrift equity markets. As a result, there is room for plenty of disparate views on the likely reception of new offerings in the upcoming market. In light of the conflicting signs of a long-term bull market contrasted by short term questions we have not made an adjustment for market conditions except for a new issue discount.

                                  MARKET AREA

           Mooresville Savings' primary market consists primarily of suburban/rural Iredell County which is becoming an attractive and relatively upscale bedroom community to Charlotte. The local economy is quite strong. Though the Bank operates in a very healthy demographic market, that market has attracted significant competition and more sophisticated customers that have forced it to be very price competitive and thus diminishes or offsets much of the advantage the Bank enjoys from its prime market demographics.
Accordingly no adjustment was made for this factor.

                             SUMMARY OF DISCOUNTS

           The table below summarizes the discounts applied to Mooresville Savings vis-a-vis the Comparative Group. We have made no adjustments to the Comparative Group based on the similarity of Financial Condition, Profitability, Management Quality, Dividend Payments, and Market Area. However, it was determined that the Return on Average Equity and Deposit Composition of Mooresville Savings were each slightly unfavorable relative to the Comparative Group, requiring modest discounts for each factor. A marginal discount was applied for the prospective Liquidity of the issue, in part due to its size and its trading price of $50. We have determined that the trend and risk of Mooresville Savings' income, as discussed in Growth and Predictability of Earning and Asset Quality above, constituted a significant negative for the institution, requiring a discount from the Comparative Group. Finally, we applied a "new issue" discount.

--------------------------------------------------------------------------------

                             Summary of Discounts


--------------------------------------------------------------------------------------------------------------------------
                                                                                      Marginal
                                       Premium           No Adjustment                Discount                Discount
--------------------------------------------------------------------------------------------------------------------------
Financial Condition                                            X
--------------------------------------------------------------------------------------------------------------------------
Asset Quality                                                                                                    X
--------------------------------------------------------------------------------------------------------------------------
Profitability Levels                                           X
--------------------------------------------------------------------------------------------------------------------------
Return on Equity                                                                           X
--------------------------------------------------------------------------------------------------------------------------
Growth, Predictability                                                                                           X
--------------------------------------------------------------------------------------------------------------------------
Deposit Composition                                                                        X
--------------------------------------------------------------------------------------------------------------------------
Management                                                     X
--------------------------------------------------------------------------------------------------------------------------
Dividend Payments                                              X
--------------------------------------------------------------------------------------------------------------------------
Liquidity of Issue                                                                         X
--------------------------------------------------------------------------------------------------------------------------
Marketing of Issue                                                                                               X
--------------------------------------------------------------------------------------------------------------------------
Market Area                                                    X
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

SECTION V

VALUATION METHODS


                               VALUATION METHOD

           Traditional guidelines identify three appropriate valuation methods to use in determining the pro forma market valuation of a converting thrift; price\earnings, price\assets and price\book value. The preferred method of valuation is a price\earnings approach.

           The true financial value of any financial asset is derived from the earnings generated from that asset. As a result, the price\earnings method has become accepted as the preferred and most reliable valuation method for on-going concerns. However, given the historic volatility of interest income in financial institutions the price\book value approach carries considerably more weight in this industry then it does in most other industries. Finally, the franchise value of many institutions is reflected in their deposit base and accordingly the price\asset ratio also has added significance in considering pricing for this industry.

           Exhibit 30 presents the relevant pricing parameters for the Comparative Group.


                           PRICE TO EARNINGS METHOD

           The price\earnings approach is the standard method of stock valuation and assumes that the value of a company's stock is a function of the discounted value of its future earnings stream. The trailing twelve months reported net income after taxes for Mooresville Savings was $579 thousand as of June 30, 1997

           The subject's earnings base is then multiplied by a price\earnings ratio to determine the subject valuation. In determining the appropriate price\earnings ratio we reviewed the ratios of all publicly traded thrift institutions and those of the Comparative Group in particular. The price\reported earnings ratios of the Comparative Group ranged from a low of
13.8 for FFD Financial to a high of 39.8 for South Carolina Community. The average ratio was 25.7 and the median was 25.7. The average price\earnings ratio for all publicly traded thrifts was 29.3 and the median was 23.3.

           The price-to-earnings ratios of most thrifts are inflated for the twelve months ended June 30, 1997 due to the FDIC's special assessment of September 1997 by which the Bank was assessed $520,000 in pre-tax fees. Since all institutions shared this assessment, which was allocated according to deposit, relative comparisons are still valid. With the exception of the FDIC assessment few of the Comparative Group institutions experienced any other substantial non-recurring expenses or income which would effect their earnings and thus their price-to-earnings ratio.

--------------------------------------------------------------------------------

           Based on the above analysis we have determined that the appropriate price\earnings ratio for Mooresville Savings is 23.1 which, when multiplied by the Bank's pro forma earnings (adjusted to reflect earnings on net conversion proceeds) of $995,797 yields a pro forma market valuation of $23 million at the midpoint. The price\earnings multiplies range from a low of 21.0 at the minimum of the offering range to 26.8 at the maximum and 18.2 at the super maximum of the offering range.


                          PRICE TO BOOK VALUE METHOD

           Historically, the financial markets have placed significant weight on price\book value methods for valuing financial institutions. As thrifts diversify it is becoming more apparent that the real earnings power of each bank's book value (return on equity) can vary significantly depending on the risk and return of these particular assets, thereby shifting emphasis away from the price\book value method towards more traditional price\earnings methods. As a consequence, our valuation has been heavily weighted towards the latter valuation method. Nevertheless, this valuation approach retains significance for this industry.

           The basis of the price\book value approach is the subject's current GAAP or tangible book value. At June 30, 1997 the Bank's GAAP book value was $14.691 million.

           The subject's book value is then multiplied by a price\book value ratio in order to arrive at the subject valuation. In determining the appropriate price\book value ratio we reviewed the ratios of all publicly traded thrift institutions and those of Comparative Group in particular. The price\GAAP book value ratios of the Comparative Group ranged from a low of 95.0 percent for Classic Bancshares to a high of 135.9 percent for Bedford Bancshares. The median ratio was 109.4 percent and the average ratio was 114.6 percent. The average price\book value ratio for all publicly traded thrifts was 152 percent and the median ratio was 137 percent.

           Based on the above analysis we have determined that the appropriate price\book value ratio for Mooresville Savings is 67.5 percent, which generally reflects the Bank's high capitalization, lower return to capital and a "new issue" discount. Based on adjustments to historical book value for proceeds, expenses, and incentive plans, which would increase the Bank's pro forma book value to $34,087,200 at the midpoint, we have determined that the pro forma market value of Mooresville Savings based on the price\earnings approach is $23 million.

           The price\book value multiplies range from 62.8 percent at the minimum of the offering range to 71.4 percent at the maximum and 75.2 percent at the super maximum of the offering range.

--------------------------------------------------------------------------------

                            PRICE TO ASSETS METHOD

           The price to assets ratio of the Comparative Group range from 14.1 percent for Classic Bancshares to 49.8 percent for Scotland Bancorp. The average price\asset ratio of the Comparative Group is 30.4 percent and the median ratio is 29.7 percent. The average price\asset ratio for all publicly traded thrifts is 17.6 and the median pricing ratio is 15.3. While thrift pricing methodology gives significantly more weight to the price\asset ratio than do other industries neither the market nor this valuation give it significant weighting relative to their pricing methodologies.

           We have used a price\asset ratio of 17.2 percent to develop the pro forma market value of the Bank. At the minimum of the offering range the price to asset ratio is 15.0 percent, at the maximum it is 19.4 percent and at the super maximum it is 21.7 percent.


                             VALUATION CONCLUSION


           Exhibit 34 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the Comparative Group on each of the valuation approaches. Despite the negative trend to and considerable risk inherent in the Bank's earnings stream the price to earnings multiple for Mooresville Savings at the midpoint value indicates a discount of only 10.3 percent to the average and 10.1 percent to the median of the Comparative Group. At the super maximum the pro forma price to earnings ratio of Mooresville Savings represents a premium of 4.2 to 4.5 percent to the Comparative Group. The proforma price-to-earnings ratio of the Bank at the supermaximum, 26.8, is significantly higher than the average ratio posted by recent conversions of 21.3 or the median of 19.1

            At the midpoint value, the price to book value ratio of 67.5 percent for Mooresville Savings represents a discount of 47 percent relative to the average and 49 percent to the median ratio of the Comparative Group. The price to book value discount for Mooresville Savings relative to the Comparative Group decreases to 41 percent at the super maximum. The pro forma price-to-book value ratio of the Bank at the supermaximum, 75.2 percent, is considerably above the average ratio of 71.7 percent and the median ratio of 72.0 percent posted by recent conversions.

           The price to assets ratio at the midpoint represents a discount of 43 percent to the Comparative Group average and 46 percent to the Comparative Group median. These discounts reduce to 28 and 27 percent respectively at the super maximum.

           It is therefore our opinion that as of September 2, 1997 the estimated pro forma market value of Mooresville Savings' to-be-issued common stock was $23,000,000. This

--------------------------------------------------------------------------------
represents 460,000 shares of common stock at $50.00 per share. The resultant valuation range is $19,550,000 to $30,417,500.

--------------------------------------------------------------------------------

                                   Exhibit 1
                                Market Area Map

                           Mooresville Savings Bank
                          Mooresville, North Carolina




                               [MAP APPEARS HERE]

                                   Exhibit 2
                         Audited Financial Statements
                          (incorporated by reference)

                                     Exhibit 3

                    SELECTED FINANCIAL CONSOLIDATED CONDITION
                               AND OPERATIONS DATA


                                            At or for the Six Months                                            At or for the Year
                                                 Ended June 30,       At or for the Year Ended December 31,       Ended March 31,
                                            ------------------------ --------------------------------------    ------------------

                                                1997        1996        1996         1995         1994         1994         1993
                                                ----        ----        ----         ----         ----         ----         ----
                                                                             (Dollars in Thousands)
Financial condition data:
  Total assets                                $114,162    $109,427    $112,552      $108,033     $ 99,966     $ 98,869    $100,048
  Investments                                   10,032      11,750      10,889        13,903       14,220       16,585      16,760
  Loans receivable, net                        100,506      94,134      97,951        90,555       82,453       79,031      80,189
  Deposits                                      95,872      92,949      93,785        92,103       85,105       84,863      87,222
  Retained earnings                             14,691      14,039      14,412        13,726       12,883       12,208      11,414

Operating data:
  Interest income                             $  4,433    $  4,257    $  8,679      $  7,946     $  5,544     $  7,386    $  8,135
  Interest expense                               2,366       2,310       4,658         4,416        2,607        3,804       4,614
                                              --------    --------    --------      --------     --------     --------    --------
    Net interest income                          2,067       1,947       4,021         3,530        2,937        3,582       3,521
  Provision for loan losses                        230        --          --              12           18          103         126
                                              --------    --------    --------      --------     --------     --------    --------
    Net interest income after
      provision for loan losses                  1,837       1,947       4,021         3,518        2,919        3,479       3,395
  Non-interest income                               87         104         200           190          149          233         238
  Non-interest expense                           1,428       1,365       3,146         2,624        2,032        2,578       2,160
                                              --------    --------    --------      --------     --------     --------    --------
     Income before income taxes                    496         686       1,075         1,084        1,036        1,134       1,473
  Income tax expense                               209         257         354           304          361          418         542
                                              --------    --------    --------      --------     --------     --------    --------
  Income before cumulative effect of a
    change in accounting principle                 287         429         721           780          675          716         931
  Cumulative effect on prior years of
    changing to a different method of
    accounting for income taxes                   --          --          --            --           --             78        --
                                              --------    --------    --------      --------     --------     --------    --------
    Net income                                $    287    $    429    $    721      $    780     $    675     $    794    $    931
                                              ========    ========    ========      ========     ========     ========    ========


                                   EXHIBIT 4

                    SELECTED CONSOLIDATED FINANCIAL RATIOS
                                AND OTHER DATA

                                                 At or for the Six Months
                                                      Ended June 30,             At or for the Year Ended December 31,
                                                      --------------            --------------------------------------

                                                      1997        1996               1996        1995        1994
                                                      ----        ----               ----        ----        ----
Other selected data:
  Number of outstanding loans                         2,497       2,480              2,476       2,432       2,281
  Number of deposit accounts                          7,728       7,783              7,752       7,730       7,248
  Number of full-service offices open                     3           3                  3           3           3
  Return on average assets                             0.51%       0.79%              0.66%       0.75%       0.68%
  Return on average equity                             3.99%       6.25%              5.37%       6.05%       5.55%
  Average equity to average assets                    12.76%      12.62%             12.27%      12.37%      12.21%
  Interest rate spread                                 3.10%       2.96%              3.08%       2.85%       3.53%
  Net yield on average interest-
     earning assets                                    3.77%       3.64%              3.74%       3.49%       4.05%
  Average interest-earning assets
     to average interest-bearing liabilities         115.25%     115.93%            115.21%     114.59%     114.44%
  Ratio of non-interest expense to
     average total assets                              2.53%       2.51%              2.88%       2.52%       2.04%
  Nonperforming assets to total assets                 0.96%       1.09%              1.11%       1.11%       1.18%
  Nonperforming loans to total loans                   1.05%       1.21%              1.23%       1.25%       1.37%
  Allowance for loan losses to total loans             0.61%       0.42%              0.40%       0.44%       0.48%
  Allowance for loan losses to
     nonperforming loans                              56.24%      32.72%             31.11%      32.95%      33.67%
  Provision for loan losses to total
     loans receivable,  net                            0.46%       0.00%              0.00%       0.01%       0.03%
  Net charge-offs to average loans outstanding         0.00%       0.00%              0.01%       0.01%       0.01%
  Retained earnings to total assets                   12.87%      12.83%             12.80%      12.71%      12.89%


                                                     At or for the Year
                                                       Ended March 31,
                                                       ---------------

                                                       1994        1993
                                                       ----        ----
Other selected data:
  Number of outstanding loans                          2,259       2,479
  Number of deposit accounts                           7,599       7,831
  Number of full-service offices open                      3           3
  Return on average assets                              0.80%       0.92%
  Return on average equity                              6.72%       8.50%
  Average equity to average assets                     11.88%      10.87%
  Interest rate spread                                  3.25%       3.09%
  Net yield on average interest-
     earning assets                                     4.16%       3.61%
  Average interest-earning assets
     to average interest-bearing liabilities          111.90%     110.82%
  Ratio of non-interest expense to
     average total assets                               2.59%       2.14%
  Nonperforming assets to total assets                  2.33%       2.56%
  Nonperforming loans to total loans                    2.80%       3.12%
  Allowance for loan losses to total loans              0.49%       0.36%
  Allowance for loan losses to
     nonperforming loans                               16.75%      11.22%
  Provision for loan losses to total
     loans receivable,  net                             0.13%       0.16%
  Net charge-offs to average loans outstanding          0.01%       0.07%
  Retained earnings to total assets                    12.35%      11.41%

                                   EXHIBIT 5

                         INTEREST RATE SENSITIVITY GAP



                                                               Terms to Repricing at June 30, 1997
                                                --------------------------------------------------------------------

                                                             More Than        More Than
                                                1 Year       1 Year to        3 Years to       More Than
                                                or Less       3 Years          5 Years          5 Years        Total
                                                -------      ----------       ----------       ----------      -----
                                                                        (Dollars in Thousands)
INTEREST-EARNING ASSETS:

  Loans receivable:
    Adjustable rate residential 1-4 family      $     21     $     65         $    494          $ 26,802      $ 27,382
    Fixed rate residential 1-4 family                 55          616            1,131            59,735        61,537
    Other real estate loans - adjustable           5,684           --               --                --         5,684
    Other real estate loans - fixed                  209          323              535               825         1,892
    Construction                                     304            2               --             2,143         2,449
    Other loans                                      857          621              604                97         2,179
                                                --------     --------         --------          --------      --------
           Total loans                             7,130        1,627            2,764            89,602       101,123
  Interest-bearing deposits                        2,348           --               --                --         2,348
  Investments                                      2,206        2,587              933             1,028         6,754
  FHLB stock                                          --           --               --               930           930
                                                --------     --------         --------          --------      --------

           Total interest-earning assets        $ 11,684     $  4,214         $  3,697          $ 91,560      $111,155
                                                ========     ========         ========          ========      ========

INTEREST-BEARING LIABILITIES:

  Deposits:
    Certificates of deposit                     $ 47,806     $ 20,717         $  3,271          $     --      $ 71,794
    Money market deposit accounts                  4,485           --               --                --         4,485
    NOW accounts                                   5,842           --               --                --         5,842
    Passbook savings                              11,564           --               --                --        11,564
    Noninterest-bearing                            1,782           --               --                --         1,782
                                                --------     --------         --------          --------      --------
           Total deposits                         71,479       20,717            3,271                --        95,467
                                                --------     --------         --------          --------      --------
  Advances from FHLB                               1,000           --               --                --         1,000
                                                --------     --------         --------          --------      --------
           Total interest-bearing liabilities   $ 72,479     $ 20,717         $  3,271          $     --      $ 96,467
                                                ========     ========         ========          ========      ========

INTEREST SENSITIVITY GAP PER PERIOD             $(60,795)    $(16,503)        $    426          $ 91,560      $ 14,688

CUMULATIVE INTEREST SENSITIVITY GAP              (60,795)     (77,298)         (76,872)           14,688        14,688

CUMULATIVE GAP AS A PERCENTAGE OF TOTAL
INTEREST-EARNING ASSETS                           -54.69%      -69.54%          -69.16%            13.21%        13.21%

CUMULATIVE INTEREST-EARNING ASSETS AS A
PERCENTAGE OF INTEREST-BEARING LIABILITIES         16.12%       17.06%           20.31%           115.23%       115.23%

                                    EXHIBIT 6


                 INTEREST SENSITIVITY OF PORTFOLIO MARKET VALUE
                             AND NET INTEREST INCOME

The following table presents information regarding possible changes in the Bank's NPV as of June 30, 1997, based on information provided by the Bank and calculated on Sheshunoffs' interest rate risk model.


         Change in                               Net Portfolio Value
       Interest Rates           --------------------------------------------------
      in Basis Points
        (Rate Shock)
      ---------------

                                     Amount           $ Change           % Change
                                     ------           --------           --------

                                               (Dollars in Thousands)
      Up 200                        $15,477          $(4,583)            (22.85)%

      Up 150                         16,566           (3,494)            (17.42)

      Up 100                         17,707           (2,353)            (11.73)

      Up 50                          18,900           (1,160)             (5.78)

      Static                         20,060             --                  --

      Down 50                        21,065            1,005               5.01

      Down 100                       21,600            1,540               7.68

      Down 150                       21,878            1,818               9.06

      Down 200                       22,020            1,960               9.77

                                    EXHIBIT 6
                                   (continued)


                 INTEREST SENSITIVITY OF PORTFOLIO MARKET VALUE
                             AND NET INTEREST INCOME


     The following table presents the predicted effects, based on Sheshunoffs' interest rate risk model, on the Bank's net interest income as of June 30, 1997 of instantaneous and permanent 100 to 200 basis point changes in market interest rates.


         Change in                            Net Interest Income
      Interest Rates          -------------------------------------------------
     in Basis Points
       (Rate Shock)
     ---------------

                                 Amount           $ Change             % Change
                                 ------           --------             --------
                                            (Dollars in Thousands)
      Up 200                     $684,941          $(51,563)            (7.00)%

      Up 150                      697,988           (38,516)            (5.23)

      Up 100                      710,992           (25,512)            (3.46)

      Up 50                       723,844           (12,660)            (1.72)

      Static                      736,504              --                 --

      Down 50                     754,008            17,504              2.38

      Down 100                    769,348            32,844              4.46

      Down 150                    782,791            46,287              6.28
                                                                         7.97
      Down 200                    795,186            58,682

                                    EXHIBIT 7

                         YIELD AND COST SPREAD ANALYSIS

                                                                     For the Six Months Ended June 30,
                                                     --------------------------------------------------------------
                                             At
                                          June 30,
                                            1997                1997                              1996
                                          --------   ------------------------------   -----------------------------
                                           Average                          Average                         Average
                                           Yield/    Average                Yield/    Average               Yield/
                                           Rate/(6)/ Balance    Interest    Rate/(4)/ Balance    Interest   Rate/(4)/
                                          --------   --------   --------   --------   --------   --------   --------
Assets:
Interest earning assets:
   Interest-bearing deposits                4.20%    $  2,308   $     52       4.51%  $  2,074   $     49       4.73%
   Investments/(1)/                         6.26%       8,108        251       6.19%    11,573        319       5.51%
   Loans receivable, net/(5)/               6.18%      99,380      4,130       8.31%    90,213      3,889       6.34%
Total interest-earning assets               7.95%     109,795   $  4,433       8.07%   106,860   $  4,257       7.97%
Non-interest-earning assets                             3,092                            1,939
      Total                                          $112,688                         $108,799
                                                     --------                         --------

Liabilities and retained earnings:

Interest-bearing liabilities:
   NOW & Money Market accounts              1.85%    $  1,239   $    104       1.85%  $ 11,429   $    123       2.15%
   Passbook accounts                        3.04%       1,365        177       3.11%    11,531        166       2.88%
   Certificates of deposit                  5.72%      70,993      2,027       5.71%    69,050      2,016       5.84%
Total deposits                              4.84%      90,597      2,308       4.93%    92,010      2,305       5.01%
   FHLB advances                            5.82%       1,667         58       6.96%       166          5       6.02%
Total interest-bearing liabilities          4.95%      56,284   $  2,366       4.97%    92,176   $  2,310       5.01%
Non-interest-bearing liabilities                        3,222                            2,694
Equity                                                 14,402                           13,729
      Total                                          $112,888                         $108,799
                                                     --------                         --------

Net interest income and interest            3.01%               $  2,067       3.10%             $  1,947       2.96%
   rate spread /(2)/                                            ========                         ========

Net yield on interest-earning assets/(3)/   3.77%                              3.77%                            3.64%


Ratio of interest-earning assets to
   interest-bearing liabilities                                              115.25%                          115.93%
                                                           For the Year Ended December 31,
                                          ---------------------------------------------------------------

                                                     1996                              1995
                                          ------------------------------   ------------------------------
                                                                 Average                          Average
                                          Average                Yield/    Average                Yield/
                                          Balance    Interest    Rate      Balance    Interest     Rate
                                          --------   --------   --------   --------   --------   --------
Assets:
Interest earning assets:
   Interest-bearing deposits              $  1,900   $     88       4.63%  $  2,773   $    158       5.70%
   Investments/(1)/                         10,141        628       6.19%    11,871        670       5.64%
   Loans receivable, net/(5)/               95,453      7,963       8.34%    86,446      7,118       8.23%
Total interest-earning assets              107,494   $  8,679       8.07%   101,090   $  7,946       7.66%
Non-interest-earning assets                  1,901                            3,079
      Total                               $109,395                         $104,169
                                          --------                         --------

Liabilities and retained earnings:

Interest-bearing liabilities:
   NOW & Money Market accounts            $ 11,113   $    220       1.96%  $ 11,611   $    278       2.39%
   Passbook accounts                        11,480        322       2.60%    11,006        365       3.32%
   Certificates of deposit                  69,877      4,082       5.84%    65,602      3,773       5.75%
Total deposits                              92,470      4,624       5.00%    68,219      4,416       5.00%
   FHLB advances                               833         34       4.08%        --         --         --%
Total interest-bearing liabilities          93,303   $  4,658       4.99%  $ 88,219   $  4,416       5.01%
Non-interest-bearing liabilities             3,503                            3,065
Equity                                      13,422                           12,885
      Total                               $110,228                         $104,169
                                          --------                         --------

Net interest income and interest                     $  4,021       3.08%             $  3,500       2.85%
   rate spread /(2)/                                 ========                         ========

Net yield on interest-earning assets(3)                             3.74%                            3.49%


Ratio of interest-earning assets to
   interest-bearing liabilities                                   115.21%                          114.59%
                                       For the Nine Months Ended December 31,
                                       --------------------------------------

                                                       1994
                                       --------------------------------------
                                                                   Average
                                           Average                 Yield/
                                           Balance    Interest     Rate/(4)/
                                           -------    --------    --------
Assets:
Interest earning assets:
   Interest-bearing deposits              $  2,990   $    107       4.77%
   Investments/(1)/                         12,339        476       5.14%
   Loans receivable, net/(5)/               81,309      4,961       8.14%
Total interest-earning assets               96,638   $  5,544       7.65%
Non-interest-earning assets                  3,004   --------
      Total                               $ 99,642
                                          --------

Liabilities and retained earnings:

Interest-bearing liabilities:
   NOW & Money Market accounts            $ 13,424   $    225       2.23%
   Passbook accounts                        11,221        287       3.17%
   Certificates of deposit                  59,802      2,115       4.72%
Total deposits                              64,447      2,607       4.12%
   FHLB advances                                --         --         --%
Total interest-bearing liabilities          64,447   $  2,607       4.12%
Non-interest-bearing liabilities             3,023
Equity                                      12,172
      Total                               $ 99,642
                                          --------

Net interest income and interest                     $  2,937       3.53%
   rate spread /(2)/                                 ========

Net yield on interest-earning assets/(3)/                           4.05%


Ratio of interest-earning assets to
   interest-bearing liabilities                                   114.44%

----------------------------------
/(1)/  Includes investment securities and FHLB of Atlanta common stock.
/(2)/ Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
/(3)/ Net yield on interest-earning assets represents net interest income divided by average interest-earning assets.
/(4)/ Average yield/rate for the six months ended June 30, 1997 and 1996, and the nine months ended December 31, 1994 have been annualized.
/(5)/ Loans placed on nonperforming status have been included in the computation of average balances.
/(6)/ The weighted average rate represents the coupon associated with each asset and liability, weighted by the principle balance associated with each asset and liability.

                                    EXHIBIT 8

                              RATE/VOLUME ANALYSIS

                                              Six Months Ended June 30,                        Year Ended December 31,
                                                    1997 vs. 1996                                  1996 vs. 1995
                                          --------------------------------------     ---------------------------------------

                                            Increase (Decrease) Attributable to        Increase (Decrease) Attributable to
                                          --------------------------------------     ---------------------------------------
                                                                Rate/                                        Rate/
                                          Volume       Rate    Volume         Net        Volume     Rate    Volume       Net
                                          ------       ----    ------         ---        ------     ----    ------       ---
                                                                           (In Thousands)
Interest income on:
   Interest-earning deposits
    in other banks                        $    6    $   (3)    $  --        $    3      $  (50)   $  (30)   $   10    $  (70)
   Investments                               (95)       39       (12)          (68)        (98)       65        (9)      (42)
   Loans receivable                          257       (14)       (2)          241         741        95         9       845
                                          ------    ------     -----        ------      ------    ------    ------    ------
            Total interest income on
               interest-earning assets       168        22       (14)          176         593       130        10       733
                                          ------    ------     -----        ------      ------    ------    ------    ------
Interest expense on:
   NOW and Money Market accounts              (2)      (17)       --           (19)        (12)      (48)        2       (58)
   Passbook accounts                          (2)       13        --            11          16       (57)       (2)      (43)
   Certificates of Deposit                    57       (45)       (1)           11         246        59         4       309
   FHLB advances                              45         1         7            53          --        --        34        34
                                          ------    ------     -----        ------      ------    ------    ------    ------
         Total interest expense on
            interest-bearing liabilities      98       (48)        6            56         250       (46)       38       242
                                          ------    ------     -----        ------      ------    ------    ------    ------

Increase (decrease) in net
   interest income                        $   70    $   70     $  20        $  120      $  343    $  176    $  (28)   $  491
                                          ======    ======     =====        ======      ======    ======    ======    ======

                                                              Year Ended December 31, 1995 vs.
                                                          Nine Months Ended December 31, 1994
                                               ------------------------------------------------------

                                                         Increase (Decrease) Attributable to
                                               ------------------------------------------------------
                                                                                  Rate/
                                                     Volume        Rate          Volume        Net
                                                     ------        ----          ------       -----
                                                                   (In Thousands)
Interest income on:
   Interest-earning deposits
    in other banks                                   $  (8)      $   64         $   (5)      $   51
   Investments                                         (18)         220             (8)         194
   Loans receivable                                    314        1,728            115        2,157
                                                    ------       ------         ------        -----

            Total interest income on
               interest-earning assets                 288        2,012            102        2,402
                                                    ------       ------         ------        -----
Interest expense on:
   NOW and Money Market accounts                       (30)          96            (13)          53
   Passbook accounts                                    (5)         106             (2)          99
   Certificates of Deposit                             205        1,324            128        1,657
   FHLB advances                                        --           --             --           --
                                                    ------       ------         ------        -----

            Total interest expense on
               interest-bearing liabilities            170        1,526            113        1,809
                                                    ------       ------         ------        -----

Increase (decrease) in net interest income          $  118       $  486         $  (11)     $   593
                                                    ======       ======         ======      =======

                                   EXHIBIT 9

                          LOAN PORTOFLIO COMPOSITION

                                                                                            At December 31,
                                                                    --------------------------------------------------------------

                                               At June 30, 1997            1996                  1995                   1994
                                               ----------------     ------------------     ----------------       ----------------

                                                          % of                   % of                 % of                   % of
                                               Amount     Total     Amount       Total     Amount     Total       Amount     Total
                                               ------     -----     ------       -----     ------     -----       ------     -----

                                                                             (Dollars in Thousands)

Real estate loans:
    One-to-four family residential            $ 88,920    88.47%    $ 88,052     89.89%   $ 80,737    89.16%     $ 76,892     93.26%

    Multi-family residential                       870     0.87%         761      0.78%        748     0.82%          643      0.78%

    Construction                                 5,710     5.68%       4,086      4.17%      8,673     9.58%        5,052      6.13%

    Equity line                                  6,031     6.00%       4,947      5.05%      2,891     3.19%          207      0.25%
                                              --------   -------    --------    -------   --------   -------     --------    -------


        Total real estate loans                101,531   101.02%      97,846     99.89%     93,049   102.75%       82,794    100.42%
                                              --------   -------    --------    -------   --------   -------     --------    -------


Consumer loans:
    Installment loan                             2,447     2.43%       2,397      2.45%      2,403     2.66%        2,396      2.91%

    Other consumer and commercial                  959     0.95%         941      0.96%        907     1.00%          625      0.76%
                                              --------   -------    --------    -------   --------   -------     --------    -------


        Total consumer loans                     3,406     3.38%       3,338      3.41%      3,310     3.66%        3,021      3.67%
                                              --------   -------    --------    -------   --------   -------     --------    -------


              Total gross loans                104,917   104.40%     101,184    103.30%     96,359   106.41%       85,815    104.09%
                                              --------   -------    --------    -------   --------   -------     --------    -------


Less:
    Construction loans in process                3,261     3.24%       2,321      2.37%      4,930     5.44%        2,580      3.14%

    Deferred loan fees                             553     0.55%         524      0.53%        478     0.53%          386      0.47%

    Allowance for loan losses                      617     0.61%         388      0.40%        396     0.44%          396      0.48%
                                              --------   -------    --------    -------   --------   -------     --------    -------


        Total reductions                         4,431     4.40%       3,233      3.30%      5,804     6.41%        3,362      4.09%
                                              --------   -------    --------    -------   --------   -------     --------    -------


              Total loans receivable, net     $100,506   100.00%    $ 97,951    100.00%   $ 90,555   100.00%     $ 82,453    100.00%
                                              ========   =======    ========    =======   ========   =======     ========    =======


                                  EXHIBIT 10

                       LOAN PORTFOLIO MATURITY SCHEDULE

                                                                             At June 30, 1997
                                                        ----------------------------------------------------------
                                                                        More Than
                                                         1 Year         1 Year to     Greater Than
                                                        or Less           5 Years        5 Years          Total
                                                        -------         ---------     ------------        -----

                                                                            (In Thousands)


TOTAL LOANS:
-----------
Real estate loans:
  Adjustable rate residential 1-4 family                 $    21          $   526        $ 26,801         $ 27,348
  Fixed rate residential 1-4 family                           55            1,227          59,736           61,018
  Residential multi-family - fixed                            --               --             870              870
  Equity line                                              6,031               --              --            6,031
  Construction                                               304                2           2,144            2,450

Commercial - adjustable                                       57              237              38              332

Other loans                                                  648            2,367              59            3,074

Less:
  Allowance for loan losses                                 (617)              --              --             (617)
                                                         -------          -------        --------         --------

        Totals                                           $ 6,499          $ 4,359        $ 89,648         $100,506
                                                         =======          =======        ========         ========

     The following table sets forth the dollar amount at June 30, 1997 of all loans maturing or repricing on or after June 30, 1998 which have fixed or adjustable interest rates.

                                                                                        Fixed         Adjustable
                                                                                        Rates           Rates
                                                                                        -----           -----

                                                                                            (In Thousands)

Real estate loans 1-4 family                                                          $60,963           $27,327
Other loans                                                                             3,524             2,193
                                                                                      -------           -------

                                                                                      $64,487           $29,520
                                                                                      =======           =======

                                  EXHIBIT 11


              LOAN ORIGINATIONS, PURCHASES, SALES AND REPAYMENTS


                                                      Six Months Ended                                         Nine Months Ended
                                                         June 30,             Year Ended December 31,            December 31,
                                                  -----------------------    -------------------------          -------------
                                                    1997          1996          1996           1995                 1994
                                                    ----          ----          ----           ----                 ----
                                                                   (In Thousands)
Loans receivable, net, beginning of period       $ 97,951      $ 90,555      $ 90,555        $ 82,453           $ 79,031
                                                 --------      --------      --------        --------           --------
Loan originations:
  Residential 1-4 family                            6,745         6,856        13,392          12,604              7,502
  Residential multi-family                            125            20            40             128                105
  Nonresidential real estate                          297            28           168             169                539
  Residential construction                          3,834         3,628         6,356           7,965              4,912
  Equity line                                       2,030         1,797         3,661           4,051                642
  Consumer                                          1,068         1,050         2,294           2,237              1,729
                                                 --------      --------      --------        --------           --------
        Total loan originations                    14,099        13,379        25,911          27,154             15,429
                                                 --------      --------      --------        --------           --------
Loans purchased                                        --            --            --              --                 --

Loan sales                                             --            --            --              --                 --

Principal repayments                              (11,394)       (9,862)      (18,657)        (19,179)           (12,101)

Other changes, net                                   (150)           71           142             127                 94
                                                 --------      --------      --------        --------           --------
Increase in loans receivable                        2,555         3,588         7,396           8,102              3,422
                                                 --------      --------      --------        --------           --------
Loans receivable, net, end of period             $100,506      $ 94,143      $ 97,951        $ 90,555           $ 82,453
                                                 ========      ========      ========        ========           ========

                                   EXHIBIT 12

                              NON-PERFORMING ASSETS

                                                   At June 30,                           At December 31,
                                           ---------------------------     ------------------------------------------
                                                1997           1996           1996             1995           1994
                                               ------         ------         ------           ------         ------
                                              (Dollars in Thousands)
Nonaccrual loans                            $    793       $    958       $  1,104         $    518        $    560
Accruing loans past due 90 days or more          304            243            143              684             616
Foreclosed real estate                            --             --             --               --              --
                                           ---------     ----------     ----------       ----------      ----------
Total nonperforming assets                  $  1,097       $  1,201       $  1,247         $  1,202        $  1,176
                                           =========     ==========     ==========       ==========      ==========
Nonperforming loans to total gross loans        1.05%          1.21%          1.23%            1.25%           1.37%
                                           =========     ==========     ==========       ==========      ==========
Nonperforming assets to total assets            0.96%          1.09%          1.11%            1.11%           1.18%
                                           =========     ==========     ==========       ==========      ==========
Total assets                                $114,162       $109,699       $112,552         $108,033        $ 99,966
Total gross loans                           $104,937       $ 99,042       $101,184         $ 96,359        $ 85,815

        The following table sets forth at June 30, 1997, the Bank's aggregate carrying value of the assets classified as substandard, doubtful, loss or "special mention:

                          Special Mention List           Substandard                Doubtful                     Loss
                        -------------------------  -----------------------  --------------------------  -----------------------
                          Number       Amount       Number       Amount       Number        Amount        Number       Amount
                          ------       ------       ------       ------       ------        ------        ------       ------
                         (Dollars in Thousands)
Real estate loans:
   Residential 1-4
   family                   29      $1,258             15      $  891            --           $   --         --        $   --
   Residential
   multi-family             --          --             --          --            --               --         --            --
   Construction             --          --             --          --            --               --         --            --
   Equity line               3          23              1          11            --               --         --            --
                        ------      ------         ------      ------        ------           ------      ------       ------
        Total real
        estate loans        32       1,281             16         902            --               --         --            --
                        ------      ------         ------      ------        ------           ------      ------       ------

Consumer loans:
   Installment loan         --          --              1          23            --               --         --            --
   Other consumer
   and commercial            5          20              7         171            --               --         --            --
                        ------      ------         ------      ------        ------           ------      ------       ------
        Total
        consumer
        loans                5          20              8         194            --               --         --            --
                        ------      ------         ------      ------        ------           ------      ------       ------
Total                       37      $1,301             24      $1,096            --           $   --         --        $   --
                        ======      ======         ======      ======        ======           ======      ======       ======

                                  EXHIBIT 13

                          CHARGE-OFFS AND RECOVERIES

                                              Six Months Ended                                         Nine Months Ended
                                                  June 30,               Year Ended December 31,          December 31,
                                              ----------------           -----------------------       -----------------

                                              1997        1996            1996            1995               1994
                                              ----        ----            ----            ----               ----

                                                                         (Dollars In Thousands)
Balance, beginning of period                  $    388    $    396        $    396        $     396          $     385
                                              --------    --------        --------        ---------          ---------
Charge-offs:
  Residential 1-4 family                            --           8              13               --                 --
  Other                                              2          --              --               13                 10
                                              --------    --------        --------        ---------          ---------
    Total loans charged off                          2           8              13               13                 10
                                              --------    --------        --------        ---------          ---------
  Recoveries:
    Residential 1-4 family                          --          --              --                1                 --
    Other                                            1           5               5               --                  3
                                              --------    --------        --------        ---------          ---------
Net charge-offs                                      1           3               8               12                  7
                                              --------    --------        --------        ---------          ---------
Provision for loan losses                          230          --              --               12                 18
                                              --------    --------        --------        ---------          ---------
Balance, end of period                        $    617    $    393        $    388        $     396          $     396
                                              ========    ========        ========        =========          =========
Ratio of net charge-offs during the
period to average loans outstanding
during the period                                0.00%       0.00%           0.01%            0.01%              0.01%
                                              ========    ========        ========        =========          =========

                                  EXHIBIT 14

                          DISTRIBUTION OF LOAN LOSSES


                                                           At June 30, 1997
                                              -----------------------------------------
                                                            Percent of          Amount
                                                             Allowance         of Loans
                                              Amount of      to Total          to Gross
                                              Allowance      Allowance           Loans
                                              ---------     ----------         --------
         (Dollars in Thousands)
Real estate loans:
 Residential 1-4 family                       $     241         39.06%           84.74%
 Residential multi-family                            --            --%            0.83%
 Construction                                        --            --%            5.44%
 Equity line                                         32          5.19%            5.75%
                                              ---------        ------           ------
   Total real estate loans                          273         44.25%           96.76%
                                              ---------        ------           ------
Consumer loans:
 Installment loan                                    23          3.73%            2.33%
 Other consumer and commercial                        7          1.13%            0.91%
                                              ---------        ------           ------
   Total consumer loans                              30          4.86%            3.24%
                                              ---------        ------           ------
Unallocated                                         314         50.89%              --%
                                              ---------        ------           ------
Total allowance for loan losses               $     617        100.00%          100.00%
                                              =========        ======           ======

                                                                            At December 31,
                                  --------------------------------------------------------------------------------------------------

                                                1996                             1995                             1994
                                  --------------------------------  -------------------------------  -------------------------------

                                             Percent of    Amount              Percent of   Amount              Percent of   Amount
                                              Allowance   of Loans             Allowance   of Loans             Allowance   of Loans
                                  Amount of   to Total    to Gross  Amount of  to Total    to Gross  Amount of   to Total   to Gross
                                  Allowance   Allowance     Loans   Allowance  Allowance     Loans   Allowance  Allowance     Loans
                                  ---------  ----------   --------  ---------  ---------   --------  ---------  ---------   --------

Real estate loans:
 Residential 1-4 family           $     258      66.49%     87.02%  $     356     89.90%     83.79%  $     335     84.60%     91.70%

 Residential multi-family                --         --%      0.75%         --        --%      0.78%         --        --%        --%

 Construction                            --         --%      4.04%         --        --%      9.00%         --        --%      5.04%

 Equity line                             19       4.90%      4.89%         13      3.28%      3.00%         --        --%        --%
                                  ---------     ------     ------   ---------    ------     ------   ---------    ------     ------

   Total real estate loans              277      71.39%     96.70%        369     93.18%     96.57%        335     84.60%     96.74%
                                  ---------     ------     ------   ---------    ------     ------   ---------    ------     ------
Consumer loans:
 Installment loan                        27       6.96%      2.37%         15      3.79%      2.49%         15      3.79%      2.83%

 Other consumer and commercial            4       1.03%      0.93%          4      1.01%      0.94%         --        --%      0.43%
                                  ---------     ------     ------   ---------    ------     ------   ---------    ------     ------

   Total consumer loans                  31       7.99%      3.30%         19      4.80%      3.43%         15      3.79%      3.26%
                                  ---------     ------     ------   ---------    ------     ------   ---------    ------     ------

Unallocated                              80      20.62%        --           8      2.02%        --%         46     11.61%         --
                                  ---------     ------     ------   ---------    ------     ------   ---------    ------     ------

Total allowance for loan losses   $     388     100.00%    100.00%  $     396    100.00%    100.00%  $     396    100.00%    100.00%
                                  =========     ======     ======   =========    ======     ======   =========    ======     ======

                                  EXHIBIT 15

                      COMPOSITION OF SECURITIES PORTFOLIO

                                                                               At December 31,
                                                                        ---------------------------------
                                                  At June 30, 1997        1996         1995        1994
                                                  ----------------        ----         ----        ----

                                                             (Dollars in Thousands)
Securities available for sale:
  U.S. government and agencies                        $   2,345        $   2,859    $   3,512    $     --
  FHLB bonds                                              1,101            1,100           --          --
                                                      ---------        ---------    ---------    --------

    Total securities available for sale                   3,446            3,959        3,512          --
                                                      ---------        ---------    ---------    --------
Securities held to maturity:
  U.S. government and agencies                              500            1,600        4,201       6,207
  FHLB bonds                                              1,225              625        1,025       2,850
  Municipal bonds                                         1,473            1,473        1,474       2,018
  Other                                                      10               10           10          10
                                                      ---------        ---------    ---------    --------

    Total securities held to maturity                     3,208            3,708        6,710      11,085
                                                      ---------        ---------    ---------    --------

    Total investment securities                           6,654            7,667       10,222      11,085

Interest-bearing deposits                                 2,348            2,253        2,657       2,111
Federal Home Loan Bank stock                                930              869          824         824
Certificates of deposit                                     100              100          200         200
                                                      ---------        ---------    ---------    --------

    Total investments                                 $  10,032        $  10,889    $  13,903    $ 14,220
                                                      =========        =========    =========    ========

                                  EXHIBIT 16


               MATURITY SCHEDULE AND YIELD ANALYSIS, SECURITIES

                                                                   After One Year            After Five Years
                                       One Year or Less          Through Five Years          Through Ten Years
                                    ----------------------      ---------------------      -----------------------
                                                  Weighted                   Weighted                     Weighted
                                    Carrying       Average      Carrying      Average      Carrying        Average
                                      Value         Yield         Value        Yield         Value          Yield
                                      -----         -----         -----        -----         -----          -----
                                                                 (Dollars in Thousands)
Securities available for sale:
  U.S. government and agencies       $   606          6.62%       $ 1,539        7.24%        $   --           --%
  FHLB bonds                              --            --          1,101        5.88             --           --

Securities held to maturity:
  U.S. government and agencies           400          6.03            100        6.38              --          --
  FHLB bonds                             700          6.61            525        6.19              --          --
  Municipal bonds                        200          5.00            255        5.12           1,018        4.62
  Other                                   --            --             --          --              --          --

Other:
  Interest-earning deposits            2,348          4.20             --          --              --          --
  Federal Home Loan Bank stock            --            --             --          --              --          --
  Certificates of deposit                100          6.10             --          --              --          --
                                     -------         -----        -------       -----         -------       -----
        Total                        $ 4,554          5.24%       $ 3,520        6.48%        $ 1,016        4.62%
                                     =======         =====        =======       =====         =======       =====
                                          After Ten Years                 Total
                                       -----------------------     -----------------------
                                                      Weighted                    Weighted
                                       Carrying       Average      Carrying       Average
                                         Value         Yield         Value          Yield
                                         -----         -----         -----          -----
                                                      (Dollars in Thousands)

Securities available for sale:
  U.S. government and agencies        $    --            --%        $ 2,345            7.03%
  FHLB bonds                               --            --           1,101            5.88

Securities held to maturity:
  U.S. government and agencies             --            --             500            6.10
  FHLB bonds                               --            --           1,225            6.43
  Municipal bonds                          --                         1,473            4.76
  Other                                    10          4.80              10            4.80

Other:
  Interest-earning deposits                --            --           2,348            4.20
  Federal Home Loan Bank stock            930          7.02             930            7.02
  Certificates of deposit                  --            --             100            6.10
                                      -------         -----         -------           -----
        Total                         $   940          7.00%        $10,032            5.78%
                                      =======         =====         =======           =====

                                  EXHIBIT 17

                               FLOW OF DEPOSITS

                                             At or for the Six Months       At or for the Year     At or for the Nine Months
                                                  Ended June 30,            Ended December 31,         Ended December 31,
                                             ------------------------       -------------------    -------------------------
                                                1997          1996          1996         1995                1994
                                                ----          ----          ----         ----                ----
                                                                           (In Thousands)
Total deposits at beginning of period          $93,785        $92,103      $92,103      $85,105             $84,863

Net increase (decrease) before interest
  credited                                        (279)        (1,464)      (2,976)       2,582              (2,365)

Interest credited                                2,366          2,310        4,658        4,416               2,607
                                               -------        -------      -------      -------             -------
Total deposits at end of period                $95,872        $92,949      $93,785      $92,103             $85,105
                                               =======        =======      =======      =======             =======

                                   Exhibit 18


                 Composition and Average Rate Paid for Deposits

                                             At June 30, 1997
                                       ---------------------------

                                                Weighted
                                                 Average    % of
                                       Amount     Rate    Deposits
                                       ------    -------  --------
                                          (Dollars in Thousands)
Demand accounts:
  Passbook savings                     $11,564     3.04%   12.06%
  NOW accounts                           5,842     1.10%    6.09%
  Money market deposit accounts          4,485     2.82%    4.68%
  Non-interest bearing accounts          1,782       --%    1.86%
                                       -------    -----   -------

    Total demand deposits               23,673     2.28%   24.69%
                                       -------    -----   -------

Certificates of deposit                 71,794     5.72%   74.89%
                                       -------    -----   -------

Accrued interest                           405              0.42%
                                       -------            ------

    Total deposits                     $95,872     4.84%  100.00%
                                       =======    ======  =======
                                                                       At December 31,
                                       ----------------------------------------------------------------------------------

                                                 1996                       1995                        1994
                                       --------------------------  -------------------------  ---------------------------
                                               Weighted                   Weighted                    Weighted
                                                Average    % of            Average     % of            Average     % of
                                       Amount    Rate    Deposits  Amount    Rate   Deposits  Amount    Rate     Deposits
                                       ------   -------  --------  ------  -------  --------  ------   -------   --------
                                                                     (Dollars in Thousands)
Demand accounts:
  Passbook savings                     $11,487    3.00%    12.24%  $11,226   3.50%    12.19%  $11,597    3.50%    13.63%
  NOW accounts                           5,644    1.08%     6.02%    7,359   2.40%     7.99%    5,736    2.25%     6.74%
  Money market deposit accounts          4,180    2.91%     4.46%    4,826   3.00%     6.24%    6,243    3.00%     7.34%
  Non-interest bearing accounts          1,319      --%     1.41%      943     --%     1.02%      870      --%     1.02%
                                       -------    ----    ------   -------   ----    -------  -------    ----    -------

    Total demand deposits               22,630    2.33%    24.13%   24,353   2.94%    26.44%   24,446    2.96%    28.73%
                                       -------    ----    ------   -------   ----    -------  -------    ----    -------

Certificates of deposit                 70,742    5.78%    75.43%   67,365   5.80%    73.14%   60,357    4.94%    70.92%
                                       -------    ----    ------   -------   ----    ------   -------    ----    -------

Accrued interest                           413              0.44%      385             0.42%      302              0.36%
                                       -------            ------   -------           ------   -------            ------

    Total deposits                     $93,785    4.92%   100.00%  $92,103   5.03%   100.00%  $85,105    4.35%   100.00%
                                       =======    =====   =======  =======   =====   =======  =======    =====   =======

                                  EXHIBIT 19


         Composition and Average Rate Paid for Certificates of Deposit

     The following table presents the maturities by 200 point basis rate paid on all certificates of deposit as of June 30, 1997.

                                                 Amount Due During the Year Ending June 30,
                                          --------------------------------------------------------
                                          1998         1999         2000         2001         2002         Total
                                          ----         ----         ----         ----         ----         -----
                                       (Dollars in Thousands)
Certificates of deposit

        2.00% to 3.99%                  $    130    $    140    $      --     $     --     $     --      $    270

        4.00% to 5.99%                    41,122       6,221          991        1,722          911        50,967

        6.00% to 7.99%                     5,927       2,384       10,657          638           --        19,606

        8.00% to 9.99%                       574         324           --           --           --           898

        10.00% to 11.99%                      53          --           --           --           --            53
                                        --------    --------    ---------     --------     --------      --------

        Total                           $ 47,806    $  9,069    $  11,648     $  2,360     $    911      $ 71,794
                                        ========    ========    =========     ========     ========      ========

     As of June 30, 1997, the aggregate amount of time certificates of deposit in amounts greater than or equal to $100,000 outstanding was approximately $13.1 million, representing 18.16% of all certificates of deposit on such date. Management believes that most of these deposits are held by long-time, local customers of the Bank. Some of these deposits were deposits of state and local governments which are subject to rebidding from time to time and to securitization requirements. The following table presents the maturity of these time certificates of deposit at such date.

                                                               At
                                                         June 30, 1997
                                                         -------------
                                                         (In Thousands)
3 Months or less                                             $  2,202
Over 3 months through 6 months                                  2,442
Over 6 months through 12 months                                 3,891
Over 12 months                                                  4,548
                                                              -------
        Total                                                 $13,083
                                                              =======

                                  EXHIBIT 20-A
                           ALL PUBLICLY TRADED THRIFTS
                               FINANCIAL CONDITION


                                                                                                                           Tangible
                                                                            Total        Total       Total     Equity/      Equity/
                                                                           Assets     Deposits      Equity      Assets  Tang Assets
Ticker    Institution                             State      IPO Date      ($000)       ($000)      ($000)         (%)          (%)
------    -----------                             -----      --------       ------       ------      ------        ---          ---
AABC      Access Anytime Bancorp, Inc.              NM      08/08/86       104,653       95,772       7,796       7.45         7.45
AADV      Advantage Bancorp, Inc.                   WI      03/23/92     1,019,510      655,916      93,947       9.21         8.67
ABBK      Abington Bancorp, Inc.                    MA      06/10/86       501,256      310,624      34,680       6.92         6.27
ABCL      Alliance Bancorp, Inc.                    IL      07/07/92     1,404,263    1,020,923     125,094       8.91         8.81
ABCW      Anchor BanCorp Wisconsin, Inc.            WI      07/16/92     1,925,866    1,326,325     119,847       6.22         6.11
AFBC      Advance Financial Bancorp                 WV      01/02/97       103,578       79,308      15,998      15.45        15.45
AFCB      Affiliated Community Bancorp, Inc.        MA      10/19/95     1,090,431      676,447     106,625       9.78         9.73
AFED      AFSALA Bancorp, Inc.                      NY      10/01/96       159,181      135,247      21,444      13.47        13.47
AFFFZ     America First Financial Fund 1987-A LP    CA            NA     2,190,646    1,888,965     184,910       8.44         8.35
AHCI      Ambanc Holding Co., Inc.                  NY      12/27/95       484,979      326,139      62,754      12.94        12.94
AHM       Ahmanson & Company (H.F.)                 CA      10/25/72    47,532,068   32,741,870   2,463,416       5.18         4.60
ALBC      Albion Banc Corp.                         NY      07/26/93        68,628       52,322       5,991       8.73         8.73
ALBK      ALBANK Financial Corporation              NY      04/01/92     3,602,227    2,986,514     331,506       9.20         8.14
AMFC      AMB Financial Corp.                       IN      04/01/96        94,179       65,483      14,087      14.96        14.96
ANA       Acadiana Bancshares, Inc.                 LA      07/16/96       267,000      189,482      46,388      17.37        17.37
ANBK      American National Bancorp, Inc.           MD      10/31/95       505,318      329,516      45,315       8.97         8.97
ANDB      Andover Bancorp, Inc.                     MA      05/08/86     1,250,943      920,191     100,829       8.06         8.06
ASBI      Ameriana Bancorp                          IN      03/02/87       397,730      326,768      43,572      10.96        10.95
ASBP      ASB Financial Corp.                       OH      05/11/95       112,264       89,752      17,465      15.56        15.56
ASFC      Astoria Financial Corporation             NY      11/18/93     7,664,495    4,545,241     599,767       7.83         6.66
ATSB      AmTrust Capital Corp.                     IN      03/28/95        71,031       51,082       7,222      10.17        10.07
AVND      Avondale Financial Corp.                  IL      04/07/95       607,273      382,119      55,398       9.12         9.12
BANC      BankAtlantic Bancorp, Inc.                FL      11/29/83     2,730,474    1,768,087     153,575       5.62         4.67
BDJI      First Federal Bancorporation              MN      04/04/95       110,589       82,347      12,019      10.87        10.87
BFD       BostonFed Bancorp, Inc.                   MA      10/24/95       975,922      581,752      85,743       8.79         8.52
BFFC      Big Foot Financial Corporation            IL      12/20/96       212,245      125,158      36,047      16.98        16.98
BFSB      Bedford Bancshares, Inc.                  VA      08/22/94       135,455      100,047      19,183      14.16        14.16
BKC       American Bank of Connecticut              CT      12/01/81       605,857      447,601      50,201       8.29         7.98
BKCO      Bankers Corp.                             NJ      03/16/90     2,566,835    1,656,927     203,536       7.93         7.82
BKCT      Bancorp Connecticut, Inc.                 CT      07/03/86       428,362      311,824      43,886      10.25        10.25
BKUNA     BankUnited Financial Corporation          FL      12/11/85     1,807,192    1,100,923     101,415       5.61         4.94
BNKU      Bank United Corporation                   TX      08/09/96    11,439,050    5,249,888     582,676       5.09         4.97
BPLS      Bank Plus Corporation                     CA            NA     3,534,002    2,701,677     179,068       5.07         5.06
BSBC      Branford Savings Bank                     CT      11/04/86       186,555      163,392      17,313       9.28         9.28
BVCC      Bay View Capital Corporation              CA      05/09/86     3,096,213    1,578,206     196,196       6.34         5.37
BWFC      Bank West Financial Corporation           MI      03/30/95       155,675      102,862      22,592      14.51        14.51
BYFC      Broadway Financial Corporation            CA      01/09/96       122,245      107,550      13,144      10.75        10.75
CAFI      Camco Financial Corporation               OH            NA       489,833      371,032      46,858       9.57         8.89
CAPS      Capital Savings Bancorp, Inc.             MO      12/29/93       242,518      171,039      21,340       8.80         8.80
CASB      Cascade Financial Corporation             WA      09/16/92       368,126      244,795      22,557       6.13         6.13
CASH      First Midwest Financial, Inc.             IA      09/20/93       374,824      240,051      42,713      11.40        10.23
CATB      Catskill Financial Corporation            NY      04/18/96       284,238      199,256      71,169      25.04        25.04
CBCI      Calumet Bancorp, Inc.                     IL      02/20/92       496,561      354,118      76,972      15.50        15.50
CBES      CBES Bancorp, Inc.                        MO      09/30/96        95,219       70,989      17,510      18.39        18.39
CBK       Citizens First Financial Corp.            IL      05/01/96       271,573      198,043      38,239      14.08        14.08
CBNH      Community Bankshares, Inc.                NH      05/08/86       615,874      428,560      43,093       7.00         7.00
CBSA      Coastal Bancorp, Inc.                     TX            NA     2,964,082    1,364,759      98,694       3.33         2.78
CBSB      Charter Financial, Inc.                   IL      12/29/95       393,268      274,184      56,901      14.47        13.02
CCFH      CCF Holding Company                       GA      07/12/95       100,801       78,042      11,779      11.69        11.69


                                                                          Risk-Based   NPAs + Loans
                                                                            Capital/   90+ Pst Due/     Return on   Return on
                                                                        Risk-Weightd         Assets    Avg Assets  Avg Equity
Ticker    Institution                             State      IPO Date     Assets (%)            (%)           (%)         (%)
------    -----------                             -----      --------   ----------              ---           ---         ---
AABC      Access Anytime Bancorp, Inc.              NM      08/08/86         16.07             1.60         (0.50)      (8.90)
AADV      Advantage Bancorp, Inc.                   WI      03/23/92         13.68             0.44          0.41        4.49
ABBK      Abington Bancorp, Inc.                    MA      06/10/86         12.63             0.20          0.82       12.05
ABCL      Alliance Bancorp, Inc.                    IL      07/07/92         14.58             0.15          0.52        5.82
ABCW      Anchor BanCorp Wisconsin, Inc.            WI      07/16/92          9.27             0.92          0.75       11.76
AFBC      Advance Financial Bancorp                 WV      01/02/97         25.46             0.37          0.38        4.15
AFCB      Affiliated Community Bancorp, Inc.        MA      10/19/95         17.93             0.39          0.96        9.78
AFED      AFSALA Bancorp, Inc.                      NY      10/01/96         31.57             0.45            NA          NA
AFFFZ     America First Financial Fund 1987-A LP    CA            NA         15.94             0.40          1.49       19.35
AHCI      Ambanc Holding Co., Inc.                  NY      12/27/95         22.62             0.63         (0.58)      (4.29)
AHM       Ahmanson & Company (H.F.)                 CA      10/25/72          8.90             1.90          0.47        9.25
ALBC      Albion Banc Corp.                         NY      07/26/93            NA             0.72          0.11        1.14
ALBK      ALBANK Financial Corporation              NY      04/01/92         11.63             0.91          0.85        9.17
AMFC      AMB Financial Corp.                       IN      04/01/96         23.47             0.81          0.73        4.15
ANA       Acadiana Bancshares, Inc.                 LA      07/16/96         25.93             0.52          0.59        3.44
ANBK      American National Bancorp, Inc.           MD      10/31/95            NA             0.74          0.28        2.88
ANDB      Andover Bancorp, Inc.                     MA      05/08/86         13.76             1.01          1.10       13.91
ASBI      Ameriana Bancorp                          IN      03/02/87         18.78             0.40          0.61        5.54
ASBP      ASB Financial Corp.                       OH      05/11/95         26.05             1.02          0.59        3.10
ASFC      Astoria Financial Corporation             NY      11/18/93         15.44             0.51          0.56        7.06
ATSB      AmTrust Capital Corp.                     IN      03/28/95         15.72             2.84          0.29        2.93
AVND      Avondale Financial Corp.                  IL      04/07/95         14.97             3.18         (0.48)      (4.97)
BANC      BankAtlantic Bancorp, Inc.                FL      11/29/83         10.03             0.97          0.87       14.78
BDJI      First Federal Bancorporation              MN      04/04/95         18.36             0.27          0.30        2.57
BFD       BostonFed Bancorp, Inc.                   MA      10/24/95            NA             0.52          0.51        5.00
BFFC      Big Foot Financial Corporation            IL      12/20/96         34.98             0.09            NA          NA
BFSB      Bedford Bancshares, Inc.                  VA      08/22/94         22.13             0.60          1.00        6.97
BKC       American Bank of Connecticut              CT      12/01/81            NA             1.81          1.28       15.10
BKCO      Bankers Corp.                             NJ      03/16/90         18.38             1.14          1.09       13.73
BKCT      Bancorp Connecticut, Inc.                 CT      07/03/86         15.03             1.19          1.32       12.80
BKUNA     BankUnited Financial Corporation          FL      12/11/85         13.63             0.60          0.44        6.09
BNKU      Bank United Corporation                   TX      08/09/96         13.45             0.66          0.46        8.48
BPLS      Bank Plus Corporation                     CA            NA         10.50             2.88         (0.26)      (5.34)
BSBC      Branford Savings Bank                     CT      11/04/86         16.28             1.42          1.18       12.82
BVCC      Bay View Capital Corporation              CA      05/09/86          9.01               NA          0.39        6.31
BWFC      Bank West Financial Corporation           MI      03/30/95         23.09             0.28          0.64        3.89
BYFC      Broadway Financial Corporation            CA      01/09/96         14.05             2.06         (0.11)      (0.95)
CAFI      Camco Financial Corporation               OH            NA         16.47             0.49          0.80        8.56
CAPS      Capital Savings Bancorp, Inc.             MO      12/29/93         15.98             0.31          0.67        7.41
CASB      Cascade Financial Corporation             WA      09/16/92          9.69             0.39          0.35        5.65
CASH      First Midwest Financial, Inc.             IA      09/20/93         14.07             0.85          0.73        6.42
CATB      Catskill Financial Corporation            NY      04/18/96         60.11             0.47          1.44        5.20
CBCI      Calumet Bancorp, Inc.                     IL      02/20/92         14.27             1.16          1.15        7.24
CBES      CBES Bancorp, Inc.                        MO      09/30/96            NA             0.77          0.77        5.62
CBK       Citizens First Financial Corp.            IL      05/01/96         18.07             0.59          0.30        1.98
CBNH      Community Bankshares, Inc.                NH      05/08/86          9.90             0.49          0.97       13.30
CBSA      Coastal Bancorp, Inc.                     TX            NA         11.25             0.58          0.25        7.61
CBSB      Charter Financial, Inc.                   IL      12/29/95         20.58             0.56          1.13        7.62
CCFH      CCF Holding Company                       GA      07/12/95            NA             0.18          0.05        0.34


                                                                         One Year
                                                                         Cum Gap/
                                                                         Assets
Ticker    Institution                             State      IPO Date        (%)
------    -----------                             -----      --------        ---
AABC      Access Anytime Bancorp, Inc.              NM      08/08/86          NA
AADV      Advantage Bancorp, Inc.                   WI      03/23/92          NA
ABBK      Abington Bancorp, Inc.                    MA      06/10/86      (28.59)
ABCL      Alliance Bancorp, Inc.                    IL      07/07/92       (6.61)
ABCW      Anchor BanCorp Wisconsin, Inc.            WI      07/16/92       (3.59)
AFBC      Advance Financial Bancorp                 WV      01/02/97          NA
AFCB      Affiliated Community Bancorp, Inc.        MA      10/19/95          NA
AFED      AFSALA Bancorp, Inc.                      NY      10/01/96          NA
AFFFZ     America First Financial Fund 1987-A LP    CA            NA          NA
AHCI      Ambanc Holding Co., Inc.                  NY      12/27/95          NA
AHM       Ahmanson & Company (H.F.)                 CA      10/25/72        7.73
ALBC      Albion Banc Corp.                         NY      07/26/93          NA
ALBK      ALBANK Financial Corporation              NY      04/01/92        6.17
AMFC      AMB Financial Corp.                       IN      04/01/96          NA
ANA       Acadiana Bancshares, Inc.                 LA      07/16/96          NA
ANBK      American National Bancorp, Inc.           MD      10/31/95          NA
ANDB      Andover Bancorp, Inc.                     MA      05/08/86          NA
ASBI      Ameriana Bancorp                          IN      03/02/87          NA
ASBP      ASB Financial Corp.                       OH      05/11/95          NA
ASFC      Astoria Financial Corporation             NY      11/18/93       11.39
ATSB      AmTrust Capital Corp.                     IN      03/28/95          NA
AVND      Avondale Financial Corp.                  IL      04/07/95          NA
BANC      BankAtlantic Bancorp, Inc.                FL      11/29/83      (11.62)
BDJI      First Federal Bancorporation              MN      04/04/95        0.44
BFD       BostonFed Bancorp, Inc.                   MA      10/24/95        9.00
BFFC      Big Foot Financial Corporation            IL      12/20/96          NA
BFSB      Bedford Bancshares, Inc.                  VA      08/22/94          NA
BKC       American Bank of Connecticut              CT      12/01/81      (18.96)
BKCO      Bankers Corp.                             NJ      03/16/90      (10.93)
BKCT      Bancorp Connecticut, Inc.                 CT      07/03/86       (4.71)
BKUNA     BankUnited Financial Corporation          FL      12/11/85      (13.09)
BNKU      Bank United Corporation                   TX      08/09/96          NA
BPLS      Bank Plus Corporation                     CA            NA       32.34
BSBC      Branford Savings Bank                     CT      11/04/86        8.57
BVCC      Bay View Capital Corporation              CA      05/09/86        1.33
BWFC      Bank West Financial Corporation           MI      03/30/95          NA
BYFC      Broadway Financial Corporation            CA      01/09/96          NA
CAFI      Camco Financial Corporation               OH            NA          NA
CAPS      Capital Savings Bancorp, Inc.             MO      12/29/93          NA
CASB      Cascade Financial Corporation             WA      09/16/92      (27.44)
CASH      First Midwest Financial, Inc.             IA      09/20/93          NA
CATB      Catskill Financial Corporation            NY      04/18/96        3.45
CBCI      Calumet Bancorp, Inc.                     IL      02/20/92          NA
CBES      CBES Bancorp, Inc.                        MO      09/30/96          NA
CBK       Citizens First Financial Corp.            IL      05/01/96          NA
CBNH      Community Bankshares, Inc.                NH      05/08/86       (0.84)
CBSA      Coastal Bancorp, Inc.                     TX            NA          NA
CBSB      Charter Financial, Inc.                   IL      12/29/95          NA
CCFH      CCF Holding Company                       GA      07/12/95          NA


                                  EXHIBIT 20-A
                                  ALL PUBLICLY TRADED THRIFTS
                                  FINANCIAL CONDITION

                                                                                                                     Tangible
                                                                        Total       Total       Total   Equity/       Equity/
                                                                       Assets    Deposits      Equity    Assets   Tang Assets
Ticker  Institution                              State   IPO Date      ($000)      ($000)      ($000)       (%)           (%)
------  -----------                              -----   --------      ------      ------      ------       ---           ---
CEBK    Central Co-operative Bank                 MA     10/24/86     344,420     266,431      34,189      9.93          8.98
CENB    Century Bancorp, Inc.                     NC     12/23/96      99,948      69,489      29,920     29.94         29.94
CENF    CENFED Financial Corporation              CA     10/25/91   2,295,523   1,544,168     119,445      5.20          5.19
CFB     Commercial Federal Corporation            NE     12/31/84   7,096,665   4,378,919     426,106      6.00          5.36
CFBC    Community First Banking Company           GA     07/01/97     450,650     361,598      69,389     15.40         15.22
CFCP    Coastal Financial Corporation             SC     09/26/90     502,761     331,996      31,024      6.17          6.17
CFFC    Community Financial Corporation           VA     03/30/88     175,414     117,248      24,050     13.71         13.71
CFNC    Carolina Fincorp, Inc.                    NC     11/25/96     108,680      81,355      25,760     23.70         23.70
CFSB    CFSB Bancorp, Inc.                        MI     06/22/90     845,438     560,353      64,446      7.62          7.62
CFTP    Community Federal Bancorp, Inc.           MS     03/26/96     209,035     132,932      57,386     27.45         27.45
CFX     CFX Corporation                           NH     02/12/87   1,859,030   1,258,360     138,325      7.44          6.99
CIBI    Community Investors Bancorp, Inc.         OH     02/07/95      97,446      72,015      11,221     11.52         11.52
CKFB    CKF Bancorp, Inc.                         KY     01/04/95      60,812      42,213      14,572     23.96         23.96
CLAS    Classic Bancshares, Inc.                  KY     12/29/95     130,525      99,108      19,409     14.87         12.87
CMRN    Cameron Financial Corporation             MO     04/03/95     208,105     124,818      45,136     21.69         21.69
CMSB    Commonwealth Bancorp, Inc.                PA     06/17/96   2,288,986   1,518,915     220,405      9.63          7.69
CMSV    Community Savings, FA (MHC)               FL     10/24/94     699,787     540,533      78,678     11.24         11.24
CNIT    CENIT Bancorp, Inc.                       VA     08/06/92     709,550     510,618      51,356      7.24          6.69
CNSB    CNS Bancorp, Inc.                         MO     06/12/96      98,351      73,274      24,531     24.94         24.94
CNY     Carver Bancorp, Inc.                      NY     10/25/94     413,777     269,541      34,542      8.35          8.04
COFI    Charter One Financial, Inc.               OH     01/22/88  14,564,703   7,777,575     976,617      6.71          6.31
COOP    Cooperative Bankshares, Inc.              NC     08/21/91     352,438     283,005      26,901      7.63          7.63
CRZY    Crazy Woman Creek Bancorp, Incorporated   WY     03/29/96      54,275      28,658      14,013     25.82         25.82
CSA     Coast Savings Financial, Inc.             CA     12/23/85   9,102,743   6,412,740     447,955      4.92          4.86
CSBF    CSB Financial Group, Inc.                 IL     10/09/95      48,844      36,295      12,230     25.04         23.99
CTZN    CitFed Bancorp, Inc.                      OH     01/23/92   3,097,515   1,725,779     197,237      6.37          5.77
CVAL    Chester Valley Bancorp Inc.               PA     03/27/87     323,673     260,762      27,065      8.36          8.36
DCBI    Delphos Citizens Bancorp, Inc.            OH     11/21/96     107,166      75,930      30,436     28.40         28.40
DIBK    Dime Financial Corporation                CT     07/09/86     873,878     755,843      69,571      7.96          7.72
DIME    Dime Community Bancorp, Inc.              NY     06/26/96   1,315,026     963,395     190,889     14.52         12.76
DME     Dime Bancorp, Incorporated                NY     08/19/86  20,087,176  13,335,199   1,059,288      5.27          5.04
DNFC    D & N Financial Corporation               MI     02/13/85   1,608,837   1,020,312      89,727      5.58          5.52
DSL     Downey Financial Corp.                    CA     01/01/71   5,885,670   4,631,112     407,965      6.93          6.84
EBSI    Eagle Bancshares, Inc.                    GA     04/01/86     848,490     579,113      70,450      8.30          8.30
EFBC    Empire Federal Bancorp, Inc.              MT     01/27/97     108,566      65,707      40,565     37.36         37.36
EFBI    Enterprise Federal Bancorp, Inc.          OH     10/17/94     264,266     145,878      31,595     11.96         11.95
EGFC    Eagle Financial Corp.                     CT     02/03/87   2,013,359   1,385,431     138,245      6.87          5.44
EGLB    Eagle BancGroup, Inc.                     IL     07/01/96     174,310     131,382      20,662     11.85         11.85
EIRE    Emerald Isle Bancorp, Inc.                MA     09/08/86     425,014     362,247      30,069      7.07          7.07
EMLD    Emerald Financial Corporation             OH           NA     603,080     522,119      45,714      7.58          7.47
EQSB    Equitable Federal Savings Bank            MD     09/10/93     308,197     245,423      15,534      5.04          5.04
ESBK    Elmira Savings Bank, FSB                  NY     03/01/85     227,828     207,386      14,344      6.30          6.05
ESX     Essex Bancorp, Inc.                       VA     07/18/90     190,085     146,003      15,517      8.16          8.07
ETFS    East Texas Financial Services, Inc.       TX     01/10/95     112,697      89,301      20,471     18.16         18.16
FAB     FirstFed America Bancorp, Inc.            MA     01/15/97   1,020,876     726,197     124,176     12.16         12.16
FBBC    First Bell Bancorp, Inc.                  PA     06/29/95     714,366     510,228      70,174      9.82          9.82
FBCI    Fidelity Bancorp, Inc.                    IL     12/15/93     489,843     335,347      50,881     10.39         10.37
FBCV    1ST Bancorp                               IN     04/07/87     270,490     144,316      22,333      8.26          8.10
FBER    1st Bergen Bancorp                        NJ     04/01/96     284,765     214,282      40,404     14.19         14.19


                                                                     Risk-Based  NPAs + Loans                              One Year
                                                                       Capital/  90+ Pst Due/      Return on    Return on  Cum Gap/
                                                                   Risk-Weightd        Assets     Avg Assets   Avg Equity    Assets
Ticker  Institution                              State   IPO Date    Assets (%)           (%)            (%)          (%)       (%)
------  -----------                              -----   --------    ----------           ---            ---          ---       ---
CEBK    Central Co-operative Bank                 MA     10/24/86            NA          0.85           0.88         8.71        NA
CENB    Century Bancorp, Inc.                     NC     12/23/96         43.09          0.39             NA           NA    (23.34)
CENF    CENFED Financial Corporation              CA     10/25/91          9.92          1.28           0.51        10.05     13.90
CFB     Commercial Federal Corporation            NE     12/31/84         12.79          0.89           0.65        11.04     (9.37)
CFBC    Community First Banking Company           GA     07/01/97         16.31          2.02           0.07         0.99        NA
CFCP    Coastal Financial Corporation             SC     09/26/90          9.80          0.21           0.94        15.35        NA
CFFC    Community Financial Corporation           VA     03/30/88         16.84          0.39           1.01         7.32        NA
CFNC    Carolina Fincorp, Inc.                    NC     11/25/96         29.76          0.28             NA           NA    (18.37)
CFSB    CFSB Bancorp, Inc.                        MI     06/22/90         12.24          0.17           0.85        10.98        NA
CFTP    Community Federal Bancorp, Inc.           MS     03/26/96         57.73          0.30           1.33         4.10        NA
CFX     CFX Corporation                           NH     02/12/87         12.04          0.72           0.90        10.69     (8.69)
CIBI    Community Investors Bancorp, Inc.         OH     02/07/95         19.82          0.72           0.67         5.50        NA
CKFB    CKF Bancorp, Inc.                         KY     01/04/95         36.34          1.26           1.80         7.25        NA
CLAS    Classic Bancshares, Inc.                  KY     12/29/95         23.02          0.94             NA           NA        NA
CMRN    Cameron Financial Corporation             MO     04/03/95         25.03          0.73           1.06         4.41     (1.92)
CMSB    Commonwealth Bancorp, Inc.                PA     06/17/96         13.26          0.50           0.55         5.31     (9.23)
CMSV    Community Savings, FA (MHC)               FL     10/24/94         23.29          0.55           0.56         4.87     (0.47)
CNIT    CENIT Bancorp, Inc.                       VA     08/06/92            NA          0.51           0.55         7.66        NA
CNSB    CNS Bancorp, Inc.                         MO     06/12/96         40.47          0.53           0.42         1.70      4.07
CNY     Carver Bancorp, Inc.                      NY     10/25/94         15.52          1.37          (0.44)       (4.98)       NA
COFI    Charter One Financial, Inc.               OH     01/22/88          9.82          0.27           0.99        14.60     (3.24)
COOP    Cooperative Bankshares, Inc.              NC     08/21/91         14.12          0.46          (0.79)       (9.92)    (3.12)
CRZY    Crazy Woman Creek Bancorp, Incorporated   WY     03/29/96         46.87          0.39           1.06         3.69        NA
CSA     Coast Savings Financial, Inc.             CA     12/23/85          8.81          1.40           0.21         4.29      3.43
CSBF    CSB Financial Group, Inc.                 IL     10/09/95         54.18          0.56           0.31         1.21        NA
CTZN    CitFed Bancorp, Inc.                      OH     01/23/92         12.25          0.41           0.59         9.11     (7.14)
CVAL    Chester Valley Bancorp Inc.               PA     03/27/87         13.64          0.23           0.65         7.32     (9.56)
DCBI    Delphos Citizens Bancorp, Inc.            OH     11/21/96         42.19          0.35             NA           NA        NA
DIBK    Dime Financial Corporation                CT     07/09/86         19.30          0.40           1.92        23.45     (6.43)
DIME    Dime Community Bancorp, Inc.              NY     06/26/96         18.73          0.73           1.00         5.94    (15.47)
DME     Dime Bancorp, Incorporated                NY     08/19/86         11.05          1.57           0.55        10.56     (2.00)
DNFC    D & N Financial Corporation               MI     02/13/85          8.39          0.34           0.61        10.75    (13.60)
DSL     Downey Financial Corp.                    CA     01/01/71         11.11          0.95           0.44         5.81      1.95
EBSI    Eagle Bancshares, Inc.                    GA     04/01/86          9.33          1.07           0.49         5.55        NA
EFBC    Empire Federal Bancorp, Inc.              MT     01/27/97         65.93          0.06             NA           NA        NA
EFBI    Enterprise Federal Bancorp, Inc.          OH     10/17/94         19.95          0.03           0.73         5.60        NA
EGFC    Eagle Financial Corp.                     CT     02/03/87         16.80          0.52           0.08         1.05        NA
EGLB    Eagle BancGroup, Inc.                     IL     07/01/96         16.67          1.48          (0.08)       (0.67)     0.61
EIRE    Emerald Isle Bancorp, Inc.                MA     09/08/86         11.03          0.40           0.85        12.31     (9.93)
EMLD    Emerald Financial Corporation             OH           NA         11.86          0.24           0.72         9.39        NA
EQSB    Equitable Federal Savings Bank            MD     09/10/93         10.85          0.49           0.46         9.13        NA
ESBK    Elmira Savings Bank, FSB                  NY     03/01/85          9.19          0.66           0.36         5.70     27.30
ESX     Essex Bancorp, Inc.                       VA     07/18/90         13.32          2.63          (0.02)       (0.43)       NA
ETFS    East Texas Financial Services, Inc.       TX     01/10/95         40.44          0.17           0.31         1.66    (13.02)
FAB     FirstFed America Bancorp, Inc.            MA     01/15/97         18.48          0.40          (0.20)       (2.45)       NA
FBBC    First Bell Bancorp, Inc.                  PA     06/29/95         21.63          0.07           1.06         7.70    (40.85)
FBCI    Fidelity Bancorp, Inc.                    IL     12/15/93         18.12          0.80           0.55         5.27        NA
FBCV    1ST Bancorp                               IN     04/07/87         15.53          0.94           0.31         3.79        NA
FBER    1st Bergen Bancorp                        NJ     04/01/96         28.14          0.83           0.45         2.72        NA


                                  EXHIBIT 20-A
                                  ALL PUBLICLY TRADED THRIFTS
                                  FINANCIAL CONDITION


                                                                                                                        Tangible
                                                                              Total      Total     Total    Equity/      Equity/
                                                                             Assets   Deposits    Equity     Assets  Tang Assets
Ticker Institution                                      State  IPO Date      ($000)     ($000)    ($000)        (%)          (%)
------ -----------                                      -----  --------      ------     ------    ------        ---          ---
FBHC   Fort Bend Holding Corp.                            TX   06/30/93     318,668    268,578    19,216       6.03         5.64
FBNW   FirstBank Corporation                              ID   07/02/97     154,143    112,178    11,277       7.32         7.32
FBSI   First Bancshares, Inc.                             MO   12/22/93     163,973    117,685    22,207      13.54        13.53
FCB    Falmouth Co-Operative Bank                         MA   03/28/96      93,838     70,256    22,410      23.88        23.88
FCBF   FCB Financial Corp.                                WI   09/24/93     526,203    317,629    76,556      14.55        14.55
FCME   First Coastal Corporation                          ME         NA     152,386    117,443    14,065       9.23         9.23
FDEF   First Defiance Financial Corp.                     OH   10/02/95     552,225    383,393   117,742      21.32        21.32
FED    FirstFed Financial Corp.                           CA   12/16/83   4,193,203  1,960,394   202,456       4.83         4.78
FESX   First Essex Bancorp, Inc.                          MA   08/04/87   1,245,415    728,943    86,845       6.97         6.11
FFBA   First Colorado Bancorp, Inc.                       CO   01/02/96   1,510,376  1,145,562   195,216      12.92        12.77
FFBH   First Federal Bancshares of Arkansas, Inc.         AR   05/03/96     535,204    444,151    80,119      14.97        14.97
FFBI   First Financial Bancorp, Inc.                      IL   10/04/93      84,531     68,529     7,315       8.65         8.65
FFBS   FFBS BanCorp, Inc.                                 MS   07/01/93     130,762    103,798    25,142      19.23        19.23
FFBZ   First Federal Bancorp, Inc.                        OH   07/13/92     201,262    129,074    15,192       7.55         7.54
FFCH   First Financial Holdings Inc.                      SC   11/10/83   1,667,178  1,069,217   101,879       6.11         6.11
FFDB   FirstFed Bancorp, Incorporated                     AL   11/19/91     176,528    156,122    16,621       9.42         8.65
FFDF   FFD Financial Corporation                          OH   04/03/96      85,286     54,669    21,102      24.74        24.74
FFED   Fidelity Federal Bancorp                           IN   08/31/87     250,285    185,803    12,865       5.14         5.14
FFES   First Federal Savings & Loan of East Hartford      CT   06/23/87     983,594    579,373    63,235       6.43         6.43
FFFC   FFVA Financial Corporation                         VA   10/12/94     558,886    409,700    73,647      13.18        12.94
FFFD   North Central Bancshares, Inc.                     IA   03/21/96     212,869    136,258    48,257      22.67        22.67
FFFG   F.F.O. Financial Group, Inc.                       FL   10/13/88     323,020    281,349    21,738       6.73         6.73
FFFL   Fidelity Bankshares Inc. (MHC)                     FL   01/07/94     999,289    779,558    83,679       8.37         8.32
FFHC   First Financial Corporation                        WI   12/24/80   5,931,501  4,517,674   422,725       7.13         6.95
FFHH   FSF Financial Corp.                                MN   10/07/94     378,233    206,993    42,933      11.35        11.35
FFHS   First Franklin Corporation                         OH   01/26/88     226,944    199,464    20,469       9.02         8.97
FFIC   Flushing Financial Corporation                     NY   11/21/95     860,031    590,463   133,089      15.47        15.47
FFKY   First Federal Financial Corporation of Kentucky    KY   07/15/87     377,380    281,342    51,716      13.70        13.01
FFLC   FFLC Bancorp, Inc.                                 FL   01/04/94     387,097    301,855    52,186      13.48        13.48
FFOH   Fidelity Financial of Ohio, Inc.                   OH   03/04/96     524,743    430,487    67,905      12.94        11.60
FFPB   First Palm Beach Bancorp, Inc.                     FL   09/29/93   1,666,396  1,227,277   109,495       6.57         6.42
FFSL   First Independence Corporation                     KS   10/08/93     110,876     74,275    11,567      10.43        10.43
FFSW   FirstFederal Financial Services Corp               OH   03/31/87   1,088,132    662,680    87,906       8.08         7.21
FFSX   First Federal Savings Bank of Siouxland (MHC)      IA   07/13/92     468,568    326,734    38,865       8.29         8.23
FFWC   FFW Corporation                                    IN   04/05/93     180,056    116,118    17,141       9.52         8.66
FFWD   Wood Bancorp, Inc.                                 OH   08/31/93     163,918    120,546    20,166      12.30        12.30
FFYF   FFY Financial Corp.                                OH   06/28/93     599,249    450,224    82,174      13.71        13.71
FGHC   First Georgia Holding, Inc.                        GA   02/11/87     156,383    126,214    12,849       8.22         7.59
FIBC   Financial Bancorp, Inc.                            NY   08/17/94     282,485    209,378    26,440       9.36         9.32
FISB   First Indiana Corporation                          IN   08/02/83   1,520,762  1,093,848   145,432       9.56         9.46
FKFS   First Keystone Financial, Inc.                     PA   01/26/95     320,797    228,747    23,440       7.31         7.31
FKKY   Frankfort First Bancorp, Inc.                      KY   07/10/95     132,451     85,957    22,758      17.18        17.18
FLAG   FLAG Financial Corporation                         GA   12/11/86     221,926    180,391    21,267       9.58         9.58
FLFC   First Liberty Financial Corp.                      GA   12/06/83   1,288,919    952,425    95,028       7.37         6.69
FLGS   Flagstar Bancorp, Inc.                             MI         NA   1,596,289    904,310   115,360       7.23           NA
FLKY   First Lancaster Bancshares, Inc.                   KY   07/01/96      40,448     21,964    13,850      34.24        34.24
FMBD   First Mutual Bancorp, Inc.                         IL   07/05/95     417,695    329,551    53,641      12.84        10.04
FMCO   FMS Financial Corp.                                NJ   12/14/88     554,925    475,092    36,384       6.56         6.45
FMSB   First Mutual Savings Bank                          WA   12/17/85     432,034    344,648    29,491       6.83         6.83


                                                                         Risk-Based  NPAs + Loans                          One Year
                                                                           Capital/  90+ Pst Due/   Return on   Return on  Cum Gap/
                                                                       Risk-Weightd        Assets  Avg Assets  Avg Equity    Assets
Ticker Institution                                     State  IPO Date   Assets (%)           (%)         (%)         (%)       (%)
------ -----------                                     -----  --------   ----------           ---         ---         ---       ---
FBHC   Fort Bend Holding Corp.                           TX   06/30/93        13.02          0.37        0.31        4.93        NA
FBNW   FirstBank Corporation                             ID   07/02/97        12.31          2.07        0.50        5.81        NA
FBSI   First Bancshares, Inc.                            MO   12/22/93           NA          0.56        0.91        6.24        NA
FCB    Falmouth Co-Operative Bank                        MA   03/28/96        43.15          0.07        0.83        3.41    (23.57)
FCBF   FCB Financial Corp.                               WI   09/24/93        18.83          0.15        0.79        4.69        NA
FCME   First Coastal Corporation                         ME         NA        15.06          2.01        4.21       54.71        NA
FDEF   First Defiance Financial Corp.                    OH   10/02/95        22.39          0.45        0.74        3.34        NA
FED    FirstFed Financial Corp.                          CA   12/16/83        10.48          1.39        0.29        6.24      5.60
FESX   First Essex Bancorp, Inc.                         MA   08/04/87        10.44          0.56        0.98       13.28    (12.44)
FFBA   First Colorado Bancorp, Inc.                      CO   01/02/96           NA          0.23        0.89        6.34    (24.76)
FFBH   First Federal Bancshares of Arkansas, Inc.        AR   05/03/96        22.40          0.19        0.77        4.85        NA
FFBI   First Financial Bancorp, Inc.                     IL   10/04/93        14.50          0.40       (0.38)      (4.72)     8.84
FFBS   FFBS BanCorp, Inc.                                MS   07/01/93        29.07            NA        1.15        5.94        NA
FFBZ   First Federal Bancorp, Inc.                       OH   07/13/92        10.44          0.53        0.73        9.61        NA
FFCH   First Financial Holdings Inc.                     SC   11/10/83        10.08          1.66        0.57        9.34    (11.74)
FFDB   FirstFed Bancorp, Incorporated                    AL   11/19/91        14.88          0.84        0.62        6.27        NA
FFDF   FFD Financial Corporation                         OH   04/03/96        33.56          0.00        0.77        3.22        NA
FFED   Fidelity Federal Bancorp                          IN   08/31/87         7.75          0.16        0.16        2.98      3.74
FFES   First Federal Savings & Loan of East Hartford     CT   06/23/87        21.27          0.37        0.43        6.79      1.16
FFFC   FFVA Financial Corporation                        VA   10/12/94        19.58          0.18        1.11        7.89     (0.58)
FFFD   North Central Bancshares, Inc.                    IA   03/21/96        31.05          0.12          NA          NA        NA
FFFG   F.F.O. Financial Group, Inc.                      FL   10/13/88        11.40          3.28        0.75       11.46        NA
FFFL   Fidelity Bankshares Inc. (MHC)                    FL   01/07/94        15.90          0.34        0.38        4.13     (0.98)
FFHC   First Financial Corporation                       WI   12/24/80        13.40          0.26        0.96       13.29      0.80
FFHH   FSF Financial Corp.                               MN   10/07/94        19.67          0.03        0.66        5.24      5.93
FFHS   First Franklin Corporation                        OH   01/26/88        13.74          0.52        0.19        2.13     (1.04)
FFIC   Flushing Financial Corporation                    NY   11/21/95        25.32          0.29        0.93        5.58        NA
FFKY   First Federal Financial Corporation of Kentucky   KY   07/15/87        19.16          0.64        1.30        9.47        NA
FFLC   FFLC Bancorp, Inc.                                FL   01/04/94        22.50          0.19        0.70        4.56        NA
FFOH   Fidelity Financial of Ohio, Inc.                  OH   03/04/96        18.68          0.08        0.65        4.55        NA
FFPB   First Palm Beach Bancorp, Inc.                    FL   09/29/93        14.05          0.73       (0.03)      (0.41)   (23.86)
FFSL   First Independence Corporation                    KS   10/08/93        18.18          0.87        0.43        3.87     (9.45)
FFSW   FirstFederal Financial Services Corp              OH   03/31/87        15.48          0.38        1.02       13.05     (1.59)
FFSX   First Federal Savings Bank of Siouxland (MHC)     IA   07/13/92        16.25          0.11        0.43        5.20        NA
FFWC   FFW Corporation                                   IN   04/05/93        12.11          0.16        0.85        8.41        NA
FFWD   Wood Bancorp, Inc.                                OH   08/31/93        14.67          0.24        1.07        8.25        NA
FFYF   FFY Financial Corp.                               OH   06/28/93        16.27          0.67        0.90        5.73     (7.93)
FGHC   First Georgia Holding, Inc.                       GA   02/11/87         9.55          3.10        0.66        7.97     (2.56)
FIBC   Financial Bancorp, Inc.                           NY   08/17/94        17.84          1.81        0.57        5.77        NA
FISB   First Indiana Corporation                         IN   08/02/83        11.34          1.50        0.84        8.86      0.20
FKFS   First Keystone Financial, Inc.                    PA   01/26/95        15.86          1.60        0.55        7.40        NA
FKKY   Frankfort First Bancorp, Inc.                     KY   07/10/95        50.66          0.09       (0.28)      (1.11)       NA
FLAG   FLAG Financial Corporation                        GA   12/11/86        13.05          4.27       (0.03)      (0.31)       NA
FLFC   First Liberty Financial Corp.                     GA   12/06/83         9.10          0.81        0.87       11.84        NA
FLGS   Flagstar Bancorp, Inc.                            MI         NA           NA          3.41          NA          NA        NA
FLKY   First Lancaster Bancshares, Inc.                  KY   07/01/96           NA          0.75        1.13        3.53        NA
FMBD   First Mutual Bancorp, Inc.                        IL   07/05/95        18.95          0.18        0.10        0.59    (20.35)
FMCO   FMS Financial Corp.                               NJ   12/14/88        15.26          1.06        0.70       10.75        NA
FMSB   First Mutual Savings Bank                         WA   12/17/85        10.68          0.01        1.02       15.33        NA


                                 EXHIBIT 20-A
                                 ALL PUBLICLY TRADED THRIFTS
                                 FINANCIAL CONDITION

                                                                                                                         Tangible
                                                                              Total       Total       Total  Equity/      Equity/
                                                                             Assets    Deposits      Equity   Assets  Tang Assets
Ticker  Institution                                     State  IPO Date      ($000)      ($000)      ($000)      (%)          (%)
------  -----------                                     -----  --------      ------      ------      ------      ---          ---
FNGB    First Northern Capital Corporation                WI   12/29/83     637,725     477,889      71,889    11.27        11.27
FOBC    Fed One Bancorp, Inc.                             WV   01/19/95     356,718     256,024      39,472    11.07        10.61
FRC     First Republic Bancorp Inc.                       CA         NA   2,238,033   1,404,592     160,556     7.17         7.17
FSBI    Fidelity Bancorp, Inc.                            PA   06/24/88     363,302     238,636      24,537     6.75         6.75
FSFC    First Southeast Financial Corporation             SC   10/08/93     334,751     282,800      34,239    10.23        10.23
FSLA    First Savings Bank (MHC)                          NJ   07/10/92   1,032,809     815,166      97,281     9.42         8.49
FSNJ    Bayonne Bancshares, Inc.                          NJ   08/22/97     577,004     444,139      48,079     8.33         8.33
FSPG    First Home Bancorp, Inc.                          NJ   04/20/87     522,396     309,039      34,802     6.66         6.56
FSPT    FirstSpartan Financial Corp.                      SC   07/09/97     388,311     338,174      45,846    11.81        11.81
FSTC    First Citizens Corporation                        GA   03/01/86     338,857     280,573      32,978     9.73         7.73
FTF     Texarkana First Financial Corporation             AR   07/07/95     171,358     140,132      26,907    15.70        15.70
FTFC    First Federal Capital Corp.                       WI   11/02/89   1,571,981   1,079,923     101,243     6.44         6.08
FTNB    Fulton Bancorp, Inc.                              MO   10/18/96      99,464      67,096      24,875    25.01        25.01
FTSB    Fort Thomas Financial Corporation                 KY   06/28/95      96,940      70,379      15,553    16.04        16.04
FWWB    First Savings Bank of Washington Bancorp, Inc.    WA   11/01/95   1,074,166     551,589     152,907    14.23        13.29
GAF     GA Financial, Inc.                                PA   03/26/96     749,748     458,727     113,792    15.18        15.04
GBCI    Glacier Bancorp, Inc.                             MT   03/30/84     567,610     329,992      55,284     9.74         9.51
GDVS    Greater Delaware Valley Savings Bank (MHC)        PA   03/03/95     244,384     188,084      28,267    11.57        11.57
GDW     Golden West Financial Corporation                 CA   05/29/59  39,095,082  24,036,660   2,490,890     6.37         6.37
GFCO    Glenway Financial Corp.                           OH   11/30/90     287,088     226,853      27,238     9.49         9.37
GFED    Guaranty Federal Savings Bank (MHC)               MO   04/10/95     199,554     151,246      27,490    13.78        13.78
GFSB    GFS Bancorp, Inc.                                 IA   01/06/94      92,063      59,551      10,537    11.45        11.45
GOSB    GSB Financial Corporation                         NY   07/09/97     154,649      96,511      12,545     8.11         8.11
GPT     GreenPoint Financial Corporation                  NY   01/28/94  13,300,046  11,176,922   1,371,116    10.31         6.07
GRTR    Greater New York Savings Bank (The)               NY   06/17/87   2,579,098   1,643,100     216,758     8.40         8.40
GSB     Golden State Bancorp, Inc.                        CA   10/01/83  16,218,259   9,356,909   1,012,074     6.24         5.66
GSBC    Great Southern Bancorp, Inc.                      MO   12/14/89     707,841     459,236      60,348     8.53         8.53
GSFC    Green Street Financial Corp.                      NC   04/04/96     174,605     108,430      63,299    36.25        36.25
GSLA    GS Financial Corp.                                LA   04/01/97     123,245      57,702      56,244    45.64        45.64
GTFN    Great Financial Corporation                       KY   03/31/94   3,046,227   1,893,545     281,284     9.23         8.88
GTPS    Great American Bancorp, Inc.                      IL   06/30/95     136,977     106,367      29,363    21.44        21.44
GUPB    GFSB Bancorp, Inc.                                NM   06/30/95      86,911      55,285      14,166    16.30        16.30
GWBC    Gateway Bancorp, Inc.                             KY   01/18/95      63,828      46,318      17,262    27.04        27.04
HALL    Hallmark Capital Corp.                            WI   01/03/94     409,820     281,512      29,672     7.24         7.24
HARB    Harbor Florida Bancorp, Inc.                      FL   01/06/94   1,116,718     904,904      93,706     8.39         8.14
HARL    Harleysville Savings Bank                         PA   08/04/87     336,666     272,883      21,991     6.53         6.53
HARS    Harris Savings Bank (MHC)                         PA   01/25/94   2,044,294   1,162,559     163,763     8.01         7.08
HAVN    Haven Bancorp, Inc.                               NY   09/23/93   1,781,545   1,236,274     105,933     5.95         5.93
HBBI    Home Building Bancorp, Inc.                       IN   02/08/95      45,064      35,212       5,774    12.81        12.81
HBEI    Home Bancorp of Elgin, Inc.                       IL   09/27/96     352,577     249,086      94,122    26.70        26.70
HBFW    Home Bancorp                                      IN   03/30/95     334,862     287,705      44,491    13.29        13.29
HBNK    Highland Federal Bank, a Federal Savings Bank     CA         NA     504,381     367,557      37,696     7.47         7.47
HBS     Haywood Bancshares, Inc.                          NC   12/18/87     150,416     116,800      20,959    13.93        13.50
HCBB    HCB Bancshares, Inc.                              AR   05/07/97     180,417     154,786      13,992     7.76         7.01
HCFC    Home City Financial Corporation                   OH   12/30/96      68,235      49,795      14,061    20.61        20.61
HEMT    HF Bancorp, Inc.                                  CA   06/30/95     984,749     839,655      81,027     8.23           NA
HFFB    Harrodsburg First Financial Bancorp, Inc.         KY   10/04/95     108,950      78,405      29,334    26.92        26.92
HFFC    HF Financial Corp.                                SD   04/08/92     561,664     418,186      52,974     9.43         9.43
HFGI    Harrington Financial Group, Inc.                  IN         NA     446,797     136,175      24,994     5.59         5.59


                                                                          Risk-Based  NPAs + Loans                          One Year
                                                                            Capital/  90+ Pst Due/   Return on   Return on  Cum Gap/
                                                                        Risk-Weightd        Assets  Avg Assets  Avg Equity    Assets
Ticker  Institution                                    State  IPO Date    Assets (%)           (%)         (%)         (%)       (%)
------  -----------                                    -----  --------    ----------          ---         ---         ---       ---
FNGB    First Northern Capital Corporation               WI   12/29/83        16.38        0.06         0.63        5.46     12.87
FOBC    Fed One Bancorp, Inc.                            WV   01/19/95        23.50        0.40         0.68        5.87      1.73
FRC     First Republic Bancorp Inc.                      CA         NA        10.88        1.19         0.70       11.13      9.76
FSBI    Fidelity Bancorp, Inc.                           PA   06/24/88        17.89        0.44         0.52        7.58        NA
FSFC    First Southeast Financial Corporation            SC   10/08/93        19.97        0.11         0.01        0.09        NA
FSLA    First Savings Bank (MHC)                         NJ   07/10/92        20.45        0.68         0.58        6.20    (17.62)
FSNJ    Bayonne Bancshares, Inc.                         NJ   08/22/97        24.06        1.04        (0.52)      (6.56)       NA
FSPG    First Home Bancorp, Inc.                         NJ   04/20/87        15.78        0.64         0.89       13.59     (6.37)
FSPT    FirstSpartan Financial Corp.                     SC   07/09/97        19.59          NA           NA          NA        NA
FSTC    First Citizens Corporation                       GA   03/01/86        10.57          NA         1.92       20.21        NA
FTF     Texarkana First Financial Corporation            AR   07/07/95        25.50        0.46         1.40        8.49     (7.32)
FTFC    First Federal Capital Corp.                      WI   11/02/89           NA          NA         0.78       12.12        NA
FTNB    Fulton Bancorp, Inc.                             MO   10/18/96        28.15        0.81           NA          NA        NA
FTSB    Fort Thomas Financial Corporation                KY   06/28/95        23.15        1.48         0.54        2.99        NA
FWWB    First Savings Bank of Washington Bancorp, Inc.   WA   11/01/95        23.59        0.30         1.06        6.89        NA
GAF     GA Financial, Inc.                               PA   03/26/96        36.54        0.12         1.00        5.20    (13.41)
GBCI    Glacier Bancorp, Inc.                            MT   03/30/84        15.82        0.27         1.38       14.50        NA
GDVS    Greater Delaware Valley Savings Bank (MHC)       PA   03/03/95        25.54        2.79         0.32        2.73    (10.14)
GDW     Golden West Financial Corporation                CA   05/29/59        10.42        1.31         1.02       16.35      8.68
GFCO    Glenway Financial Corp.                          OH   11/30/90        13.01        0.31         0.43        4.47        NA
GFED    Guaranty Federal Savings Bank (MHC)              MO   04/10/95        22.07        0.50         0.60        4.30        NA
GFSB    GFS Bancorp, Inc.                                IA   01/06/94           NA          NA         0.99        8.51        NA
GOSB    GSB Financial Corporation                        NY   07/09/97           NA          NA           NA          NA        NA
GPT     GreenPoint Financial Corporation                 NY   01/28/94        13.92        2.89         1.07        9.97     (0.54)
GRTR    Greater New York Savings Bank (The)              NY   06/17/87           NA          NA         0.76        9.34        NA
GSB     Golden State Bancorp, Inc.                       CA   10/01/83        10.02        1.46         0.33        5.14        NA
GSBC    Great Southern Bancorp, Inc.                     MO   12/14/89        10.37        1.91         1.36       15.02        NA
GSFC    Green Street Financial Corp.                     NC   04/04/96        85.59        0.16         1.37        3.88    (17.53)
GSLA    GS Financial Corp.                               LA   04/01/97       107.61        0.11           NA          NA    (13.50)
GTFN    Great Financial Corporation                      KY   03/31/94        16.74        3.06         0.76        7.88        NA
GTPS    Great American Bancorp, Inc.                     IL   06/30/95           NA        0.23         0.26        1.10        NA
GUPB    GFSB Bancorp, Inc.                               NM   06/30/95           NA        0.18         0.75        3.84        NA
GWBC    Gateway Bancorp, Inc.                            KY   01/18/95        79.78        0.90         0.80        3.11        NA
HALL    Hallmark Capital Corp.                           WI   01/03/94           NA        0.16         0.48        6.83     (4.32)
HARB    Harbor Florida Bancorp, Inc.                     FL   01/06/94        13.51        0.46         0.95       11.58        NA
HARL    Harleysville Savings Bank                        PA   08/04/87        12.64        0.03         0.75       11.71    (16.96)
HARS    Harris Savings Bank (MHC)                        PA   01/25/94        12.92        0.65         0.50        5.81     (5.14)
HAVN    Haven Bancorp, Inc.                              NY   09/23/93        13.53        0.74         0.57        9.31        NA
HBBI    Home Building Bancorp, Inc.                      IN   02/08/95        20.58        0.38         0.20          NA        NA
HBEI    Home Bancorp of Elgin, Inc.                      IL   09/27/96        38.87        0.41         0.50        1.96        NA
HBFW    Home Bancorp                                     IN   03/30/95        21.40        0.05         0.56        3.96    (41.60)
HBNK    Highland Federal Bank, a Federal Savings Bank    CA         NA        10.28        3.09         0.46        6.32        NA
HBS     Haywood Bancshares, Inc.                         NC   12/18/87        26.32        1.97         0.81        5.43        NA
HCBB    HCB Bancshares, Inc.                             AR   05/07/97           NA          NA           NA          NA        NA
HCFC    Home City Financial Corporation                  OH   12/30/96        28.14        0.62           NA          NA        NA
HEMT    HF Bancorp, Inc.                                 CA   06/30/95        15.67          NA        (0.28)      (3.10)       NA
HFFB    Harrodsburg First Financial Bancorp, Inc.        KY   10/04/95        42.62        0.47         1.03        3.80        NA
HFFC    HF Financial Corp.                               SD   04/08/92        11.64        0.33         0.66        7.17        NA
HFGI    Harrington Financial Group, Inc.                 IN         NA        30.93        0.25         0.39        8.34        NA

                          EXHIBIT 20-A
                          ALL PUBLICLY TRADED THRIFTS
                          FINANCIAL CONDITION

                                                                                                            Tangible    Risk-Based
                                                                     Total      Total    Total  Equity/      Equity/      Capital/
                                                                    Assets   Deposits   Equity   Assets  Tang Assets  Risk-Weightd
Ticker  Institution                             State  IPO Date     ($000)     ($000)   ($000)      (%)          (%)    Assets (%)
------  -----------                             -----  --------     ------     ------   ------      ---          ---    ----------
HFNC    HFNC Financial Corp.                      NC   12/29/95    895,394    443,840  161,060    17.99        17.99         35.44
HFSA    Hardin Bancorp, Inc.                      MO   09/29/95    108,018     74,166   13,476    12.48        12.48         27.07
HHFC    Harvest Home Financial Corporation        OH   10/10/94     87,596     57,072   10,349    11.81        11.81            NA
HIFS    Hingham Institution for Savings           MA   12/20/88    217,586    158,115   20,358     9.36         9.36         14.62
HMCI    HomeCorp, Inc.                            IL   06/22/90    331,608    304,671   21,689     6.54         6.54          7.54
HMLK    Hemlock Federal Financial Corporation     IL   04/02/97    164,913    129,456   30,244    18.34        18.34         38.03
HMNF    HMN Financial, Inc.                       MN   06/30/94    566,865    365,386   81,798    14.43        14.43         24.44
HOMF    Home Federal Bancorp                      IN   01/23/88    682,796    527,788   57,917     8.48         8.24         11.37
HPBC    Home Port Bancorp, Inc.                   MA   08/25/88    198,748    131,137   20,980    10.56        10.56         16.94
HRBF    Harbor Federal Bancorp, Inc.              MD   08/12/94    216,370    170,580   27,899    12.89        12.89         25.10
HRZB    Horizon Financial Corp.                   WA   08/01/86    518,661    428,471   80,911    15.60        15.60         29.44
HTHR    Hawthorne Financial Corporation           CA         NA    863,096    754,390   51,264     5.94         5.94         10.41
HVFD    Haverfield Corporation                    OH   03/19/85    346,157    271,049   29,577     8.54         8.54         10.08
HWEN    Home Financial Bancorp                    IN   07/02/96     42,508     26,157    7,197    16.93        16.93         24.07
HZFS    Horizon Financial Services Corporation    IA   06/30/94     85,969     57,641    8,413     9.79         9.79         13.86
IBSF    IBS Financial Corp.                       NJ   10/13/94    733,344    564,962  127,618    17.40        17.40         62.42
IFSB    Independence Federal Savings Bank         DC   06/06/85    258,460    198,836   17,791     6.88         6.14         14.65
INBI    Industrial Bancorp                        OH   08/01/95    346,596    264,791   61,352    17.70        17.70         30.58
INCB    Indiana Community Bank, SB                IN   12/15/94     91,329     79,413   11,312    12.39        12.39         18.18
IPSW    Ipswich Savings Bank                      MA   05/26/93    189,379    152,796   10,818     5.71         5.71         11.31
ISBF    ISB Financial Corporation                 LA   04/07/95    947,107    776,590  114,029    12.04        10.43         19.06
ITLA    ITLA Capital Corporation                  CA   10/24/95    850,201    689,021   93,434    10.99        10.95         12.20
IWBK    InterWest Bancorp, Inc.                   WA         NA  1,832,582  1,173,989  124,200     6.78         6.64         13.00
JOAC    Joachim Bancorp, Inc.                     MO   12/28/95     34,938     24,606    9,838    28.16        28.16         45.70
JSB     JSB Financial, Inc.                       NY   06/27/90  1,531,115  1,132,634  349,870    22.85        22.85            NA
JSBA    Jefferson Savings Bancorp, Inc.           MO   04/08/93  1,292,021  1,076,094  110,306     8.54         6.75         12.74
JXSB    Jacksonville Savings Bank (MHC)           IL   04/21/95    162,746    142,569   17,079    10.49        10.49         14.50
JXVL    Jacksonville Bancorp, Inc.                TX   04/01/96    226,182    185,605   33,745    14.92        14.92            NA
KFBI    Klamath First Bancorp, Inc.               OR   10/05/95    727,903    416,205  142,281    19.55        19.55         34.94
KNK     Kankakee Bancorp, Inc.                    IL   01/06/93    341,678    277,940   37,893    11.09        10.49         15.25
KSAV    KS Bancorp, Inc.                          NC   12/30/93    106,121     83,837   14,352    13.52        13.52            NA
KSBK    KSB Bancorp, Inc.                         ME   06/24/93    145,888    104,727   10,470     7.18         6.81            NA
KYF     Kentucky First Bancorp, Inc.              KY   08/29/95     88,959     55,443   14,727    16.55        16.55         27.07
LARK    Landmark Bancshares, Inc.                 KS   03/28/94    228,100    143,413   31,455    13.79        13.79         25.76
LARL    Laurel Capital Group, Inc.                PA   02/20/87    211,987    175,019   21,262    10.03        10.03         19.35
LFBI    Little Falls Bancorp, Inc.                NJ   01/05/96    299,989    225,146   39,820    13.27        12.39         26.66
LFCO    Life Financial Corp.                      CA         NA    195,290    136,519   41,745    21.38        21.38          9.96
LFED    Leeds Federal Savings Bank (MHC)          MD   05/02/94    281,899    230,081   45,623    16.18        16.18         35.08
LIFB    Life Bancorp, Inc.                        VA   10/11/94  1,488,257    738,427  156,983    10.55        10.28         20.94
LISB    Long Island Bancorp, Inc.                 NY   04/18/94  5,908,737  3,706,260  531,381     8.99         8.91         14.46
LOGN    Logansport Financial Corp.                IN   06/14/95     83,152     60,400   15,960    19.19        19.19         35.37
LONF    London Financial Corporation              OH   04/01/96     38,240     29,587    7,519    19.66        19.66         29.15
LSBI    LSB Financial Corp.                       IN   02/03/95    194,117    130,793   17,184     8.85         8.85         10.59
LSBX    Lawrence Savings Bank                     MA   05/02/86    366,318    249,541   31,828     8.69         8.69         16.45
LVSB    Lakeview Financial Corp.                  NJ   12/22/93    481,646    373,514   45,837     9.52         7.76            NA
LXMO    Lexington B&L Financial Corp.             MO   06/06/96     59,236     42,085   16,775    28.32        28.32         44.78
MAFB    MAF Bancorp, Inc.                         IL   01/12/90  3,321,464  2,301,664  258,384     7.78         6.87         13.84
MARN    Marion Capital Holdings, Inc.             IN   03/18/93    173,304    121,770   39,066    22.54        22.54         31.00
MASB    MASSBANK Corp.                            MA   05/28/86    905,417    798,504   96,311    10.64        10.64         34.59

                                                                NPAs + Loans                               One Year
                                                                90+ Pst Due/    Return on     Return on    Cum Gap/
                                                                      Assets   Avg Assets    Avg Equity      Assets
Ticker  Institution                             State  IPO Date          (%)          (%)           (%)         (%)
------  -----------                             -----  --------          ---          ---           ---         ---
HFNC    HFNC Financial Corp.                      NC   12/29/95         0.87         0.86          3.46          NA
HFSA    Hardin Bancorp, Inc.                      MO   09/29/95         0.09         0.53          3.49        3.50
HHFC    Harvest Home Financial Corporation        OH   10/10/94         0.11         0.30          2.31          NA
HIFS    Hingham Institution for Savings           MA   12/20/88         0.41         1.22         12.54      (21.17)
HMCI    HomeCorp, Inc.                            IL   06/22/90         3.35         0.13          2.16        0.48
HMLK    Hemlock Federal Financial Corporation     IL   04/02/97         0.00           NA            NA          NA
HMNF    HMN Financial, Inc.                       MN   06/30/94         0.08         0.71          4.77      (17.01)
HOMF    Home Federal Bancorp                      IN   01/23/88         0.46         1.05         12.62       (9.69)
HPBC    Home Port Bancorp, Inc.                   MA   08/25/88         0.08         1.70         15.87      (15.37)
HRBF    Harbor Federal Bancorp, Inc.              MD   08/12/94         0.05         0.46          3.53          NA
HRZB    Horizon Financial Corp.                   WA   08/01/86         0.00         1.57          9.98      (33.45)
HTHR    Hawthorne Financial Corporation           CA         NA         7.17         0.45          8.34      (11.61)
HVFD    Haverfield Corporation                    OH   03/19/85         1.04         0.57          6.68       (5.27)
HWEN    Home Financial Bancorp                    IN   07/02/96         1.74         0.62          4.75        2.42
HZFS    Horizon Financial Services Corporation    IA   06/30/94         1.22         0.35          3.31          NA
IBSF    IBS Financial Corp.                       NJ   10/13/94         0.08         0.49          2.62      (19.14)
IFSB    Independence Federal Savings Bank         DC   06/06/85         2.02         0.33          4.90          NA
INBI    Industrial Bancorp                        OH   08/01/95         0.30         0.73          3.92          NA
INCB    Indiana Community Bank, SB                IN   12/15/94           NA         0.17          1.29          NA
IPSW    Ipswich Savings Bank                      MA   05/26/93         1.52         1.23         20.50       (9.39)
ISBF    ISB Financial Corporation                 LA   04/07/95           NA         0.62          4.57          NA
ITLA    ITLA Capital Corporation                  CA   10/24/95         1.47         1.48         12.72        6.72
IWBK    InterWest Bancorp, Inc.                   WA         NA         0.64         0.84         12.54          NA
JOAC    Joachim Bancorp, Inc.                     MO   12/28/95         0.20         0.46          1.55          NA
JSB     JSB Financial, Inc.                       NY   06/27/90           NA         1.80          8.20          NA
JSBA    Jefferson Savings Bancorp, Inc.           MO   04/08/93         0.46         0.38          4.81          NA
JXSB    Jacksonville Savings Bank (MHC)           IL   04/21/95           NA         0.30          2.70          NA
JXVL    Jacksonville Bancorp, Inc.                TX   04/01/96         0.78         1.02          6.40          NA
KFBI    Klamath First Bancorp, Inc.               OR   10/05/95         0.08         0.81          3.65          NA
KNK     Kankakee Bancorp, Inc.                    IL   01/06/93         0.94         0.66          6.34       18.38
KSAV    KS Bancorp, Inc.                          NC   12/30/93         0.35         0.96          6.89          NA
KSBK    KSB Bancorp, Inc.                         ME   06/24/93         1.78         0.98         13.80      (19.61)
KYF     Kentucky First Bancorp, Inc.              KY   08/29/95         0.07         0.87          4.48          NA
LARK    Landmark Bancshares, Inc.                 KS   03/28/94         0.31         0.88          5.95       (3.50)
LARL    Laurel Capital Group, Inc.                PA   02/20/87         0.43         1.13         10.82          NA
LFBI    Little Falls Bancorp, Inc.                NJ   01/05/96         1.04         0.27          1.94          NA
LFCO    Life Financial Corp.                      CA         NA         1.92           NA            NA          NA
LFED    Leeds Federal Savings Bank (MHC)          MD   05/02/94         0.02         0.80          4.92          NA
LIFB    Life Bancorp, Inc.                        VA   10/11/94         0.39         0.71          6.65        1.56
LISB    Long Island Bancorp, Inc.                 NY   04/18/94         1.03         0.62          6.59        3.51
LOGN    Logansport Financial Corp.                IN   06/14/95         0.61         1.18          5.74          NA
LONF    London Financial Corporation              OH   04/01/96         0.80         0.66          3.17          NA
LSBI    LSB Financial Corp.                       IN   02/03/95         1.17         0.77          8.34       (7.52)
LSBX    Lawrence Savings Bank                     MA   05/02/86         0.30         1.75         20.96          NA
LVSB    Lakeview Financial Corp.                  NJ   12/22/93         0.98         1.37         13.65          NA
LXMO    Lexington B&L Financial Corp.             MO   06/06/96         0.48         1.02          3.45          NA
MAFB    MAF Bancorp, Inc.                         IL   01/12/90         0.45         0.88         11.26        4.25
MARN    Marion Capital Holdings, Inc.             IN   03/18/93         0.81         1.40          6.10        8.06
MASB    MASSBANK Corp.                            MA   05/28/86         0.16         1.10         10.75          NA

                                 EXHIBIT 20-A
                                 ALL PUBLICLY TRADED THRIFTS
                                 FINANCIAL CONDITION

                                                                                                            Tangible   Risk-Based
                                                                       Total      Total    Total Equity/     Equity/     Capital/
                                                                      Assets   Deposits   Equity  Assets Tang Assets Risk-Weightd
Ticker  Institution                               State  IPO Date     ($000)     ($000)   ($000)     (%)         (%)   Assets (%)
------  -----------                               -----  --------     ------     ------   ------     ---         ---   ----------
MBB     MSB Bancorp, Inc.                           NY   09/03/92    813,902    720,741   72,601    8.92        5.36        12.37
MBBC    Monterey Bay Bancorp, Inc.                  CA   02/15/95    412,810    318,522   46,782   11.33       10.54        18.12
MBLF    MBLA Financial Corp.                        MO   06/24/93    234,824    101,959   28,536   12.15       12.15        30.90
MBSP    Mitchell Bancorp, Inc.                      NC   07/12/96     33,038     17,672   14,325   43.36       43.36        56.93
MCBN    Mid-Coast Bancorp, Inc.                     ME   11/02/89     59,739     42,391    5,140    8.60        8.60        13.84
MCBS    Mid Continent Bancshares Inc.               KS   06/27/94    408,590    247,010   38,359    9.39        9.39        22.32
MDBK    Medford Savings Bank                        MA   03/18/86  1,072,557    824,611   96,458    8.99        8.43        14.89
MECH    Mechanics Savings Bank                      CT   06/26/96    823,575    659,636   84,279   10.23       10.23        17.44
MERI    Meritrust Federal Savings Bank              LA         NA    228,485    206,303   18,746    8.20        8.20        18.23
METF    Metropolitan Financial Corp.                OH         NA    821,280    664,564   32,492    3.96        3.59         7.69
MFBC    MFB Corp.                                   IN   03/25/94    248,241    167,517   33,891   13.65       13.65        27.47
MFCX    Marshalltown Financial Corporation          IA   03/31/94    127,528    106,406   20,074   15.74       15.74        33.13
MFFC    Milton Federal Financial Corporation        OH   10/07/94    199,886    138,683   26,264   13.14       13.14        24.41
MFLR    Mayflower Co-operative Bank                 MA   12/23/87    124,688    100,918   11,759    9.43        9.28        15.64
MFSL    Maryland Federal Bancorp, Inc.              MD   06/02/87  1,157,445    807,362   97,006    8.38        8.29        14.53
MGNL    Magna Bancorp, Inc.                         MS   03/13/91  1,353,242    915,395  138,370   10.23        9.98        15.66
MIFC    Mid-Iowa Financial Corp.                    IA   10/14/92    125,541     81,573   11,740    9.35        9.34        18.50
MIVI    Mississippi View Holding Company            MN   03/24/95     69,775     55,352   13,171   18.88       18.88        31.60
MLBC    ML Bancorp, Inc.                            PA   08/11/94  2,071,285    903,607  144,531    6.98        6.87        13.07
MONT    Montgomery Financial Corp.                  IN   07/01/97     93,627     72,666    9,204    9.83        9.83        15.56
MRKF    Market Financial Corporation                OH   03/27/97     56,578     35,918   19,804   35.00       35.00           NA
MSBF    MSB Financial, Inc.                         MI   02/06/95     74,698     41,707   12,690   16.99       16.99        20.24
MSBK    Mutual Savings Bank, FSB                    MI   07/17/92    673,398    404,687   40,887    6.07        6.07        15.62
MWBI    Midwest Bancshares, Inc.                    IA   11/12/92    146,542    106,786   10,123    6.91        6.91        13.38
MWBX    MetroWest Bank                              MA   10/10/86    566,517    469,389   42,191    7.45        7.45         9.57
MWFD    Midwest Federal Financial Corp.             WI   07/08/92    207,050    159,691   18,248    8.81        8.52         9.29
NASB    North American Savings Bank, FSB            MO   09/27/85    689,246    496,200   54,952    7.97        7.73        12.05
NBN     Northeast Bancorp                           ME   08/19/87    247,525    154,672   19,197    7.76        6.88        11.38
NBSI    North Bancshares, Inc.                      IL   12/21/93    119,586     71,633   16,904   14.14       14.14        31.95
NEIB    Northeast Indiana Bancorp, Inc.             IN   06/28/95    176,309     87,723   26,774   15.19       15.19        20.66
NHTB    New Hampshire Thrift Bancshares, Inc.       NH   05/22/86    315,280    263,847   24,120    7.65        6.59           NA
NMSB    NewMil Bancorp, Inc.                        CT   02/01/86    323,061    275,392   31,719    9.82        9.82        18.57
NSBC    NewSouth Bancorp, Inc.                      NC   04/08/97    254,863    231,781   19,155    7.52        7.52        11.85
NSLB    NS&L Bancorp, Inc.                          MO   06/08/95     59,711     44,018   11,679   19.56       19.56        34.93
NSSB    Norwich Financial Corp.                     CT   11/14/86    712,699    606,092   79,579   11.17       10.19        13.09
NSSY    Norwalk Savings Society                     CT   06/16/94    663,668    430,104   51,910    7.82        7.59        13.90
NTMG    Nutmeg Federal Savings & Loan Association   CT         NA     93,645     76,775    5,781    6.17        6.17         9.74
NWEQ    Northwest Equity Corporation                WI   10/11/94     96,891     63,213   11,093   11.45       11.45        12.91
NWSB    Northwest Savings Bank (MHC)                PA   11/07/94  2,091,363  1,640,815  198,494    9.49        8.99        17.29
NYB     New York Bancorp Inc.                       NY   01/28/88  3,283,653  1,690,993  166,872    5.08        5.08         9.96
OCFC    Ocean Financial Corp.                       NJ   07/03/96  1,448,122    960,804  235,394   16.26       16.26        29.86
OCN     Ocwen Financial Corporation                 FL         NA  2,786,879  2,198,603  243,864    8.75        8.39         9.13
OFCP    Ottawa Financial Corporation                MI   08/19/94    861,334    636,221   75,197    8.73        7.13        10.53
OHSL    OHSL Financial Corp.                        OH   02/10/93    230,035    174,472   25,367   11.03       11.03        18.78
PALM    Palfed, Inc.                                SC   12/15/85    664,863    562,232   54,773    8.24        8.24         9.90
PAMM    PacificAmerica Money Center, Inc.           CA   06/25/96    136,110     87,123   29,355   21.57       21.57           NA
PBCI    Pamrapo Bancorp, Inc.                       NJ   11/14/89    370,987    302,350   47,255   12.74       12.65        25.93
PBCT    People's Bank (MHC)                         CT   07/06/88  7,870,000  5,591,500  667,500    8.48        8.47        10.20
PBKB    People's Bancshares, Inc.                   MA   10/30/86    585,678    335,568   33,470    5.71        5.51        14.40

                                                                   NPAs + Loans                                       One Year
                                                                   90+ Pst Due/         Return on       Return on     Cum Gap/
                                                                         Assets        Avg Assets      Avg Equity       Assets
Ticker  Institution                              State  IPO Date            (%)               (%)             (%)          (%)
------  -----------                              -----  --------            ---               ---             ---          ---
MBB     MSB Bancorp, Inc.                          NY   09/03/92            0.71             0.27            3.19           NA
MBBC    Monterey Bay Bancorp, Inc.                 CA   02/15/95            0.33             0.24            2.05           NA
MBLF    MBLA Financial Corp.                       MO   06/24/93            0.25             0.66            5.10         7.07
MBSP    Mitchell Bancorp, Inc.                     NC   07/12/96            2.03             1.37            3.21           NA
MCBN    Mid-Coast Bancorp, Inc.                    ME   11/02/89            0.73             0.43            4.89           NA
MCBS    Mid Continent Bancshares Inc.              KS   06/27/94            0.15             1.03            9.74           NA
MDBK    Medford Savings Bank                       MA   03/18/86            0.37             1.08           12.09       (12.27)
MECH    Mechanics Savings Bank                     CT   06/26/96            1.13             1.95           19.70        (9.08)
MERI    Meritrust Federal Savings Bank             LA         NA            0.37             0.68            8.69         0.82
METF    Metropolitan Financial Corp.               OH         NA            0.53             0.33            8.41           NA
MFBC    MFB Corp.                                  IN   03/25/94            0.08             0.57            3.71           NA
MFCX    Marshalltown Financial Corporation         IA   03/31/94            0.00             0.33            2.14       (11.55)
MFFC    Milton Federal Financial Corporation       OH   10/07/94            0.32             0.50            3.14           NA
MFLR    Mayflower Co-operative Bank                MA   12/23/87            1.03             1.00           10.41       (24.12)
MFSL    Maryland Federal Bancorp, Inc.             MD   06/02/87            0.47             0.62            7.48           NA
MGNL    Magna Bancorp, Inc.                        MS   03/13/91            2.92             1.40           14.27        (4.52)
MIFC    Mid-Iowa Financial Corp.                   IA   10/14/92            0.02             1.00           10.89        (7.59)
MIVI    Mississippi View Holding Company           MN   03/24/95            0.33             0.70            3.95           NA
MLBC    ML Bancorp, Inc.                           PA   08/11/94            0.46             0.74           10.14       (24.24)
MONT    Montgomery Financial Corp.                 IN   07/01/97              NA             0.31            3.11           NA
MRKF    Market Financial Corporation               OH   03/27/97            0.75               NA              NA           NA
MSBF    MSB Financial, Inc.                        MI   02/06/95            0.66             1.20            6.45           NA
MSBK    Mutual Savings Bank, FSB                   MI   07/17/92            0.11             0.11            1.90       (30.96)
MWBI    Midwest Bancshares, Inc.                   IA   11/12/92            0.77             0.45            6.56        (6.60)
MWBX    MetroWest Bank                             MA   10/10/86            0.91             1.38           17.90        (3.92)
MWFD    Midwest Federal Financial Corp.            WI   07/08/92            0.12             1.14           13.21           NA
NASB    North American Savings Bank, FSB           MO   09/27/85            3.34             1.22           16.90           NA
NBN     Northeast Bancorp                          ME   08/19/87            1.37             0.52            6.44           NA
NBSI    North Bancshares, Inc.                     IL   12/21/93            0.00             0.49            3.26           NA
NEIB    Northeast Indiana Bancorp, Inc.            IN   06/28/95            0.40             1.03            6.35           NA
NHTB    New Hampshire Thrift Bancshares, Inc.      NH   05/22/86            0.70             0.40            5.42           NA
NMSB    NewMil Bancorp, Inc.                       CT   02/01/86            1.11             0.84            8.02           NA
NSBC    NewSouth Bancorp, Inc.                     NC   04/08/97            0.54               NA              NA         4.55
NSLB    NS&L Bancorp, Inc.                         MO   06/08/95            0.03             0.49            2.39           NA
NSSB    Norwich Financial Corp.                    CT   11/14/86            1.29             1.11           10.15           NA
NSSY    Norwalk Savings Society                    CT   06/16/94              NA             0.89           11.42         2.56
NTMG    Nutmeg Federal Savings & Loan Association  CT         NA              NA             0.31            5.02           NA
NWEQ    Northwest Equity Corporation               WI   10/11/94            1.26             0.78            6.50         5.94
NWSB    Northwest Savings Bank (MHC)               PA   11/07/94            0.72             0.70            7.12        (5.22)
NYB     New York Bancorp Inc.                      NY   01/28/88            1.22             1.40           26.81       (11.13)
OCFC    Ocean Financial Corp.                      NJ   07/03/96            0.55             0.04            0.23           NA
OCN     Ocwen Financial Corporation                FL         NA              NA             2.96           35.60        11.89
OFCP    Ottawa Financial Corporation               MI   08/19/94            0.32             0.48            5.22           NA
OHSL    OHSL Financial Corp.                       OH   02/10/93            0.14             0.60            5.27           NA
PALM    Palfed, Inc.                               SC   12/15/85            2.12             0.11            1.31           NA
PAMM    PacificAmerica Money Center, Inc.          CA   06/25/96            4.97               NA              NA           NA
PBCI    Pamrapo Bancorp, Inc.                      NJ   11/14/89            2.77             0.90            6.27           NA
PBCT    People's Bank (MHC)                        CT   07/06/88            0.90             1.14           13.83           NA
PBKB    People's Bancshares, Inc.                  MA   10/30/86            0.82             0.85           14.72           NA

                                 EXHIBIT 20-A
                                 ALL PUBLICLY TRADED THRIFTS
                                 FINANCIAL CONDITION

                                                                                                                  Tangible
                                                                           Total       Total    Total Equity/      Equity/
                                                                          Assets    Deposits   Equity  Assets  Tang Assets
Ticker  Institution                                     State IPO Date    ($000)      ($000)   ($000)     (%)          (%)
------  -----------                                     ----- --------    ------      ------  -------     ---        ----
PCBC    Perry County Financial Corporation                MO  02/13/95     81,105     60,692   15,570   19.20        19.20
PCCI    Pacific Crest Capital, Inc.                       CA        NA    371,126    304,954   26,288    7.08         7.08
PDB     Piedmont Bancorp, Inc.                            NC  12/08/95    122,761     84,860   20,416   16.63        16.63
PEEK    Peekskill Financial Corporation                   NY  12/29/95    182,560    132,418   46,966   25.73        25.73
PERM    Permanent Bancorp, Inc.                           IN  04/04/94    433,239    283,737   39,696    9.16         9.04
PERT    Perpetual Bank (MHC)                              SC  10/26/93    256,211    193,079   30,302   11.83        11.83
PETE    Primary Bank                                      NH  10/14/93    431,683    311,571   29,936    6.93         6.93
PFDC    Peoples Bancorp                                   IN  07/07/87    287,564    239,766   43,723   15.20        15.20
PFED    Park Bancorp, Inc.                                IL  08/12/96    175,569    128,020   39,553   22.53        22.53
PFFB    PFF Bancorp, Inc.                                 CA  03/29/96  2,631,413  1,723,741  271,617   10.32        10.22
PFFC    Peoples Financial Corporation                     OH  09/13/96     86,486     61,775   23,534   27.21        27.21
PFNC    Progress Financial Corporation                    PA  07/18/83    418,658    301,909   22,031    5.26         4.68
PFSB    PennFed Financial Services, Inc.                  NJ  07/15/94  1,321,751    918,160   97,270    7.36         6.23
PFSL    Pocahontas Federal Savings & Loan Assoc. (MHC)    AR  04/05/94    378,700    141,062   24,088    6.36         6.36
PHBK    Peoples Heritage Financial Group, Inc.            ME  12/04/86  5,591,180  4,213,956  431,722    7.72         6.59
PHFC    Pittsburgh Home Financial Corp.                   PA  04/01/96    256,265    138,770   27,986   10.92        10.81
PHSB    Peoples Home Savings Bank (MHC)                   PA  07/10/97    214,759    180,844   17,270    8.04         8.04
PKPS    Poughkeepsie Financial Corp.                      NY  11/19/85    880,196    599,879   73,631    8.37         8.37
PLSK    Pulaski Savings Bank (MHC)                        NJ  04/03/97    177,348    149,445   21,119   11.91        11.91
PMFI    Perpetual Midwest Financial, Inc.                 IA  03/31/94    397,229    305,165   33,890    8.53         8.53
POBS    Portsmouth Bank Shares, Inc.                      NH  02/09/88    259,453    189,869   67,291   25.94        25.94
PRBC    Prestige Bancorp, Inc.                            PA  06/27/96    135,721     88,896   15,109   11.13        11.13
PROV    Provident Financial Holdings, Inc.                CA  06/28/96    615,500    508,758   85,447   13.88        13.88
PSBK    Progressive Bank, Inc.                            NY  08/01/84    878,823    797,897   75,142    8.55         7.71
PSFC    Peoples-Sidney Financial Corporation              OH  04/28/97     93,734     81,383    9,516   10.15        10.15
PSFI    PS Financial, Inc.                                IL  11/27/96     82,662     42,025   31,980   38.69        38.69
PTRS    Potters Financial Corporation                     OH  12/31/93    121,189     99,417   10,698    8.83         8.83
PULB    Pulaski Bank, A Savings Bank (MHC)                MO  05/11/94    180,232    150,091   23,506   13.04        13.04
PULS    Pulse Bancorp, Inc.                               NJ  09/18/86    520,203    413,003   41,865    8.05         8.05
PVFC    PVF Capital Corp.                                 OH  12/30/92    356,251    273,553   25,019    7.02         7.02
PVSA    Parkvale Financial Corporation                    PA  07/16/87    991,239    881,244   75,183    7.58         7.53
PWBC    PennFirst Bancorp, Inc.                           PA  06/13/90    816,954    391,066   66,006    8.08         7.59
PWBK    Pennwood Bancorp, Inc.                            PA  07/15/96     49,981     35,819    8,726   17.46        17.46
QCBC    Quaker City Bancorp, Inc.                         CA  12/30/93    801,402    553,186   70,243    8.77         8.76
QCFB    QCF Bancorp, Inc.                                 MN  04/03/95    149,637    104,946   27,070   18.09        18.09
QCSB    Queens County Bancorp, Inc.                       NY  11/23/93  1,466,906  1,031,119  173,887   11.85        11.85
RARB    Raritan Bancorp, Inc.                             NJ  03/01/87    379,428    333,823   30,096    7.93         7.81
RCSB    RCSB Financial, Inc.                              NY  04/29/86  4,104,367  2,342,879  312,577    7.62         7.45
REDF    RedFed Bancorp Inc.                               CA  04/08/94    912,237    804,470   77,140    8.46         8.42
RELI    Reliance Bancshares, Inc.                         WI  04/19/96     47,009     17,596   22,966   48.85           NA
RELY    Reliance Bancorp, Inc.                            NY  03/31/94  1,976,764  1,436,037  162,670    8.23         6.07
RIVR    River Valley Bancorp                              IN  12/20/96    140,442    116,020   17,404   12.39        12.23
ROSE    TR Financial Corp.                                NY  06/29/93  3,551,783  2,397,143  220,350    6.20         6.20
RSLN    Roslyn Bancorp, Inc.                              NY  01/13/97  3,159,301  1,771,208  636,423   20.14        20.06
RVSB    Riverview Savings Bank (MHC)                      WA        NA    229,652    168,622   25,811   11.24        10.36
SBFL    Savings Bank of the Finger Lakes (MHC)            NY  11/11/94    216,700    174,416   20,767    9.58         9.58
SCBS    Southern Community Bancshares, Inc.               AL  12/23/96     70,370     55,021   15,005   21.32        21.32
SCCB    South Carolina Community Bancshares, Inc.         SC  07/07/94     46,412     34,040   12,048   25.96        25.96
SECP    Security Capital Corporation                      WI  01/03/94  3,673,401  2,353,167  594,981   16.20        16.20


                                                                        Risk-Based NPAs + Loans                            One Year
                                                                          Capital/ 90+ Pst Due/    Return on   Return on   Cum Gap/
                                                                      Risk-Weightd       Assets   Avg Assets  Avg Equity     Assets
Ticker  Institution                                     State IPO Date  Assets (%)          (%)          (%)         (%)        (%)
------  -----------                                     ----- --------  ----------          ---          ---         ---        ---
PCBC    Perry County Financial Corporation                MO  02/13/95       72.46         0.00         0.93        4.97         NA
PCCI    Pacific Crest Capital, Inc.                       CA        NA       10.13         1.29         1.06       13.40     (33.14)
PDB     Piedmont Bancorp, Inc.                            NC  12/08/95       27.66         0.91        (0.43)      (2.06)     (2.20)
PEEK    Peekskill Financial Corporation                   NY  12/29/95       95.57         1.22         0.98        3.57         NA
PERM    Permanent Bancorp, Inc.                           IN  04/04/94       19.43         1.09         0.34        3.62     (12.71)
PERT    Perpetual Bank (MHC)                              SC  10/26/93       18.08           NA         0.79        6.47         NA
PETE    Primary Bank                                      NH  10/14/93          NA         0.82         0.61        9.36      (7.90)
PFDC    Peoples Bancorp                                   IN  07/07/87       26.16         0.36         1.12        7.29         NA
PFED    Park Bancorp, Inc.                                IL  08/12/96       47.21         0.21         0.87        4.01         NA
PFFB    PFF Bancorp, Inc.                                 CA  03/29/96       15.05         1.76         0.16        1.43         NA
PFFC    Peoples Financial Corporation                     OH  09/13/96       44.76         0.00         0.59        2.31         NA
PFNC    Progress Financial Corporation                    PA  07/18/83        9.48         1.46         0.54       10.31         NA
PFSB    PennFed Financial Services, Inc.                  NJ  07/15/94       11.90         0.59         0.58        7.42      (7.44)
PFSL    Pocahontas Federal Savings & Loan Assoc. (MHC)    AR  04/05/94       15.48         0.15         0.60        9.76         NA
PHBK    Peoples Heritage Financial Group, Inc.            ME  12/04/86       13.10         0.91         1.29       15.97         NA
PHFC    Pittsburgh Home Financial Corp.                   PA  04/01/96       22.92         1.60         0.62        4.71         NA
PHSB    Peoples Home Savings Bank (MHC)                   PA  07/10/97          NA           NA         0.35        4.37         NA
PKPS    Poughkeepsie Financial Corp.                      NY  11/19/85       10.70         4.28         0.34        4.14      (3.58)
PLSK    Pulaski Savings Bank (MHC)                        NJ  04/03/97       28.06         0.65         0.25        3.13         NA
PMFI    Perpetual Midwest Financial, Inc.                 IA  03/31/94       11.69         0.40         0.12        1.38         NA
POBS    Portsmouth Bank Shares, Inc.                      NH  02/09/88          NA         0.50         2.31        9.38      17.95
PRBC    Prestige Bancorp, Inc.                            PA  06/27/96       24.04         0.30         0.37        2.83     (19.60)
PROV    Provident Financial Holdings, Inc.                CA  06/28/96          NA           NA         0.32        2.26         NA
PSBK    Progressive Bank, Inc.                            NY  08/01/84       13.53         0.85         0.99       12.02      (4.86)
PSFC    Peoples-Sidney Financial Corporation              OH  04/28/97       15.48         1.00           NA          NA      21.31
PSFI    PS Financial, Inc.                                IL  11/27/96      107.24         0.79           NA          NA         NA
PTRS    Potters Financial Corporation                     OH  12/31/93       17.88         0.50         0.48        5.38         NA
PULB    Pulaski Bank, A Savings Bank (MHC)                MO  05/11/94       29.57           NA         0.67        5.21         NA
PULS    Pulse Bancorp, Inc.                               NJ  09/18/86       26.78         0.69         0.72        9.26         NA
PVFC    PVF Capital Corp.                                 OH  12/30/92        9.52         1.20         1.05       15.56         NA
PVSA    Parkvale Financial Corporation                    PA  07/16/87       13.39         0.27         0.73       10.15      (4.44)
PWBC    PennFirst Bancorp, Inc.                           PA  06/13/90       19.60         0.65         0.46        6.15     (13.52)
PWBK    Pennwood Bancorp, Inc.                            PA  07/15/96       33.30         0.98         0.69        3.54         NA
QCBC    Quaker City Bancorp, Inc.                         CA  12/30/93       11.42         1.31         0.37        4.11         NA
QCFB    QCF Bancorp, Inc.                                 MN  04/03/95       26.00         0.40         1.36        7.17         NA
QCSB    Queens County Bancorp, Inc.                       NY  11/23/93       16.46         0.68         1.63       11.29      (1.96)
RARB    Raritan Bancorp, Inc.                             NJ  03/01/87       12.80         0.29         0.97       12.44     (12.91)
RCSB    RCSB Financial, Inc.                              NY  04/29/86       10.52         0.76         0.96       12.07     (10.07)
REDF    RedFed Bancorp Inc.                               CA  04/08/94       10.74         2.19         0.25        3.12         NA
RELI    Reliance Bancshares, Inc.                         WI  04/19/96          NA           NA         1.30        2.36         NA
RELY    Reliance Bancorp, Inc.                            NY  03/31/94       14.48         0.79         0.58        7.10         NA
RIVR    River Valley Bancorp                              IN  12/20/96       30.13         0.49           NA          NA         NA
ROSE    TR Financial Corp.                                NY  06/29/93       17.08         0.46         0.98       15.84     (18.40)
RSLN    Roslyn Bancorp, Inc.                              NY  01/13/97       33.30         0.27           NA          NA         NA
RVSB    Riverview Savings Bank (MHC)                      WA        NA       21.08         0.14         0.95        8.67         NA
SBFL    Savings Bank of the Finger Lakes (MHC)            NY  11/11/94       23.55         0.69         0.13        1.29         NA
SCBS    Southern Community Bancshares, Inc.               AL  12/23/96          NA         2.48         0.55        3.18         NA
SCCB    South Carolina Community Bancshares, Inc.         SC  07/07/94       47.90         1.78         0.83        3.00         NA
SECP    Security Capital Corporation                      WI  01/03/94       17.95         0.12         1.26        7.89      (8.32)

                                 EXHIBIT 20-A
                                 ALL PUBLICLY TRADED THRIFTS
                                 FINANCIAL CONDITION



                                                                                                                    Tangible
                                                                           Total      Total      Total  Equity/      Equity/
                                                                          Assets   Deposits     Equity   Assets  Tang Assets
Ticker  Institution                                   State  IPO Date     ($000)     ($000)     ($000)      (%)          (%)
------  -----------                                   -----  --------     ------     ------     ------      ---          ---
SFED    SFS Bancorp, Inc.                               NY   06/30/95    172,849    148,001     21,554    12.47        12.47
SFFC    StateFed Financial Corporation                  IA   01/05/94     85,679     50,346     15,233    17.78        17.78
SFIN    Statewide Financial Corp.                       NJ   10/02/95    673,214    448,470     65,480     9.73         9.71
SFNB    Security First Network Bank                     GA         NA     78,653     44,112     27,657    35.16        34.83
SFSB    SuburbFed Financial Corp.                       IL   03/04/92    426,705    317,959     27,662     6.48         6.46
SFSL    Security First Corp.                            OH   01/22/88    653,226    464,976     61,541     9.42         9.28
SGVB    SGV Bancorp, Inc.                               CA   06/29/95    409,340    288,339     29,903     7.31         7.19
SHEN    First Shenango Bancorp, Inc.                    PA   04/06/93    411,417    268,249     45,067    10.95        10.95
SISB    SIS Bancorp, Inc.                               MA   02/08/95  1,434,545  1,015,404    103,273     7.20         7.20
SKAN    Skaneateles Bancorp Inc.                        NY   06/02/86    247,697    208,362     16,961     6.85         6.65
SKBO    First Carnegie Deposit (MHC)                    PA   04/04/97         NA         NA         NA       NA           NA
SMBC    Southern Missouri Bancorp, Inc.                 MO   04/13/94    165,688    124,309     25,958    15.67        15.67
SMFC    Sho-Me Financial Corp.                          MO   07/01/94    328,803    199,775     29,698     9.03         9.03
SOBI    Sobieski Bancorp, Inc.                          IN   03/31/95     79,080     58,996     12,181    15.40        15.40
SOPN    First Savings Bancorp, Inc.                     NC   01/06/94    294,217    204,317     67,195    22.84        22.84
SOSA    Somerset Savings Bank                           MA   07/09/86    514,502    452,011     32,569     6.33         6.33
SPBC    St. Paul Bancorp, Inc.                          IL   05/18/87  4,611,394  3,295,211    396,763     8.60         8.58
SRN     Southern Banc Company, Inc. (The)               AL   10/05/95    104,978     86,570     17,735    16.89        16.75
SSB     Scotland Bancorp, Inc.                          NC   04/01/96     69,479     42,451     25,730    37.03        37.03
SSFC    South Street Financial Corp.                    NC   10/03/96    241,744    142,252     61,035    25.25        25.25
SSM     Stone Street Bancorp, Inc.                      NC   04/01/96    106,115     66,774     30,618    28.85        28.85
STFR    St. Francis Capital Corporation                 WI   06/21/93  1,645,539  1,054,604    129,682     7.88         7.03
STND    Standard Financial, Inc.                        IL   08/01/94  2,574,675  1,834,879    277,314    10.77        10.76
STSA    Sterling Financial Corporation                  WA         NA  1,686,395    963,898     93,480     5.54         5.04
SVRN    Sovereign Bancorp, Inc.                         PA   08/12/86 10,898,572  5,856,717    534,037     4.90         3.95
SWBI    Southwest Bancshares, Inc.                      IL   06/24/92    378,325    278,345     41,599    11.00        11.00
SWCB    Sandwich Co-operative Bank                      MA   07/25/86    501,894    401,781     39,894     7.95         7.63
SZB     SouthFirst Bancshares, Inc.                     AL   02/14/95     97,283     62,542     13,616    14.00        14.00
TBK     Tolland Bank                                    CT   12/19/86    238,227    213,585     16,543     6.94         6.76
THR     Three Rivers Financial Corp.                    MI   08/24/95     91,165     59,997     12,540    13.76        13.71
THRD    TF Financial Corporation                        PA   07/13/94    640,746    460,847     71,227    11.12         9.89
TPNZ    Tappan Zee Financial, Inc.                      NY   10/05/95    124,150    100,866     21,126    17.02        17.02
TRIC    Tri-County Bancorp, Inc.                        WY   09/30/93     89,457     46,842     13,702    15.32        15.32
TSBS    Peoples Bancorp, Inc. (MHC)                     NJ   08/03/95    631,000    487,855    106,513    16.88        15.71
TSH     Teche Holding Co.                               LA   04/19/95    406,253    278,546     53,384    13.14        13.14
TWIN    Twin City Bancorp, Inc.                         TN   01/04/95    107,345     90,387     13,800    12.86        12.86
UBMT    United Financial Corporation                    MT   09/23/86    105,600     74,059     24,592    23.29        23.29
UFRM    United Federal Savings Bank                     NC         NA    275,530    244,779     20,589     7.47         7.47
USAB    USABancshares, Inc.                             PA         NA     48,303     38,565      5,196    10.76        10.58
VABF    Virginia Beach Federal Financial Corporation    VA   11/01/80    617,818    386,750     42,306     6.85         6.85
VFFC    Virginia First Financial Corporation            VA   01/01/78    817,313    595,126     65,891     8.06         7.80
WAMU    Washington Mutual Inc.                          WA   03/11/83 48,763,153 23,983,043  2,556,310     5.24         5.00
WAYN    Wayne Savings & Loan Co. (MHC)                  OH   06/25/93    254,230    212,808     23,505     9.25         9.25
WBST    Webster Financial Corporation                   CT   12/12/86  5,943,766  4,006,688    298,538     5.02         4.32
WCBI    Westco Bancorp, Inc.                            IL   06/26/92    311,613    256,129     47,498    15.24        15.24
WCFB    Webster City Federal Savings Bank (MHC)         IA   08/15/94     94,699     71,402     22,113    23.35        23.35
WEFC    Wells Financial Corp.                           MN   04/11/95    202,035    143,701     28,674    14.19        14.19
WEHO    Westwood Homestead Financial Corporation        OH   09/30/96    134,655     82,532     39,598    29.41        29.41
WES     Westcorp, Inc.                                  CA   05/01/86  3,678,193  1,997,051    332,869     9.05         9.03


                                                                         Risk-Based  NPAs + Loans                          One Year
                                                                           Capital/  90+ Pst Due/   Return on   Return on  Cum Gap/
                                                                       Risk-Weightd        Assets  Avg Assets  Avg Equity    Assets
Ticker  Institution                                   State  IPO Date    Assets (%)           (%)         (%)         (%)       (%)
------  -----------                                   -----  --------    ----------           ---         ---         ---      ---
SFED    SFS Bancorp, Inc.                               NY   06/30/95         23.42          0.73        0.44        3.48       NA
SFFC    StateFed Financial Corporation                  IA   01/05/94            NA            NA        1.13        6.11       NA
SFIN    Statewide Financial Corp.                       NJ   10/02/95         23.67          0.43          NA          NA       NA
SFNB    Security First Network Bank                     GA         NA            NA            NA      (28.09)     (68.24)      NA
SFSB    SuburbFed Financial Corp.                       IL   03/04/92         13.21          0.48        0.39        5.87       NA
SFSL    Security First Corp.                            OH   01/22/88         10.34          0.28        1.07       11.51       NA
SGVB    SGV Bancorp, Inc.                               CA   06/29/95         13.81            NA        0.20        2.38       NA
SHEN    First Shenango Bancorp, Inc.                    PA   04/06/93         16.91          0.54        0.89        7.84       NA
SISB    SIS Bancorp, Inc.                               MA   02/08/95         11.88          0.47        1.39       19.13     1.59
SKAN    Skaneateles Bancorp Inc.                        NY   06/02/86         10.05          1.90        0.70       10.40     9.05
SKBO    First Carnegie Deposit (MHC)                    PA   04/04/97            NA            NA        0.86        7.38       NA
SMBC    Southern Missouri Bancorp, Inc.                 MO   04/13/94         24.20          1.10        0.71        4.42       NA
SMFC    Sho-Me Financial Corp.                          MO   07/01/94         13.80          0.14        1.04       10.48       NA
SOBI    Sobieski Bancorp, Inc.                          IN   03/31/95         28.36          0.25        0.28        1.63       NA
SOPN    First Savings Bancorp, Inc.                     NC   01/06/94         51.68          0.08        1.42        5.83   (41.76)
SOSA    Somerset Savings Bank                           MA   07/09/86          8.96          6.28        0.80       13.73     1.33
SPBC    St. Paul Bancorp, Inc.                          IL   05/18/87         15.74          0.32        0.72        8.13    (3.09)
SRN     Southern Banc Company, Inc. (The)               AL   10/05/95            NA          0.00        0.14        0.77       NA
SSB     Scotland Bancorp, Inc.                          NC   04/01/96         57.62          0.00        1.41        3.89       NA
SSFC    South Street Financial Corp.                    NC   10/03/96         73.02          0.27        0.90        4.40       NA
SSM     Stone Street Bancorp, Inc.                      NC   04/01/96         46.01          0.27        1.44        4.05   (26.86)
STFR    St. Francis Capital Corporation                 WI   06/21/93         11.29          0.19        0.65        7.38   (10.68)
STND    Standard Financial, Inc.                        IL   08/01/94         18.57          0.22        0.50        4.50   (16.08)
STSA    Sterling Financial Corporation                  WA         NA         13.13          0.61        0.22        3.95    (6.13)
SVRN    Sovereign Bancorp, Inc.                         PA   08/12/86         10.31          0.57        0.51       10.06    (9.31)
SWBI    Southwest Bancshares, Inc.                      IL   06/24/92         16.56          0.30        0.74        6.94   (24.33)
SWCB    Sandwich Co-operative Bank                      MA   07/25/86         13.23          0.83        0.96       11.95       NA
SZB     SouthFirst Bancshares, Inc.                     AL   02/14/95         21.47          0.75       (0.03)      (0.20)      NA
TBK     Tolland Bank                                    CT   12/19/86         11.86          2.13        0.76       11.27    14.27
THR     Three Rivers Financial Corp.                    MI   08/24/95         21.81          1.21        0.57        3.91       NA
THRD    TF Financial Corporation                        PA   07/13/94         20.11          0.33        0.54        4.77       NA
TPNZ    Tappan Zee Financial, Inc.                      NY   10/05/95         36.45          1.73        0.72        4.06       NA
TRIC    Tri-County Bancorp, Inc.                        WY   09/30/93         34.57          0.00        0.80        5.36       NA
TSBS    Peoples Bancorp, Inc. (MHC)                     NJ   08/03/95         26.77          0.73          NA          NA       NA
TSH     Teche Holding Co.                               LA   04/19/95         20.75          0.27        0.70        5.06       NA
TWIN    Twin City Bancorp, Inc.                         TN   01/04/95         21.54          0.16        0.53        4.19       NA
UBMT    United Financial Corporation                    MT   09/23/86            NA            NA        1.07        4.58       NA
UFRM    United Federal Savings Bank                     NC         NA         10.40          0.58        0.22        2.92     6.08
USAB    USABancshares, Inc.                             PA         NA         25.60          0.67        0.86        4.44       NA
VABF    Virginia Beach Federal Financial Corporation    VA   11/01/80         11.46          1.26        0.21        3.16       NA
VFFC    Virginia First Financial Corporation            VA   01/01/78         10.52          2.29        1.38       16.99     7.62
WAMU    Washington Mutual Inc.                          WA   03/11/83            NA          0.81        0.35        6.27    (1.87)
WAYN    Wayne Savings & Loan Co. (MHC)                  OH   06/25/93         17.28          0.73        0.31        3.39       NA
WBST    Webster Financial Corporation                   CT   12/12/86         12.46          0.85        0.42        7.85    (1.06)
WCBI    Westco Bancorp, Inc.                            IL   06/26/92         27.46          0.60        1.13        7.30       NA
WCFB    Webster City Federal Savings Bank (MHC)         IA   08/15/94         52.59          0.26        1.07        4.62       NA
WEFC    Wells Financial Corp.                           MN   04/11/95         18.52          0.28          NA          NA       NA
WEHO    Westwood Homestead Financial Corporation        OH   09/30/96         40.27          0.06        0.69        2.45    (9.35)
WES     Westcorp, Inc.                                  CA   05/01/86          7.93          0.74        0.88        9.12     0.93

                          EXHIBIT 20-A
                          ALL PUBLICLY TRADED THRIFTS
                          FINANCIAL CONDITION


                                                                                                             Tangible    Risk-Based
                                                                    Total       Total     Total  Equity/      Equity/      Capital/
                                                                   Assets    Deposits    Equity   Assets  Tang Assets  Risk-Weightd
Ticker  Institution                            State  IPO Date     ($000)      ($000)    ($000)      (%)          (%)    Assets (%)
------  -----------                            -----  --------     ------      ------    ------      ---          ---    ----------
WFI     Winton Financial Corp.                   OH   08/04/88    317,392     234,140    22,557     7.11         6.97         10.61
WFSG    Wilshire Financial Services Group Inc.   OR   12/19/96  1,196,092     445,333    68,927     5.76         5.76            NA
WFSL    Washington Federal, Inc.                 WA   11/17/82  5,760,385   2,869,890   696,013    12.08        11.15         18.62
WHGB    WHG Bancshares Corporation               MD   04/01/96    100,235      73,432    20,704    20.66        20.66         31.76
WOFC    Western Ohio Financial Corporation       OH   07/29/94    396,492     240,083    54,677    13.79        12.98         23.31
WRNB    Warren Bancorp, Inc.                     MA   07/09/86    358,021     314,300    37,118    10.37        10.37         13.36
WSB     Washington Savings Bank, FSB             MD         NA    258,330     225,218    21,453     8.30         8.30         19.10
WSFS    WSFS Financial Corporation               DE   11/26/86  1,508,540     755,463    78,511     5.20         5.16          9.87
WSTR    WesterFed Financial Corporation          MT   01/10/94    955,639     630,869   104,259    10.91         8.92         13.75
WVFC    WVS Financial Corporation                PA   11/29/93    294,693     170,879    32,889    11.16        11.16         24.52
WWFC    Westwood Financial Corporation           NJ   06/07/96    111,394      90,852    10,167     9.13         8.21         18.68
WYNE    Wayne Bancorp, Inc.                      NJ   06/27/96    261,027     184,960    34,857    13.35        13.35         22.14
YFCB    Yonkers Financial Corporation            NY   04/18/96    288,089     204,156    42,914    14.90        14.90         34.17
YFED    York Financial Corp.                     PA   02/01/84  1,162,393     993,106   100,083     8.61         8.61         11.14
        First Citizens Financial Corporation     MD   12/17/86    691,754     543,856    44,126     6.38         6.38          9.70

Average:                                                        1,317,358     854,782   102,405    12.35        12.06         21.29
Median:                                                           354,414     268,414    38,066     9.88         9.82         16.74


                                                                NPAs + Loans                            One Year
                                                                90+ Pst Due/    Return on   Return on   Cum Gap/
                                                                      Assets   Avg Assets  Avg Equity     Assets
Ticker  Institution                            State  IPO Date           (%)          (%)         (%)        (%)
------  -----------                            -----  --------           ---          ---         ---        ---
WFI     Winton Financial Corp.                   OH   08/04/88          0.35         0.76       10.56         NA
WFSG    Wilshire Financial Services Group Inc.   OR   12/19/96            NA           NA          NA         NA
WFSL    Washington Federal, Inc.                 WA   11/17/82          0.73         1.67       14.35         NA
WHGB    WHG Bancshares Corporation               MD   04/01/96          0.15         0.52        2.25         NA
WOFC    Western Ohio Financial Corporation       OH   07/29/94            NA         0.32        2.25         NA
WRNB    Warren Bancorp, Inc.                     MA   07/09/86          1.15         2.15       22.15      (6.21)
WSB     Washington Savings Bank, FSB             MD         NA            NA         0.50        5.89         NA
WSFS    WSFS Financial Corporation               DE   11/26/86          1.70         1.33       23.39       2.21
WSTR    WesterFed Financial Corporation          MT   01/10/94          0.25         0.65        5.15         NA
WVFC    WVS Financial Corporation                PA   11/29/93          0.30         1.06        8.63         NA
WWFC    Westwood Financial Corporation           NJ   06/07/96          0.13         0.49        5.12         NA
WYNE    Wayne Bancorp, Inc.                      NJ   06/27/96          0.91         0.43        2.90     (16.88)
YFCB    Yonkers Financial Corporation            NY   04/18/96          0.57         0.86        5.07     (14.92)
YFED    York Financial Corp.                     PA   02/01/84          2.39         0.61        7.46      (6.47)
        First Citizens Financial Corporation     MD   12/17/86          0.92         0.52        8.59      (8.87)

Average:                                                                0.82         0.64        6.74      (5.98)
Median:                                                                 0.56         0.69        5.88      (5.27)


                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA



                                                            Current     Current      Current      Current          Current
                                                             Market       Stock       Price/       Price/      Price/ Tang
                                                              Value       Price      LTM EPS   Book Value       Book Value
Ticker  Institution                             Exchange       ($M)         ($)          (x)          (%)              (%)
------  -----------                             --------      ----         ---           ---          ---              ---
AABC    Access Anytime Bancorp, Inc.             NASDAQ        8.20      6.875            NM       105.28           105.28
AADV    Advantage Bancorp, Inc.                  NASDAQ      136.63     42.250         34.63       145.49           155.62
ABBK    Abington Bancorp, Inc.                   NASDAQ       56.13     30.500         15.17       162.84           180.79
ABCL    Alliance Bancorp, Inc.                   NASDAQ      166.36     31.125         29.36       133.01           134.68
ABCW    Anchor BanCorp Wisconsin, Inc.           NASDAQ      237.53     26.250         17.74       198.11           201.92
AFBC    Advance Financial Bancorp                NASDAQ       17.62     16.250            NA       110.17           110.17
AFCB    Affiliated Community Bancorp, Inc.       NASDAQ      169.83     26.250         17.50       156.72           157.66
AFED    AFSALA Bancorp, Inc.                     NASDAQ       23.37     16.063            NA       100.90           100.90
AFFFZ   America First Financial Fund 1987-A LP   NASDAQ      236.67     39.375          8.45       135.92           137.63
AHCI    Ambanc Holding Co., Inc.                 NASDAQ       64.71     15.500            NM       108.47           108.47
AHM     Ahmanson & Company (H.F.)                NYSE      4,939.80     50.750         28.67       249.39           292.68
ALBC    Albion Banc Corp.                        NASDAQ        5.81     23.250         86.11        97.04            97.04
ALBK    ALBANK Financial Corporation             NASDAQ      494.11     38.500         18.25       148.94           170.43
AMFC    AMB Financial Corp.                      NASDAQ       13.98     14.500         21.64        99.18            99.18
ANA     Acadiana Bancshares, Inc.                AMSE         58.57     21.500            NA       126.62           126.62
ANBK    American National Bancorp, Inc.          NASDAQ       71.13     19.688         51.81       150.52           150.52
ANDB    Andover Bancorp, Inc.                    NASDAQ      157.03     30.500         11.82       155.77           155.77
ASBI    Ameriana Bancorp                         NASDAQ       63.80     19.750         26.69       146.40           146.51
ASBP    ASB Financial Corp.                      NASDAQ       22.59     13.125         31.25       129.31           129.31
ASFC    Astoria Financial Corporation            NASDAQ    1,002.40     48.125         25.20       168.33           200.44
ATSB    AmTrust Capital Corp.                    NASDAQ        6.84     13.000         29.55        94.75            95.80
AVND    Avondale Financial Corp.                 NASDAQ       49.80     14.250            NM        89.91            89.91
BANC    BankAtlantic Bancorp, Inc.               NASDAQ      286.80     12.500         15.82       183.02           222.82
BDJI    First Federal Bancorporation             NASDAQ       14.33     21.000         36.21       119.25           119.25
BFD     BostonFed Bancorp, Inc.                  AMSE        106.64     18.875         24.84       122.80           127.02
BFFC    Big Foot Financial Corporation           NASDAQ       43.03     17.125            NA       119.34           119.34
BFSB    Bedford Bancshares, Inc.                 NASDAQ       27.56     24.125         19.94       135.92           135.92
BKC     American Bank of Connecticut             AMSE         86.75     37.625         12.26       172.83           180.02
BKCO    Bankers Corp.                            NASDAQ      350.18     28.250         13.58       172.05           174.60
BKCT    Bancorp Connecticut, Inc.                NASDAQ       77.91     30.750         15.61       177.44           177.44
BKUNA   BankUnited Financial Corporation         NASDAQ      106.43     12.000         44.44       158.10           195.12
BNKU    Bank United Corporation                  NASDAQ    1,141.39     36.125            NA       195.91           200.81
BPLS    Bank Plus Corporation                    NASDAQ      209.98     10.875            NM       117.31           117.57
BSBC    Branford Savings Bank                    NASDAQ       32.39      4.938         15.93       187.05           187.05
BVCC    Bay View Capital Corporation             NASDAQ      335.84     25.875         27.53       171.13           203.90
BWFC    Bank West Financial Corporation          NASDAQ       29.92     17.063         32.81       132.48           132.48

                                                                              Current
                                                            Price/           Dividend      Weekly Vol/
                                                            Assets              Yield           Mo Avg              Shares
Ticker  Institution                             Exchange       (%)                (%)              (%)         Outstanding
------  -----------                             --------      ---                 ---              ---         -----------
AABC    Access Anytime Bancorp, Inc.             NASDAQ       7.84               0.00             3.37           1,193,076
AADV    Advantage Bancorp, Inc.                  NASDAQ      13.40               0.95             0.57           3,233,747
ABBK    Abington Bancorp, Inc.                   NASDAQ      11.27               1.31             1.42           1,851,538
ABCL    Alliance Bancorp, Inc.                   NASDAQ      11.85               2.12             0.86           5,344,900
ABCW    Anchor BanCorp Wisconsin, Inc.           NASDAQ      12.33               1.22             0.84           9,048,734
AFBC    Advance Financial Bancorp                NASDAQ      17.01               1.97             0.37           1,084,450
AFCB    Affiliated Community Bancorp, Inc.       NASDAQ      15.56               1.83             1.27           6,465,334
AFED    AFSALA Bancorp, Inc.                     NASDAQ      14.68               1.00             3.09           1,454,750
AFFFZ   America First Financial Fund 1987-A LP   NASDAQ      10.80               4.06             1.80           6,010,589
AHCI    Ambanc Holding Co., Inc.                 NASDAQ      14.04               1.29             3.55           4,392,023
AHM     Ahmanson & Company (H.F.)                NYSE        10.39               1.73             2.37          97,335,863
ALBC    Albion Banc Corp.                        NASDAQ       8.47               1.38             0.03             250,051
ALBK    ALBANK Financial Corporation             NASDAQ      13.71               1.87             1.52          12,824,856
AMFC    AMB Financial Corp.                      NASDAQ      14.84               1.66             0.02             963,798
ANA     Acadiana Bancshares, Inc.                AMSE        21.99               1.67             0.52           2,731,250
ANBK    American National Bancorp, Inc.          NASDAQ      14.08               0.61             1.00           3,613,011
ANDB    Andover Bancorp, Inc.                    NASDAQ      12.55               2.23             2.43           5,148,458
ASBI    Ameriana Bancorp                         NASDAQ      16.04               3.24             0.46           3,230,246
ASBP    ASB Financial Corp.                      NASDAQ      20.13               3.05             2.11           1,721,412
ASFC    Astoria Financial Corporation            NASDAQ      13.17               1.25             2.05          20,978,152
ATSB    AmTrust Capital Corp.                    NASDAQ       9.64               1.54             1.85             526,479
AVND    Avondale Financial Corp.                 NASDAQ       8.20               0.00             1.24           3,494,545
BANC    BankAtlantic Bancorp, Inc.               NASDAQ      10.29               0.93             1.53          22,472,788
BDJI    First Federal Bancorporation             NASDAQ      12.96               0.00             0.18             682,566
BFD     BostonFed Bancorp, Inc.                  AMSE        11.50               1.48             1.71           5,947,302
BFFC    Big Foot Financial Corporation           NASDAQ      20.27               0.00             0.86           2,512,750
BFSB    Bedford Bancshares, Inc.                 NASDAQ      20.35               2.32             0.26           1,142,425
BKC     American Bank of Connecticut             AMSE        14.32               3.83             0.17           2,305,700
BKCO    Bankers Corp.                            NASDAQ      13.64               2.27             1.32          12,391,848
BKCT    Bancorp Connecticut, Inc.                NASDAQ      18.19               3.25             0.57           2,533,716
BKUNA   BankUnited Financial Corporation         NASDAQ       5.89               0.00             3.59           8,869,041
BNKU    Bank United Corporation                  NASDAQ       9.98               1.55             2.01          31,595,596
BPLS    Bank Plus Corporation                    NASDAQ       5.94               0.00             4.34          19,308,340
BSBC    Branford Savings Bank                    NASDAQ      17.36               1.62             2.64           6,559,397
BVCC    Bay View Capital Corporation             NASDAQ      10.85               1.24             4.57          12,979,260
BWFC    Bank West Financial Corporation          NASDAQ      19.22               1.64             2.36           1,753,475

                                  EXHIBIT 20-b
                           ALL PUBLICLY TRADED THRIFTS
                                   MARKET DATA



                                                                   Current     Current      Current         Current         Current
                                                                    Market       Stock       Price/          Price/      Price/Tang
                                                                     Value       Price      LTM EPS      Book Value      Book Value
Ticker    Institution                                Exchange         ($M)         ($)          (x)             (%)             (%)
------    -----------                                --------         ----         ---          ---             ---             ---
BYFC      Broadway Financial Corporation              NASDAQ          9.19      11.000        NM              75.09           75.09
CAFI      Camco Financial Corporation                 NASDAQ         57.15      17.781        16.77          121.95          132.20
CAPS      Capital Savings Bancorp, Inc.               NASDAQ         29.80      15.750        19.44          139.63          139.63
CASB      Cascade Financial Corporation               NASDAQ         34.06      13.250        31.55          150.91          150.91
CASH      First Midwest Financial, Inc.               NASDAQ         49.72      18.188        18.95          116.44          131.42
CATB      Catskill Financial Corporation              NASDAQ         80.21      16.375        19.97          108.59          108.59
CBCI      Calumet Bancorp, Inc.                       NASDAQ         89.71      42.500        17.93          116.53          116.53
CBES      CBES Bancorp, Inc.                          NASDAQ         18.06      17.625           NA          103.19          103.19
CBK       Citizens First Financial Corp.              AMSE           37.98      16.000        57.14           99.13           99.13
CBNH      Community Bankshares, Inc.                  NASDAQ        104.22      41.875        19.39          241.77          241.77
CBSA      Coastal Bancorp, Inc.                       NASDAQ        146.66      29.500        20.92          150.28          180.76
CBSB      Charter Financial, Inc.                     NASDAQ         83.51      20.125        19.35          146.79          165.91
CCFH      CCF Holding Company                         NASDAQ         13.94      17.000           NM          118.38          118.38
CEBK      Central Co-operative Bank                   NASDAQ         38.32      19.500        13.36          112.07          125.24
CENB      Century Bancorp, Inc.                       NASDAQ         32.38      79.500           NA          108.24          108.24
CENF      CENFED Financial Corporation                NASDAQ        189.04      33.000        17.19          158.27          158.58
CFB       Commercial Federal Corporation              NYSE          906.58      42.063        20.93          212.76          239.95
CFBC      Community First Banking Company             NASDAQ         75.22      33.875           NA          108.40          109.91
CFCP      Coastal Financial Corporation               NASDAQ        109.06      23.500        25.82          351.27          351.27
CFFC      Community Financial Corporation             NASDAQ         27.74      21.750        16.48          115.32          115.32
CFNC      Carolina Fincorp, Inc.                      NASDAQ         32.17      17.375           NA          126.46          126.46
CFSB      CFSB Bancorp, Inc.                          NASDAQ        132.51      26.000        20.16          205.53          205.53
CFTP      Community Federal Bancorp, Inc.             NASDAQ         83.32      18.000        28.57          128.94          128.94
CFX       CFX Corporation                             AMSE          266.16      20.250        17.92          192.49          205.79
CIBI      Community Investors Bancorp, Inc.           NASDAQ         14.87      16.000        24.24          133.78          133.78
CKFB      CKF Bancorp, Inc.                           NASDAQ         18.05      19.000        15.57          111.96          111.96
CLAS      Classic Bancshares, Inc.                    NASDAQ         18.43      14.125        25.68           94.99          112.37
CMRN      Cameron Financial Corporation               NASDAQ         45.64      17.375        21.99          101.14          101.14
CMSB      Commonwealth Bancorp, Inc.                  NASDAQ        294.90      17.250        23.96          133.82          171.13
CMSV      Community Savings, FA (MHC)                 NASDAQ        159.07      31.250        42.81          195.92          195.92
CNIT      CENIT Bancorp, Inc.                         NASDAQ         87.20      52.750        23.87          169.51          184.57
CNSB      CNS Bancorp, Inc.                           NASDAQ         27.69      16.750        62.04          112.87          112.87
CNY       Carver Bancorp, Inc.                        AMSE           28.64      12.375           NM           82.89           86.42
COFI      Charter One Financial, Inc.                 NASDAQ      2,511.36      54.375        18.75          257.09          274.62
COOP      Cooperative Bankshares, Inc.                NASDAQ         40.28      27.000           NM          149.75          149.75
CRZY      Crazy Woman Creek Bancorp, Incorporated     NASDAQ         13.73      14.375        25.22           97.92           97.92

                                                                                 Current
                                                                    Price/      Dividend     Weekly Vol/
                                                                    Assets         Yield          Mo Avg           Shares
Ticker    Institution                                Exchange          (%)           (%)             (%)      Outstanding
------    -----------                                --------          ---           ---             ---      -----------
BYFC      Broadway Financial Corporation              NASDAQ          7.52          1.82            0.54          835,188
CAFI      Camco Financial Corporation                 NASDAQ         11.67          2.78            0.26        3,214,194
CAPS      Capital Savings Bancorp, Inc.               NASDAQ         12.29          1.52            0.60        1,891,800
CASB      Cascade Financial Corporation               NASDAQ          9.25          0.00            0.10        2,570,516
CASH      First Midwest Financial, Inc.               NASDAQ         13.27          1.98            0.84        2,733,940
CATB      Catskill Financial Corporation              NASDAQ         27.19          1.71            1.17        4,719,774
CBCI      Calumet Bancorp, Inc.                       NASDAQ         18.07          0.00            0.56        2,110,797
CBES      CBES Bancorp, Inc.                          NASDAQ         18.97          2.27            1.61        1,024,958
CBK       Citizens First Financial Corp.              AMSE           15.28          0.00            0.67        2,594,194
CBNH      Community Bankshares, Inc.                  NASDAQ         16.92          1.53            1.33        2,488,737
CBSA      Coastal Bancorp, Inc.                       NASDAQ          4.95          1.63            2.18        4,971,532
CBSB      Charter Financial, Inc.                     NASDAQ         21.24          1.59            0.75        4,149,758
CCFH      CCF Holding Company                         NASDAQ         13.83          3.24            0.15          820,120
CEBK      Central Co-operative Bank                   NASDAQ         11.13          1.64            1.46        1,965,000
CENB      Century Bancorp, Inc.                       NASDAQ         32.40          2.52            0.88          407,330
CENF      CENFED Financial Corporation                NASDAQ          8.24          1.09            2.52        5,728,602
CFB       Commercial Federal Corporation              NYSE           12.77          0.67            1.06       21,552,837
CFBC      Community First Banking Company             NASDAQ         16.69          0.00            2.86        2,220,477
CFCP      Coastal Financial Corporation               NASDAQ         21.69          1.53            0.27        4,640,751
CFFC      Community Financial Corporation             NASDAQ         15.81          2.57            0.18        1,275,373
CFNC      Carolina Fincorp, Inc.                      NASDAQ         28.85          1.38            0.74        1,851,500
CFSB      CFSB Bancorp, Inc.                          NASDAQ         15.67          2.31            0.77        5,095,932
CFTP      Community Federal Bancorp, Inc.             NASDAQ         39.86          1.67            1.12        4,628,750
CFX       CFX Corporation                             AMSE           14.32          4.35            1.28       13,143,623
CIBI      Community Investors Bancorp, Inc.           NASDAQ         16.11          2.00            3.58          929,371
CKFB      CKF Bancorp, Inc.                           NASDAQ         28.91          2.63            0.10          925,275
CLAS      Classic Bancshares, Inc.                    NASDAQ         14.12          1.98            0.58        1,304,950
CMRN      Cameron Financial Corporation               NASDAQ         21.93          1.61            0.90        2,626,696
CMSB      Commonwealth Bancorp, Inc.                  NASDAQ         12.88          1.62            3.56       17,095,715
CMSV      Community Savings, FA (MHC)                 NASDAQ         22.73          2.88            1.46        5,090,120
CNIT      CENIT Bancorp, Inc.                         NASDAQ         12.27          1.90            3.42        1,650,208
CNSB      CNS Bancorp, Inc.                           NASDAQ         28.15          1.43            0.96        1,653,125
CNY       Carver Bancorp, Inc.                        AMSE            6.92          1.62            1.44        2,314,275
COFI      Charter One Financial, Inc.                 NASDAQ         17.24          1.84            2.87       46,185,966
COOP      Cooperative Bankshares, Inc.                NASDAQ         11.43          0.00            0.49        1,491,698
CRZY      Crazy Woman Creek Bancorp, Incorporated     NASDAQ         25.29          2.78            1.55          954,845

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA



                                                                          Current     Current    Current     Current      Current
                                                                           Market      Stock      Price/       Price/    Price/ Tang
                                                                           Value       Price     LTM EPS    Book Value   Book Value
Ticker   Institution                                       Exchange         ($M)        ($)        (x)         (%)          (%)
------   -----------                                       --------         ----        ---        ---         ---          ---
CSA      Coast Savings Financial, Inc.                      NYSE           857.50     46.063       50.62      191.45        193.95
CSBF     CSB Financial Group, Inc.                          NASDAQ          11.07     11.750       69.12       90.45         95.76
CTZN     CitFed Bancorp, Inc.                               NASDAQ         380.09     44.000       23.40      192.73        214.01
CVAL     Chester Valley Bancorp Inc.                        NASDAQ          49.41     24.000       25.81      182.51        182.51
DCBI     Delphos Citizens Bancorp, Inc.                     NASDAQ          32.62     16.000          NA      107.17        107.17
DIBK     Dime Financial Corporation                         NASDAQ         145.56     28.250       10.24      208.95        215.98
DIME     Dime Community Bancorp, Inc.                       NASDAQ         256.95     19.625       20.88      134.60        156.25
DME      Dime Bancorp, Incorporated                         NYSE         2,009.56     19.375       19.00      189.76        198.92
DNFC     D & N Financial Corporation                        NASDAQ         152.57     18.625       17.57      171.82        173.74
DSL      Downey Financial Corp.                             NYSE           591.48     22.125       26.34      144.99        147.01
EBSI     Eagle Bancshares, Inc.                             NASDAQ          95.51     16.875          NA      135.54        135.54
EFBC     Empire Federal Bancorp, Inc.                       NASDAQ          40.18     15.500          NA       99.04         99.04
EFBI     Enterprise Federal Bancorp, Inc.                   NASDAQ          40.02     20.000       21.74      126.66        126.74
EGFC     Eagle Financial Corp.                              NASDAQ         213.96     34.000       69.39      154.41        197.79
EGLB     Eagle BancGroup, Inc.                              NASDAQ          20.42     16.500          NM       98.86         98.86
EIRE     Emerald Isle Bancorp, Inc.                         NASDAQ          48.89     21.750       14.40      162.43        162.43
EMLD     Emerald Financial Corporation                      NASDAQ          73.44     14.500       17.90      160.58        163.10
EQSB     Equitable Federal Savings Bank                     NASDAQ          22.85     37.938       18.42      147.05        147.05
ESBK     Elmira Savings Bank, FSB                           NASDAQ          16.56     23.438       20.56      113.12        117.96
ESX      Essex Bancorp, Inc.                                AMSE             1.98      1.875          NM      382.65        604.84
ETFS     East Texas Financial Services, Inc.                NASDAQ          19.22     18.750       48.08       93.89         93.89
FAB      FirstFed America Bancorp, Inc.                     AMSE           174.69     20.063          NA      130.70        130.70
FBBC     First Bell Bancorp, Inc.                           NASDAQ         104.17     16.000       15.84      148.42        148.42
FBCI     Fidelity Bancorp, Inc.                             NASDAQ          59.33     21.250       22.14      116.63        116.89
FBCV     1ST Bancorp                                        NASDAQ          24.95     35.750       30.56      111.72        114.04
FBER     1st Bergen Bancorp                                 NASDAQ          53.26     17.750       42.26      131.77        131.77
FBHC     Fort Bend Holding Corp.                            NASDAQ          28.33     34.250       47.57      147.44        158.27
FBNW     FirstBank Corporation                              NASDAQ          34.72     17.500          NA          NA            NA
FBSI     First Bancshares, Inc.                             NASDAQ          26.57     24.250       19.56      119.63        119.81
FCB      Falmouth Co-Operative Bank                         AMSE            24.73     17.000       32.69      110.39        110.39
FCBF     FCB Financial Corp.                                NASDAQ         108.96     26.750       29.72      142.29        142.29
FCME     First Coastal Corporation                          NASDAQ          14.78     10.875        2.41      105.07        105.07
FDEF     First Defiance Financial Corp.                     NASDAQ         137.78     14.750       34.30      117.06        117.06
FED      FirstFed Financial Corp.                           NYSE           357.10     33.750       30.41      176.33        178.29
FESX     First Essex Bancorp, Inc.                          NASDAQ         125.69     16.750       11.55      144.77        166.67
FFBA     First Colorado Bancorp, Inc.                       NASDAQ         314.71     19.000       23.46      161.15        163.37


                                                                                  Current
                                                                    Price/       Dividend     Weekly Vol/
                                                                    Assets         Yield           Mo Avg         Shares
Ticker   Institution                               Exchange           (%)           (%)           (%)          Outstanding
------   -----------                               --------           ---           ---           ---          -----------
CSA      Coast Savings Financial, Inc.              NYSE              9.42         0.00            1.59          18,615,847
CSBF     CSB Financial Group, Inc.                  NASDAQ           22.66         0.00            0.50             941,850
CTZN     CitFed Bancorp, Inc.                       NASDAQ           12.27         0.82            0.73           8,638,486
CVAL     Chester Valley Bancorp Inc.                NASDAQ           15.27         1.83            0.05           2,058,870
DCBI     Delphos Citizens Bancorp, Inc.             NASDAQ           30.44         0.00            1.45           2,038,719
DIBK     Dime Financial Corporation                 NASDAQ           16.64         1.42            1.39           5,147,387
DIME     Dime Community Bancorp, Inc.               NASDAQ           19.54         0.92            2.86          13,092,750
DME      Dime Bancorp, Incorporated                 NYSE             10.00         0.83            2.05         103,719,000
DNFC     D & N Financial Corporation                NASDAQ            9.48         1.07            1.75           8,191,415
DSL      Downey Financial Corp.                     NYSE             10.05         1.45            0.67          26,733,496
EBSI     Eagle Bancshares, Inc.                     NASDAQ           11.26         3.56            1.72           5,659,694
EFBC     Empire Federal Bancorp, Inc.               NASDAQ           37.01         1.94            1.98           2,592,100
EFBI     Enterprise Federal Bancorp, Inc.           NASDAQ           15.14         5.00            1.25           2,000,828
EGFC     Eagle Financial Corp.                      NASDAQ           10.60         2.94            1.60           6,279,005
EGLB     Eagle BancGroup, Inc.                      NASDAQ           11.72         0.00            2.22           1,237,705
EIRE     Emerald Isle Bancorp, Inc.                 NASDAQ           11.49         1.29            1.30           2,245,660
EMLD     Emerald Financial Corporation              NASDAQ           12.17         1.66            0.81           5,061,600
EQSB     Equitable Federal Savings Bank             NASDAQ            7.41         0.00            0.55             602,200
ESBK     Elmira Savings Bank, FSB                   NASDAQ            7.27         2.73            3.49             706,361
ESX      Essex Bancorp, Inc.                        AMSE              1.04         0.00            0.71           1,057,193
ETFS     East Texas Financial Services, Inc.        NASDAQ           17.06         1.07            0.02           1,025,321
FAB      FirstFed America Bancorp, Inc.             AMSE             17.11         0.00            0.70           8,707,152
FBBC     First Bell Bancorp, Inc.                   NASDAQ           14.58         2.50            1.26           6,510,625
FBCI     Fidelity Bancorp, Inc.                     NASDAQ           12.11         1.51            0.90           2,791,978
FBCV     1ST Bancorp                                NASDAQ            9.22         1.12            0.49             697,897
FBER     1st Bergen Bancorp                         NASDAQ           18.70         1.13            3.22           3,000,300
FBHC     Fort Bend Holding Corp.                    NASDAQ            8.89         1.17            2.68             827,215
FBNW     FirstBank Corporation                      NASDAQ              NA         0.00            4.38                  NA
FBSI     First Bancshares, Inc.                     NASDAQ           16.20         0.82            0.36           1,095,554
FCB      Falmouth Co-Operative Bank                 AMSE             26.35         1.18            0.62           1,454,750
FCBF     FCB Financial Corp.                        NASDAQ           20.71         2.99            1.76           4,073,147
FCME     First Coastal Corporation                  NASDAQ            9.70         0.00            2.94           1,359,194
FDEF     First Defiance Financial Corp.             NASDAQ           24.95         2.17            1.25           9,341,000
FED      FirstFed Financial Corp.                   NYSE              8.51         0.00            0.73          10,575,374
FESX     First Essex Bancorp, Inc.                  NASDAQ           10.09         2.87            1.73           7,503,729
FFBA     First Colorado Bancorp, Inc.               NASDAQ           20.83         2.32            1.20          16,561,425

                                  EXHIBIT 20-b
                                  ALL PUBLICLY TRADED THRIFTS
                                  MARKET DATA


                                                                        Current    Current    Current       Current       Current
                                                                         Market      Stock     Price/        Price/    Price/Tang
                                                                          Value      Price    LTM EPS    Book Value    Book Value
Ticker     Institution                                        Exchange     ($M)        ($)        (x)           (%)           (%)
------     -----------                                        --------     ----        ---        ---           ---           ---
FFBH       First Federal Bancshares of Arkansas, Inc.         NASDAQ     102.82     21.000      24.14        128.36        128.36
FFBI       First Financial Bancorp, Inc.                      NASDAQ       7.84     18.875         NM        107.12        107.12
FFBS       FFBS BanCorp, Inc.                                 NASDAQ      35.82     23.000      23.71        135.53        135.53
FFBZ       First Federal Bancorp, Inc.                        NASDAQ      29.08     18.500      23.13        209.99        210.23
FFCH       First Financial Holdings Inc.                      NASDAQ     209.77     33.000      22.92        205.86        205.86
FFDB       FirstFed Bancorp, Incorporated                     NASDAQ      19.03     16.531      19.22        114.16        125.23
FFDF       FFD Financial Corporation                          NASDAQ      21.46     14.750      13.79        101.65        101.65
FFED       Fidelity Federal Bancorp                           NASDAQ      23.01      9.250     231.25        178.92        178.92
FFES       First Federal Savings & Loan of East Hartford      NASDAQ      86.97     32.500      21.81        137.54        137.54
FFFC       FFVA Financial Corporation                         NASDAQ     132.51     29.313      23.26        168.37        172.02
FFFD       North Central Bancshares, Inc.                     NASDAQ      54.16     16.625      17.14        112.26        112.26
FFFG       F.F.O. Financial Group, Inc.                       NASDAQ      51.21      6.063      22.46        235.91        235.91
FFFL       Fidelity Bankshares Inc. (MHC)                     NASDAQ     181.13     26.750      53.50        216.42        218.01
FFHC       First Financial Corporation                        NASDAQ   1,167.75     32.250      22.09        276.35        283.64
FFHH       FSF Financial Corp.                                NASDAQ      53.83     17.750      21.91        110.66        110.66
FFHS       First Franklin Corporation                         NASDAQ      23.54     19.750      56.43        115.03        115.77
FFIC       Flushing Financial Corporation                     NASDAQ     159.57     20.000      20.83        119.90        119.90
FFKY       First Federal Financial Corporation of Kentucky    NASDAQ      89.66     21.500      18.86        173.39        184.23
FFLC       FFLC Bancorp, Inc.                                 NASDAQ      70.69     30.500      29.90        135.44        135.44
FFOH       Fidelity Financial of Ohio, Inc.                   NASDAQ      85.09     15.250      29.33        125.31        141.99
FFPB       First Palm Beach Bancorp, Inc.                     NASDAQ     176.08     35.000         NM        160.85        164.86
FFSL       First Independence Corporation                     NASDAQ      12.89     13.000      28.89        112.07        112.07
FFSW       FirstFederal Financial Services Corp               NASDAQ     184.69     40.250      25.80        313.96        371.65
FFSX       First Federal Savings Bank of Siouxland (MHC)      NASDAQ      82.02     29.000      42.03        211.06        212.92
FFWC       FFW Corporation                                    NASDAQ      20.80     29.250      15.39        121.32        134.61
FFWD       Wood Bancorp, Inc.                                 NASDAQ      35.22     16.625      22.47        174.63        174.63
FFYF       FFY Financial Corp.                                NASDAQ     111.62     27.125      22.79        136.79        136.79
FGHC       First Georgia Holding, Inc.                        NASDAQ      23.66      7.750      25.83        184.09        200.78
FIBC       Financial Bancorp, Inc.                            NASDAQ      34.23     19.875      21.84        129.48        130.16
FISB       First Indiana Corporation                          NASDAQ     216.51     20.500         NA        148.87        150.74
FKFS       First Keystone Financial, Inc.                     NASDAQ      34.07     27.750      19.27        145.36        145.36
FKKY       Frankfort First Bancorp, Inc.                      NASDAQ      35.67     10.875         NM        156.70        156.70
FLAG       FLAG Financial Corporation                         NASDAQ      30.05     14.750         NM        141.28        141.28
FLFC       First Liberty Financial Corp.                      NASDAQ     173.81     22.500      17.18        182.93        202.89
FLGS       Flagstar Bancorp, Inc.                             NASDAQ     264.86     19.375         NA        229.56            NA
FLKY       First Lancaster Bancshares, Inc.                   NASDAQ      15.04     15.688      31.38        108.64        108.64


                                                                                  Current
                                                                        Price/   Dividend    Weekly Vol/
                                                                        Assets      Yield         Mo Avg         Shares
Ticker     Institution                                        Exchange     (%)        (%)            (%)    Outstanding
------     -----------                                        --------     ---        ---            ---    -----------
FFBH       First Federal Bancshares of Arkansas, Inc.         NASDAQ     19.21       1.14           0.93      4,896,063
FFBI       First Financial Bancorp, Inc.                      NASDAQ      9.27       0.00           0.05        415,195
FFBS       FFBS BanCorp, Inc.                                 NASDAQ     27.39       2.17           0.05      1,557,445
FFBZ       First Federal Bancorp, Inc.                        NASDAQ     14.45       1.30           0.09      1,571,716
FFCH       First Financial Holdings Inc.                      NASDAQ     12.58       2.18           1.00      6,356,788
FFDB       FirstFed Bancorp, Incorporated                     NASDAQ     10.75       3.02           0.00      1,147,848
FFDF       FFD Financial Corporation                          NASDAQ     25.16       2.03           1.16      1,454,750
FFED       Fidelity Federal Bancorp                           NASDAQ      9.20       4.32           0.54      2,490,110
FFES       First Federal Savings & Loan of East Hartford      NASDAQ      8.84       1.85           0.89      2,676,062
FFFC       FFVA Financial Corporation                         NASDAQ     23.71       1.64           1.63      4,520,552
FFFD       North Central Bancshares, Inc.                     NASDAQ     25.44       1.50           1.63      3,257,983
FFFG       F.F.O. Financial Group, Inc.                       NASDAQ     15.85       0.00           0.59      8,446,266
FFFL       Fidelity Bankshares Inc. (MHC)                     NASDAQ     18.12       3.36           1.09      6,770,654
FFHC       First Financial Corporation                        NASDAQ     19.69       1.86           1.20     36,209,366
FFHH       FSF Financial Corp.                                NASDAQ     14.23       2.82           0.49      3,032,810
FFHS       First Franklin Corporation                         NASDAQ     10.37       1.62           0.06      1,192,029
FFIC       Flushing Financial Corporation                     NASDAQ     18.55       1.20           0.66      7,978,740
FFKY       First Federal Financial Corporation of Kentucky    NASDAQ     23.76       2.60           0.07      4,170,003
FFLC       FFLC Bancorp, Inc.                                 NASDAQ     18.26       1.57           0.71      2,317,635
FFOH       Fidelity Financial of Ohio, Inc.                   NASDAQ     16.21       1.84           0.11      5,579,419
FFPB       First Palm Beach Bancorp, Inc.                     NASDAQ     10.57       1.71           3.32      5,030,846
FFSL       First Independence Corporation                     NASDAQ     11.69       1.92           0.88        996,833
FFSW       FirstFederal Financial Services Corp               NASDAQ     16.97       1.09           0.74      4,588,459
FFSX       First Federal Savings Bank of Siouxland (MHC)      NASDAQ     17.50       1.66           0.05      2,828,269
FFWC       FFW Corporation                                    NASDAQ     11.55       2.46           0.09        711,234
FFWD       Wood Bancorp, Inc.                                 NASDAQ     21.49       2.41           0.43      2,118,538
FFYF       FFY Financial Corp.                                NASDAQ     18.76       2.58           0.91      4,144,840
FGHC       First Georgia Holding, Inc.                        NASDAQ     15.13       0.69           0.20      3,052,319
FIBC       Financial Bancorp, Inc.                            NASDAQ     12.12       2.01           2.05      1,722,031
FISB       First Indiana Corporation                          NASDAQ     14.24       2.34           0.32     10,561,326
FKFS       First Keystone Financial, Inc.                     NASDAQ     10.62       0.72           4.49      1,227,875
FKKY       Frankfort First Bancorp, Inc.                      NASDAQ     26.93       3.31           1.45      3,279,952
FLAG       FLAG Financial Corporation                         NASDAQ     13.54       2.31           0.73      2,036,990
FLFC       First Liberty Financial Corp.                      NASDAQ     13.48       1.78           0.19      7,724,780
FLGS       Flagstar Bancorp, Inc.                             NASDAQ     16.59       0.00           2.38     13,670,000
FLKY       First Lancaster Bancshares, Inc.                   NASDAQ     37.19       3.19           0.65        958,812


                                  EXHIBIT 20-b
                                  ALL PUBLICLY TRADED THRIFTS
                                  MARKET DATA


                                                                        Current    Current    Current      Current        Current
                                                                         Market      Stock     Price/       Price/     Price/Tang
                                                                          Value      Price    LTM EPS   Book Value     Book Value
Ticker    Institution                                      Exchange        ($M)        ($)        (x)          (%)            (%)
------    -----------                                      --------        ----       ---         ---          ---            ---
FMBD      First Mutual Bancorp, Inc.                       NASDAQ         52.60    15.000      125.00        89.66         118.39
FMCO      FMS Financial Corp.                              NASDAQ         60.28    25.250       16.61       165.68         168.67
FMSB      First Mutual Savings Bank                        NASDAQ         56.74    21.000       14.09       192.48         192.48
FNGB      First Northern Capital Corporation               NASDAQ        112.63    12.750       30.36       156.63         156.63
FOBC      Fed One Bancorp, Inc.                            NASDAQ         47.48    20.000       21.05       115.94         121.58
FRC       First Republic Bancorp Inc.                      NYSE          229.00    23.625       15.54       142.66         142.75
FSBI      Fidelity Bancorp, Inc.                           NASDAQ         32.93    21.250       20.05       134.24         134.24
FSFC      First Southeast Financial Corporation            NASDAQ         64.73    14.750       27.83       189.10         189.10
FSLA      First Savings Bank (MHC)                         NASDAQ        217.00    29.875       38.30       223.11         250.21
FSNJ      Bayonne Bancshares, Inc.                         NASDAQ        106.80    11.875          NA           NA             NA
FSPG      First Home Bancorp, Inc.                         NASDAQ         54.51    20.125       12.42       156.61         159.22
FSPT      FirstSpartan Financial Corp.                     NASDAQ        156.72    35.375          NA           NA             NA
FSTC      First Citizens Corporation                       NASDAQ         58.85    32.000       11.35       177.88         228.73
FTF       Texarkana First Financial Corporation            AMSE           40.06    22.375       16.33       148.87         148.87
FTFC      First Federal Capital Corp.                      NASDAQ        224.38    24.500       20.94       221.12         235.12
FTNB      Fulton Bancorp, Inc.                             NASDAQ         36.10    21.000          NA       145.13         145.13
FTSB      Fort Thomas Financial Corporation                NASDAQ         17.02    12.000       37.50       115.38         115.38
FWWB      First Savings Bank of Washington Bancorp, Inc.   NASDAQ        259.66    24.750       23.80       157.84         170.93
GAF       GA Financial, Inc.                               AMSE          149.72    18.750       23.44       131.58         132.98
GBCI      Glacier Bancorp, Inc.                            NASDAQ        120.91    17.750       16.14       218.60         224.40
GDVS      Greater Delaware Valley Savings Bank (MHC)       NASDAQ         67.90    20.750       90.22       240.16         240.16
GDW       Golden West Financial Corporation                NYSE        4,670.32    82.313       12.42       187.50         187.50
GFCO      Glenway Financial Corp.                          NASDAQ         28.50    25.000       23.58       104.65         106.07
GFED      Guaranty Federal Savings Bank (MHC)              NASDAQ         59.38    19.000       51.35       215.91         215.91
GFSB      GFS Bancorp, Inc.                                NASDAQ         14.08    14.250       16.76       133.68         133.68
GOSB      GSB Financial Corporation                        NASDAQ         32.32    14.375          NA           NA             NA
GPT       GreenPoint Financial Corporation                 NYSE        2,666.48    61.563       18.11       179.64         319.48
GRTR      Greater New York Savings Bank (The)              NASDAQ        314.64    22.938       27.31       195.38         195.38
GSB       Golden State Bancorp, Inc.                       NYSE        1,453.81    28.875       46.57       184.74         207.88
GSBC      Great Southern Bancorp, Inc.                     NASDAQ        137.79    17.000       15.45       228.19         228.19
GSFC      Green Street Financial Corp.                     NASDAQ         78.98    18.375       31.14       124.75         124.75
GSLA      GS Financial Corp.                               NASDAQ         54.16    15.750          NA        96.27          96.27
GTFN      Great Financial Corporation                      NASDAQ        460.72    33.375       21.39       163.60         170.80
GTPS      Great American Bancorp, Inc.                     NASDAQ         31.68    18.000       94.74        98.04          98.04
GUPB      GFSB Bancorp, Inc.                               NASDAQ         15.08    18.750       27.99       111.08         111.08
GWBC      Gateway Bancorp, Inc.                            NASDAQ         18.96    17.625          NA       109.81         109.81


                                                                                 Current
                                                                      Price/    Dividend    Weekly Vol/
                                                                      Assets       Yield         Mo Avg           Shares
Ticker    Institution                                      Exchange      (%)         (%)            (%)      Outstanding
------    -----------                                      --------      ---         ---            ---      -----------
FMBD      First Mutual Bancorp, Inc.                       NASDAQ      12.59        2.13           0.79        3,506,670
FMCO      FMS Financial Corp.                              NASDAQ      10.86        1.11           0.05        2,387,519
FMSB      First Mutual Savings Bank                        NASDAQ      13.13        0.95           0.53        2,702,023
FNGB      First Northern Capital Corporation               NASDAQ      17.66        2.51           0.64        8,834,070
FOBC      Fed One Bancorp, Inc.                            NASDAQ      13.31        2.90           0.27        2,373,107
FRC       First Republic Bancorp Inc.                      NYSE        10.23        0.00           1.12        9,692,934
FSBI      Fidelity Bancorp, Inc.                           NASDAQ       9.07        1.69           0.25        1,549,846
FSFC      First Southeast Financial Corporation            NASDAQ      19.34        1.63           1.09        4,388,231
FSLA      First Savings Bank (MHC)                         NASDAQ      21.01        1.61           0.14        7,263,541
FSNJ      Bayonne Bancshares, Inc.                         NASDAQ         NA        1.43           8.53               NA
FSPG      First Home Bancorp, Inc.                         NASDAQ      10.43        1.99           0.08        2,708,426
FSPT      FirstSpartan Financial Corp.                     NASDAQ         NA        0.00           4.36               NA
FSTC      First Citizens Corporation                       NASDAQ      17.31        1.37           1.10        1,833,005
FTF       Texarkana First Financial Corporation            AMSE        23.38        2.50           0.47        1,790,305
FTFC      First Federal Capital Corp.                      NASDAQ      14.25        1.96           0.25        9,140,865
FTNB      Fulton Bancorp, Inc.                             NASDAQ      36.30        0.95           0.59        1,719,250
FTSB      Fort Thomas Financial Corporation                NASDAQ      18.51        2.08           0.62        1,495,086
FWWB      First Savings Bank of Washington Bancorp, Inc.   NASDAQ      24.24        1.13           1.45       10,518,682
GAF       GA Financial, Inc.                               AMSE        19.97        2.56           0.52        7,984,900
GBCI      Glacier Bancorp, Inc.                            NASDAQ      21.30        2.70           0.21        6,811,517
GDVS      Greater Delaware Valley Savings Bank (MHC)       NASDAQ      27.79        1.73           1.36        3,272,500
GDW       Golden West Financial Corporation                NYSE        11.95        0.53           1.31       56,738,514
GFCO      Glenway Financial Corp.                          NASDAQ       9.93        3.20           0.29        1,139,997
GFED      Guaranty Federal Savings Bank (MHC)              NASDAQ      29.75        2.32           0.50        3,125,000
GFSB      GFS Bancorp, Inc.                                NASDAQ      15.30        1.82           0.11          988,242
GOSB      GSB Financial Corporation                        NASDAQ         NA        0.00           5.37               NA
GPT       GreenPoint Financial Corporation                 NYSE        20.85        1.62           1.31       45,044,385
GRTR      Greater New York Savings Bank (The)              NASDAQ      12.20        0.87           1.62       13,716,985
GSB       Golden State Bancorp, Inc.                       NYSE         8.96        0.00           1.59       50,348,509
GSBC      Great Southern Bancorp, Inc.                     NASDAQ      19.47        2.35           0.38        8,105,121
GSFC      Green Street Financial Corp.                     NASDAQ      45.23        2.39           1.18        4,298,125
GSLA      GS Financial Corp.                               NASDAQ      43.94        1.78           2.09        3,438,500
GTFN      Great Financial Corporation                      NASDAQ      15.11        1.80           0.67       13,790,702
GTPS      Great American Bancorp, Inc.                     NASDAQ      23.13        2.22           1.28        1,759,976
GUPB      GFSB Bancorp, Inc.                               NASDAQ      18.10        2.13           0.08          839,208
GWBC      Gateway Bancorp, Inc.                            NASDAQ      29.71        2.27           0.07        1,075,754

                                  EXHIBIT 20-b
                                  ALL PUBLICLY TRADED THRIFTS
                                  MARKET DATA


                                                                        Current    Current    Current      Current       Current
                                                                         Market      Stock     Price/       Price/    Price/Tang
                                                                          Value      Price    LTM EPS   Book Value    Book Value
Ticker    Institution                                       Exchange       ($M)        ($)        (x)          (%)           (%)
------    -----------                                       --------       ----        ---        ---          ---           ---
HALL      Hallmark Capital Corp.                            NASDAQ        32.11     22.250      16.73       108.22        108.22
HARB      Harbor Florida Bancorp, Inc.                      NASDAQ       275.85     55.500      27.21       294.43        304.44
HARL      Harleysville Savings Bank                         NASDAQ        42.96     26.000      18.31       195.34        195.34
HARS      Harris Savings Bank (MHC)                         NASDAQ       426.47     38.000      47.50       260.45        297.81
HAVN      Haven Bancorp, Inc.                               NASDAQ       166.02     37.875      18.75       156.51        157.09
HBBI      Home Building Bancorp, Inc.                       NASDAQ         6.39     20.500      60.29       101.69        101.69
HBEI      Home Bancorp of Elgin, Inc.                       NASDAQ       119.98     17.500         NA       127.46        127.46
HBFW      Home Bancorp                                      NASDAQ        55.55     22.000      28.95       124.86        124.86
HBNK      Highland Federal Bank, a Federal Savings Bank     NASDAQ        67.28     29.250      31.12       178.46        178.46
HBS       Haywood Bancshares, Inc.                          AMSE          23.76     19.000      21.35       113.37        117.57
HCBB      HCB Bancshares, Inc.                              NASDAQ        36.37     13.750         NA           NA            NA
HCFC      Home City Financial Corporation                   NASDAQ        14.76     15.500         NA        96.57         96.57
HEMT      HF Bancorp, Inc.                                  NASDAQ        93.44     14.875         NM       115.31            NA
HFFB      Harrodsburg First Financial Bancorp, Inc.         NASDAQ        30.88     15.250      25.85        97.26         97.26
HFFC      HF Financial Corp.                                NASDAQ        65.55     22.000      18.49       123.73        123.73
HFGI      Harrington Financial Group, Inc.                  NASDAQ        39.08     12.000      19.67       156.45        156.45
HFNC      HFNC Financial Corp.                              NASDAQ       277.23     16.125      35.05       172.09        172.09
HFSA      Hardin Bancorp, Inc.                              NASDAQ        14.18     16.500      27.50       105.23        105.23
HHFC      Harvest Home Financial Corporation                NASDAQ        10.75     11.750      45.19       103.89        103.89
HIFS      Hingham Institution for Savings                   NASDAQ        31.61     24.250      13.04       155.25        155.25
HMCI      HomeCorp, Inc.                                    NASDAQ        25.82     15.250      66.30       119.05        119.05
HMLK      Hemlock Federal Financial Corporation             NASDAQ        31.92     15.375         NA       105.53        105.53
HMNF      HMN Financial, Inc.                               NASDAQ       103.19     24.500      24.50       126.16        126.16
HOMF      Home Federal Bancorp                              NASDAQ       101.89     30.000      15.31       175.95        181.60
HPBC      Home Port Bancorp, Inc.                           NASDAQ        41.21     22.375      12.93       196.44        196.44
HRBF      Harbor Federal Bancorp, Inc.                      NASDAQ        33.45     19.750      32.92       119.84        119.84
HRZB      Horizon Financial Corp.                           NASDAQ       111.25     15.000      14.02       137.49        137.49
HTHR      Hawthorne Financial Corporation                   NASDAQ        53.48     17.625         NM       134.85        134.85
HVFD      Haverfield Corporation                            NASDAQ        51.30     26.750      26.23       172.47        172.47
HWEN      Home Financial Bancorp                            NASDAQ         7.40     15.750      29.72       102.74        102.74
HZFS      Horizon Financial Services Corporation            NASDAQ         8.03     18.875      27.76        95.47         95.47
IBSF      IBS Financial Corp.                               NASDAQ       188.62     17.125      50.37       147.76        147.76
IFSB      Independence Federal Savings Bank                 NASDAQ        16.69     13.031      19.74        93.82        106.12
INBI      Industrial Bancorp                                NASDAQ        77.83     14.750      31.38       126.83        126.83
INCB      Indiana Community Bank, SB                        NASDAQ        14.52     15.750     105.00       128.36        128.36
IPSW      Ipswich Savings Bank                              NASDAQ        30.89     13.000      16.05       285.09        285.09


                                                                               Current
                                                                      Price/  Dividend   Weekly Vol/
                                                                      Assets     Yield        Mo Avg         Shares
Ticker    Institution                                       Exchange     (%)       (%)           (%)    Outstanding
------    -----------                                       --------     ---       ---           ---    -----------
HALL      Hallmark Capital Corp.                            NASDAQ      7.83      0.00          1.09      1,442,950
HARB      Harbor Florida Bancorp, Inc.                      NASDAQ     24.70      2.52          0.84      4,970,240
HARL      Harleysville Savings Bank                         NASDAQ     12.76      1.54          0.07      1,652,436
HARS      Harris Savings Bank (MHC)                         NASDAQ     20.86      1.53          1.10     11,222,800
HAVN      Haven Bancorp, Inc.                               NASDAQ      9.31      1.58          2.76      4,377,382
HBBI      Home Building Bancorp, Inc.                       NASDAQ     14.18      1.46          0.11        311,660
HBEI      Home Bancorp of Elgin, Inc.                       NASDAQ     34.03      2.29          1.22      6,855,799
HBFW      Home Bancorp                                      NASDAQ     16.59      0.91          0.40      2,524,779
HBNK      Highland Federal Bank, a Federal Savings Bank     NASDAQ     13.34      0.00          1.90      2,300,137
HBS       Haywood Bancshares, Inc.                          AMSE       15.79      2.95          0.14      1,250,356
HCBB      HCB Bancshares, Inc.                              NASDAQ        NA      0.00          2.42             NA
HCFC      Home City Financial Corporation                   NASDAQ     21.63      2.06          0.74        952,200
HEMT      HF Bancorp, Inc.                                  NASDAQ      9.49      0.00          0.64      6,281,875
HFFB      Harrodsburg First Financial Bancorp, Inc.         NASDAQ     28.34      2.62          0.26      2,024,756
HFFC      HF Financial Corp.                                NASDAQ     11.67      1.91          0.45      2,979,421
HFGI      Harrington Financial Group, Inc.                  NASDAQ      8.75      1.00          2.98      3,256,738
HFNC      HFNC Financial Corp.                              NASDAQ     30.96      1.74          0.85     17,192,500
HFSA      Hardin Bancorp, Inc.                              NASDAQ     13.13      2.91          0.27        859,360
HHFC      Harvest Home Financial Corporation                NASDAQ     12.27      3.40          0.08        914,857
HIFS      Hingham Institution for Savings                   NASDAQ     14.53      1.98          0.76      1,303,500
HMCI      HomeCorp, Inc.                                    NASDAQ      7.79      0.00          0.29      1,693,052
HMLK      Hemlock Federal Financial Corporation             NASDAQ     19.36      1.56          2.10      2,076,325
HMNF      HMN Financial, Inc.                               NASDAQ     18.20      0.00          0.27      4,211,836
HOMF      Home Federal Bancorp                              NASDAQ     14.92      1.67          1.30      3,396,329
HPBC      Home Port Bancorp, Inc.                           NASDAQ     20.74      3.58          2.32      1,841,890
HRBF      Harbor Federal Bancorp, Inc.                      NASDAQ     15.46      2.03          0.83      1,693,420
HRZB      Horizon Financial Corp.                           NASDAQ     21.45      2.67          0.92      7,416,797
HTHR      Hawthorne Financial Corporation                   NASDAQ      6.20      0.00          2.95      3,034,507
HVFD      Haverfield Corporation                            NASDAQ     14.73      2.09          2.54      1,906,349
HWEN      Home Financial Bancorp                            NASDAQ     17.40      1.27          1.69        469,526
HZFS      Horizon Financial Services Corporation            NASDAQ      9.34      1.70          0.00        425,540
IBSF      IBS Financial Corp.                               NASDAQ     25.71      2.34          1.25     11,011,897
IFSB      Independence Federal Savings Bank                 NASDAQ      6.46      1.69          1.41      1,281,083
INBI      Industrial Bancorp                                NASDAQ     22.46      3.25          1.55      5,276,775
INCB      Indiana Community Bank, SB                        NASDAQ     15.90      2.29          0.19        922,039
IPSW      Ipswich Savings Bank                              NASDAQ     16.31      0.92          2.93      2,376,176


                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA



                                                           Current    Current   Current     Current          Current
                                                            Market     Stock    Price/       Price/         Price/Tang
                                                            Value      Price    LTM EPS    Book Value       Book Value
Ticker   Institution                           Exchange      ($M)       ($)       (x)         (%)              (%)
------   -----------                           --------      ----       ---       ---         ---              ---
ISBF     ISB Financial Corporation              NASDAQ      175.11    25.375      30.95      144.09           169.39
ITLA     ITLA Capital Corporation               NASDAQ      139.26    17.750      12.50      148.91           149.54
IWBK     InterWest Bancorp, Inc.                NASDAQ      317.42    39.500      21.94      255.50           261.07
JOAC     Joachim Bancorp, Inc.                  NASDAQ       10.48    14.500      65.91      106.46           106.46
JSB      JSB Financial, Inc.                    NYSE        447.42    45.313      16.97      127.50           127.50
JSBA     Jefferson Savings Bancorp, Inc.        NASDAQ      163.92    32.750      34.84      136.69           176.17
JXSB     Jacksonville Savings Bank (MHC)        NASDAQ       27.35    21.500      63.24      160.21           160.21
JXVL     Jacksonville Bancorp, Inc.             NASDAQ       41.31    16.750      21.75      123.62           123.62
KFBI     Klamath First Bancorp, Inc.            NASDAQ      196.61    19.625      33.84      126.04           126.04
KNK      Kankakee Bancorp, Inc.                 AMSE         41.33    29.000      18.95      109.06           116.05
KSAV     KS Bancorp, Inc.                       NASDAQ       16.38    18.500      17.96      114.13           114.20
KSBK     KSB Bancorp, Inc.                      NASDAQ       17.33    14.000      12.17      165.48           175.00
KYF      Kentucky First Bancorp, Inc.           AMSE         16.49    12.500      20.83      112.01           112.01
LARK     Landmark Bancshares, Inc.              NASDAQ       41.48    24.250      22.88      131.87           131.87
LARL     Laurel Capital Group, Inc.             NASDAQ       32.46    22.500      15.20      152.65           152.65
LFBI     Little Falls Bancorp, Inc.             NASDAQ       46.65    17.375      56.05      119.75           129.66
LFCO     Life Financial Corp.                   NASDAQ      104.66    17.125         NA      250.73           250.73
LFED     Leeds Federal Savings Bank (MHC)       NASDAQ       90.69    26.250      38.04      198.71           198.71
LIFB     Life Bancorp, Inc.                     NASDAQ      238.79    24.250      23.10      152.13           156.65
LISB     Long Island Bancorp, Inc.              NASDAQ      955.74    39.875      27.31      179.86           181.66
LOGN     Logansport Financial Corp.             NASDAQ       18.28    14.500      19.86      114.53           114.53
LONF     London Financial Corporation           NASDAQ        7.65    15.000      28.85      102.74           102.74
LSBI     LSB Financial Corp.                    NASDAQ       18.96    20.688      12.93      104.48           104.48
LSBX     Lawrence Savings Bank                  NASDAQ       48.72    11.375       8.36      152.68           152.68
LVSB     Lakeview Financial Corp.               NASDAQ       73.13    32.250      12.85      161.98           202.58
LXMO     Lexington B&L Financial Corp.          NASDAQ       18.22    16.000      28.07      108.62           108.62
MAFB     MAF Bancorp, Inc.                      NASDAQ      473.54    30.750      17.67      183.14           209.61
MARN     Marion Capital Holdings, Inc.          NASDAQ       40.67    23.000      17.69      104.12           104.12
MASB     MASSBANK Corp.                         NASDAQ      137.65    51.250      14.40      142.68           142.68
MBB      MSB Bancorp, Inc.                      AMSE         66.13    23.250      59.62      109.93           223.99
MBBC     Monterey Bay Bancorp, Inc.             NASDAQ       53.91    16.625      55.42      107.54           116.67
MBLF     MBLA Financial Corp.                   NASDAQ       30.84    23.750      22.84      108.05           108.05
MBSP     Mitchell Bancorp, Inc.                 NASDAQ       15.48    16.625         NA      108.02           108.02
MCBN     Mid-Coast Bancorp, Inc.                NASDAQ        5.93    25.500      23.61      115.38           115.38
MCBS     Mid Continent Bancshares Inc.          NASDAQ       58.26    29.750      15.82      149.27           149.27
MDBK     Medford Savings Bank                   NASDAQ      143.05    31.500      13.40      148.31           159.17


                                                                         Current
                                                            Price/       Dividend       Weekly Vol/
                                                            Assets        Yield              Mo Avg          Shares
Ticker   Institution                           Exchange       (%)          (%)              (%)            Outstanding
------   -----------                           --------       ---          ---              ---            -----------
ISBF     ISB Financial Corporation              NASDAQ       18.49        1.58              1.63           6,900,710
ITLA     ITLA Capital Corporation               NASDAQ       16.36        0.00              1.08           7,836,318
IWBK     InterWest Bancorp, Inc.                NASDAQ       17.32        1.52              0.46           8,035,973
JOAC     Joachim Bancorp, Inc.                  NASDAQ       29.98        3.45              0.54             722,415
JSB      JSB Financial, Inc.                    NYSE         29.14        3.09              0.39           9,844,660
JSBA     Jefferson Savings Bancorp, Inc.        NASDAQ       12.69        1.22              0.90           5,005,204
JXSB     Jacksonville Savings Bank (MHC)        NASDAQ       16.81        1.86              0.32           1,272,300
JXVL     Jacksonville Bancorp, Inc.             NASDAQ       18.44        2.99              1.27           2,490,068
KFBI     Klamath First Bancorp, Inc.            NASDAQ       27.01        1.53              3.15          10,018,502
KNK      Kankakee Bancorp, Inc.                 AMSE         12.10        1.66              0.65           1,425,168
KSAV     KS Bancorp, Inc.                       NASDAQ       15.43        3.24              0.00             885,356
KSBK     KSB Bancorp, Inc.                      NASDAQ       11.88        0.57              0.15           1,238,115
KYF      Kentucky First Bancorp, Inc.           AMSE         18.54        4.00              0.72           1,319,194
LARK     Landmark Bancshares, Inc.              NASDAQ       18.19        1.65              0.56           1,710,666
LARL     Laurel Capital Group, Inc.             NASDAQ       15.31        2.31              0.28           1,442,829
LFBI     Little Falls Bancorp, Inc.             NASDAQ       15.90        1.15              1.65           2,745,180
LFCO     Life Financial Corp.                   NASDAQ       53.59        0.00              1.89           6,111,716
LFED     Leeds Federal Savings Bank (MHC)       NASDAQ       32.17        2.90              0.26           3,454,736
LIFB     Life Bancorp, Inc.                     NASDAQ       16.04        1.98              2.44           9,846,881
LISB     Long Island Bancorp, Inc.              NASDAQ       16.17        1.50              3.82          23,968,303
LOGN     Logansport Financial Corp.             NASDAQ       21.98        2.76              0.48           1,260,401
LONF     London Financial Corporation           NASDAQ       20.21        1.60              0.33             515,160
LSBI     LSB Financial Corp.                    NASDAQ        9.93        1.64              0.51             931,944
LSBX     Lawrence Savings Bank                  NASDAQ       13.27        0.00              3.64           4,274,500
LVSB     Lakeview Financial Corp.               NASDAQ       15.42        0.78              1.53           2,302,465
LXMO     Lexington B&L Financial Corp.          NASDAQ       30.75        1.88              3.73           1,138,500
MAFB     MAF Bancorp, Inc.                      NASDAQ       14.25        0.91              1.28          15,392,517
MARN     Marion Capital Holdings, Inc.          NASDAQ       23.47        3.83              1.05           1,768,099
MASB     MASSBANK Corp.                         NASDAQ       15.18        2.50              0.60           2,681,164
MBB      MSB Bancorp, Inc.                      AMSE          8.12        2.58              1.28           2,844,153
MBBC     Monterey Bay Bancorp, Inc.             NASDAQ       13.06        0.60              0.59           3,242,408
MBLF     MBLA Financial Corp.                   NASDAQ       13.13        1.68              0.47           1,298,412
MBSP     Mitchell Bancorp, Inc.                 NASDAQ       46.84        2.41              0.20             930,902
MCBN     Mid-Coast Bancorp, Inc.                NASDAQ        9.93        2.04              2.36             232,583
MCBS     Mid Continent Bancshares Inc.          NASDAQ       14.26        1.34              0.24           1,958,250
MDBK     Medford Savings Bank                   NASDAQ       13.34        2.29              1.38           4,541,148

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA

                                                                   Current     Current        Current        Current       Current
                                                                    Market      Stock         Price/          Price/      Price/Tang
                                                                    Value       Price         LTM EPS       Book Value    Book Value
Ticker   Institution                                  Exchange       ($M)        ($)            (x)            (%)           (%)
------   -----------                                  --------       ----        ---            ---            ---           ---
MECH     Mechanics Savings Bank                        NASDAQ        119.03      22.500         7.98          141.24        141.24
MERI     Meritrust Federal Savings Bank                NASDAQ         31.77      41.031        21.60          169.48        169.48
METF     Metropolitan Financial Corp.                  NASDAQ         63.90      18.125        26.27          196.58        217.33
MFBC     MFB Corp.                                     NASDAQ         39.72      23.500        30.92          117.21        117.21
MFCX     Marshalltown Financial Corporation            NASDAQ         23.64      16.750        57.76          117.79        117.79
MFFC     Milton Federal Financial Corporation          NASDAQ         31.69      13.750        32.74          112.15        112.15
MFLR     Mayflower Co-operative Bank                   NASDAQ         15.58      17.500        12.59          128.02        130.21
MFSL     Maryland Federal Bancorp, Inc.                NASDAQ        138.03      43.000        19.91          142.29        144.10
MGNL     Magna Bancorp, Inc.                           NASDAQ        349.01      25.375        18.94          252.24        259.19
MIFC     Mid-Iowa Financial Corp.                      NASDAQ         15.51       9.250           NA          132.14        132.33
MIVI     Mississippi View Holding Company              NASDAQ         12.69      15.500        25.83           96.33         96.33
MLBC     ML Bancorp, Inc.                              NASDAQ        216.61      20.500        16.27          149.85        152.53
MONT     Montgomery Financial Corp.                    NASDAQ         19.74      11.938           NA              NA            NA
MRKF     Market Financial Corporation                  NASDAQ         18.95      14.188           NA           95.67         95.67
MSBF     MSB Financial, Inc.                           NASDAQ         16.54      13.250        19.78          130.29        130.29
MSBK     Mutual Savings Bank, FSB                      NASDAQ         44.88      10.500        58.33          109.72        109.72
MWBI     Midwest Bancshares, Inc.                      NASDAQ         12.25      36.000        21.30          123.88        123.88
MWBX     MetroWest Bank                                NASDAQ         87.20       6.250        12.25          206.95        206.95
MWFD     Midwest Federal Financial Corp.               NASDAQ         33.77      20.750        15.96          185.10        191.95
NASB     North American Savings Bank, FSB              NASDAQ        109.58      49.000        12.10          193.14        199.84
NBN      Northeast Bancorp                             AMSE           18.74      14.500        20.14          107.49        124.36
NBSI     North Bancshares, Inc.                        NASDAQ         21.62      22.000        38.60          129.72        129.72
NEIB     Northeast Indiana Bancorp, Inc.               NASDAQ         29.53      16.750        16.75          110.27        110.27
NHTB     New Hampshire Thrift Bancshares, Inc.         NASDAQ         38.19      18.500        35.58          157.05        184.45
NMSB     NewMil Bancorp, Inc.                          NASDAQ         49.36      12.875        21.11          155.68        155.68
NSBC     NewSouth Bancorp, Inc.                        NASDAQ         81.47      28.000           NA              NA            NA
NSLB     NS&L Bancorp, Inc.                            NASDAQ         13.07      18.469        41.98          111.87        111.87
NSSB     Norwich Financial Corp.                       NASDAQ        150.21      27.750        20.11          188.78        209.12
NSSY     Norwalk Savings Society                       NASDAQ         84.05      34.875        15.03          161.91        167.35
NTMG     Nutmeg Federal Savings & Loan Association     NASDAQ          7.94      10.750        48.86          139.25        139.25
NWEQ     Northwest Equity Corporation                  NASDAQ         13.84      16.500        17.93          115.95        115.95
NWSB     Northwest Savings Bank (MHC)                  NASDAQ        514.27      22.000        37.29          259.13        275.34
NYB      New York Bancorp Inc.                         NYSE          658.53      30.500        16.40          394.57        394.57
OCFC     Ocean Financial Corp.                         NASDAQ        274.91      33.625           NA          122.94        122.94
OCN      Ocwen Financial Corporation                   NASDAQ      1,144.02      42.688        16.29          469.10        491.23
OFCP     Ottawa Financial Corporation                  NASDAQ        124.67      25.375        31.33          165.74        206.47

                                                                               Current
                                                                   Price/      Dividend       Weekly Vol/
                                                                   Assets       Yield              Mo Avg           Shares
Ticker   Institution                                  Exchange      (%)          (%)             (%)            Outstanding
------   -----------                                  --------      ---          ---             ---            -----------
MECH     Mechanics Savings Bank                        NASDAQ      14.45        0.00             5.22           5,290,000
MERI     Meritrust Federal Savings Bank                NASDAQ      13.90        1.71             0.36             774,176
METF     Metropolitan Financial Corp.                  NASDAQ       7.78        0.00             0.29           3,525,635
MFBC     MFB Corp.                                     NASDAQ      16.00        1.36             1.15           1,690,217
MFCX     Marshalltown Financial Corporation            NASDAQ      18.54        0.00             0.12           1,411,475
MFFC     Milton Federal Financial Corporation          NASDAQ      15.89        4.36             0.35           2,309,836
MFLR     Mayflower Co-operative Bank                   NASDAQ      12.40        3.89             2.96             890,400
MFSL     Maryland Federal Bancorp, Inc.                NASDAQ      11.93        1.86             1.22           3,210,017
MGNL     Magna Bancorp, Inc.                           NASDAQ      25.79        2.36             0.47          13,754,266
MIFC     Mid-Iowa Financial Corp.                      NASDAQ      12.35        0.86             0.43           1,676,488
MIVI     Mississippi View Holding Company              NASDAQ      18.19        1.03             0.61             818,743
MLBC     ML Bancorp, Inc.                              NASDAQ      10.46        1.95             1.54          10,566,365
MONT     Montgomery Financial Corp.                    NASDAQ         NA        0.00             4.21                  NA
MRKF     Market Financial Corporation                  NASDAQ      33.50        1.97             0.96           1,335,725
MSBF     MSB Financial, Inc.                           NASDAQ      22.15        2.11             0.50           1,248,622
MSBK     Mutual Savings Bank, FSB                      NASDAQ       6.66        0.00             3.51           4,274,154
MWBI     Midwest Bancshares, Inc.                      NASDAQ       8.56        1.67             0.89             348,339
MWBX     MetroWest Bank                                NASDAQ      15.39        1.92             1.17          13,952,735
MWFD     Midwest Federal Financial Corp.               NASDAQ      16.31        1.64             0.17           1,627,674
NASB     North American Savings Bank, FSB              NASDAQ      14.83        1.63             0.02           2,228,993
NBN      Northeast Bancorp                             AMSE         7.47        2.21             0.06           1,274,749
NBSI     North Bancshares, Inc.                        NASDAQ      18.33        2.18             1.38             996,585
NEIB     Northeast Indiana Bancorp, Inc.               NASDAQ      16.75        1.91             0.12           1,762,727
NHTB     New Hampshire Thrift Bancshares, Inc.         NASDAQ      12.02        2.70             1.01           2,047,857
NMSB     NewMil Bancorp, Inc.                          NASDAQ      15.28        1.86             1.31           3,834,000
NSBC     NewSouth Bancorp, Inc.                        NASDAQ         NA        1.43             2.00                  NA
NSLB     NS&L Bancorp, Inc.                            NASDAQ      21.88        2.71             0.84             707,482
NSSB     Norwich Financial Corp.                       NASDAQ      21.08        2.02             3.33           5,413,041
NSSY     Norwalk Savings Society                       NASDAQ      12.66        1.15             3.23           2,410,118
NTMG     Nutmeg Federal Savings & Loan Association     NASDAQ       7.75        0.00             0.21             738,427
NWEQ     Northwest Equity Corporation                  NASDAQ      14.28        3.15             0.15             838,754
NWSB     Northwest Savings Bank (MHC)                  NASDAQ      24.59        1.45             0.65          23,376,000
NYB      New York Bancorp Inc.                         NYSE        20.05        1.97             0.40          21,591,247
OCFC     Ocean Financial Corp.                         NASDAQ      19.98        2.38             1.90           8,606,168
OCN      Ocwen Financial Corporation                   NASDAQ      41.05        0.00             2.61          26,799,511
OFCP     Ottawa Financial Corporation                  NASDAQ      14.47        1.58             0.92           4,910,853

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA

                                                                        Current    Current      Current     Current      Current
                                                                         Market      Stock       Price/      Price/   Price/Tang
                                                                          Value      Price      LTM EPS  Book Value   Book Value
Ticker   Institution                                       Exchange        ($M)        ($)          (x)         (%)          (%)
------   -----------                                       --------       ----        ---         ---          ---          ---
OHSL     OHSL Financial Corp.                               NASDAQ        27.81     23.250       21.73       109.62       109.62
PALM     Palfed, Inc.                                       NASDAQ        87.85     16.625      151.14       160.32       160.32
PAMM     PacificAmerica Money Center, Inc.                  NASDAQ        89.29     23.500        9.92       304.01       304.01
PBCI     Pamrapo Bancorp, Inc.                              NASDAQ        58.99     20.750       19.04       124.85       125.83
PBCT     People's Bank (MHC)                                NASDAQ     1,713.34     28.063       20.34       256.75       256.99
PBHC     Oswego City Savings Bank (MHC)                     NASDAQ        36.66     19.125       23.32       163.74       196.76
PBKB     People's Bancshares, Inc.                          NASDAQ        54.40     16.750       13.19       179.91       186.94
PCBC     Perry County Financial Corporation                 NASDAQ        17.70     21.375       22.27       113.64       113.64
PCCI     Pacific Crest Capital, Inc.                        NASDAQ        44.08     15.000       13.89       167.60       167.60
PDB      Piedmont Bancorp, Inc.                             AMSE          29.23     10.625          NM       143.19       143.19
PEEK     Peekskill Financial Corporation                    NASDAQ        52.29     16.375       29.24       111.32       111.32
PERM     Permanent Bancorp, Inc.                            NASDAQ        47.79     22.750       33.96       115.25       116.97
PERT     Perpetual Bank (MHC)                               NASDAQ        61.12     40.625       34.43       201.71       201.71
PETE     Primary Bank                                       NASDAQ        53.39     25.563       21.30       178.39       178.64
PFDC     Peoples Bancorp                                    NASDAQ        53.44     23.500       17.03       122.20       122.20
PFED     Park Bancorp, Inc.                                 NASDAQ        39.81     16.375          NA       100.65       100.65
PFFB     PFF Bancorp, Inc.                                  NASDAQ       344.64     19.250       83.70       132.67       134.05
PFFC     Peoples Financial Corporation                      NASDAQ        25.28     17.250          NA       109.32       109.32
PFNC     Progress Financial Corporation                     NASDAQ        59.07     14.750       30.10       265.77       301.02
PFSB     PennFed Financial Services, Inc.                   NASDAQ       138.64     28.750       19.97       131.70       157.45
PFSL     Pocahontas Federal Savings & Loan Assoc. (MHC)     NASDAQ        44.08     27.000       19.85       182.93       182.93
PHBK     Peoples Heritage Financial Group, Inc.             NASDAQ     1,022.78     37.250       15.33       236.21       280.29
PHFC     Pittsburgh Home Financial Corp.                    NASDAQ        38.40     19.500       27.08       137.23       138.79
PHSB     Peoples Home Savings Bank (MHC)                    NASDAQ        38.40     16.000          NA           NA           NA
PKPS     Poughkeepsie Financial Corp.                       NASDAQ        91.31      7.250       32.95       123.93       123.93
PLSK     Pulaski Savings Bank (MHC)                         NASDAQ        34.41     16.625          NA       162.99       162.99
PMFI     Perpetual Midwest Financial, Inc.                  NASDAQ        40.48     21.500       89.58       119.44       119.44
POBS     Portsmouth Bank Shares, Inc.                       NASDAQ       107.81     18.250       17.89       160.23       160.23
PRBC     Prestige Bancorp, Inc.                             NASDAQ        15.67     17.125       33.58       103.73       103.73
PROV     Provident Financial Holdings, Inc.                 NASDAQ        94.71     19.250       46.95       110.82       110.82
PSBK     Progressive Bank, Inc.                             NASDAQ       125.61     32.875       14.42       167.13       187.11
PSFC     Peoples-Sidney Financial Corporation               NASDAQ        28.57     16.000          NA           NA           NA
PSFI     PS Financial, Inc.                                 NASDAQ        32.19     14.750          NA       100.61       100.61
PTRS     Potters Financial Corporation                      NASDAQ        11.79     24.000       20.87       109.24       109.24
PULB     Pulaski Bank, A Savings Bank (MHC)                 NASDAQ        51.83     24.750       42.67       220.39       220.39
PULS     Pulse Bancorp, Inc.                                NASDAQ        63.15     20.500       17.52       150.40       150.40

                                                                                 Current
                                                                     Price/     Dividend     Weekly Vol/
                                                                     Assets        Yield          Mo Avg               Shares
Ticker   Institution                                       Exchange     (%)          (%)             (%)          Outstanding
------   -----------                                       --------    ---          ---              ---          -----------
OHSL     OHSL Financial Corp.                               NASDAQ    12.09         3.78            0.11           1,195,950
PALM     Palfed, Inc.                                       NASDAQ    13.21         0.72            0.96           5,284,113
PAMM     PacificAmerica Money Center, Inc.                  NASDAQ    65.60         0.00            4.96           3,799,386
PBCI     Pamrapo Bancorp, Inc.                              NASDAQ    15.90         4.82            0.94           2,842,924
PBCT     People's Bank (MHC)                                NASDAQ    21.77         2.42            0.88          61,053,172
PBHC     Oswego City Savings Bank (MHC)                     NASDAQ    19.20         1.46            1.00           1,916,666
PBKB     People's Bancshares, Inc.                          NASDAQ    10.28         2.63            1.54           3,595,000
PCBC     Perry County Financial Corporation                 NASDAQ    21.82         1.87            0.13             827,897
PCCI     Pacific Crest Capital, Inc.                        NASDAQ    11.88         0.00            1.35           2,938,449
PDB      Piedmont Bancorp, Inc.                             AMSE      23.81         3.76            0.55           2,750,800
PEEK     Peekskill Financial Corporation                    NASDAQ    28.64         2.20            1.20           3,193,121
PERM     Permanent Bancorp, Inc.                            NASDAQ    10.56         1.76            0.47           2,010,506
PERT     Perpetual Bank (MHC)                               NASDAQ    23.86         3.45            0.80           1,504,601
PETE     Primary Bank                                       NASDAQ    12.37         0.00            1.07           2,088,567
PFDC     Peoples Bancorp                                    NASDAQ    18.58         2.55            0.20           2,274,028
PFED     Park Bancorp, Inc.                                 NASDAQ    22.68         0.00            0.96           2,431,441
PFFB     PFF Bancorp, Inc.                                  NASDAQ    13.69         0.00            3.09          18,715,625
PFFC     Peoples Financial Corporation                      NASDAQ    29.74         2.90            2.06           1,491,012
PFNC     Progress Financial Corporation                     NASDAQ    14.11         0.78            1.63           4,004,889
PFSB     PennFed Financial Services, Inc.                   NASDAQ    10.49         0.97            2.50           4,822,124
PFSL     Pocahontas Federal Savings & Loan Assoc. (MHC)     NASDAQ    11.64         3.33            0.33           1,632,424
PHBK     Peoples Heritage Financial Group, Inc.             NASDAQ    18.24         2.04            1.06          27,370,677
PHFC     Pittsburgh Home Financial Corp.                    NASDAQ    14.99         1.23            0.84           1,969,369
PHSB     Peoples Home Savings Bank (MHC)                    NASDAQ       NA         0.00            2.74                  NA
PKPS     Poughkeepsie Financial Corp.                       NASDAQ    10.37         1.38            2.02          12,594,725
PLSK     Pulaski Savings Bank (MHC)                         NASDAQ    19.40         1.80            0.90           2,070,000
PMFI     Perpetual Midwest Financial, Inc.                  NASDAQ    10.19         1.40            1.02           1,882,575
POBS     Portsmouth Bank Shares, Inc.                       NASDAQ    41.55         0.00            0.94           5,907,242
PRBC     Prestige Bancorp, Inc.                             NASDAQ    11.54         0.70            1.34             914,873
PROV     Provident Financial Holdings, Inc.                 NASDAQ    15.39         0.00            2.95           4,920,215
PSBK     Progressive Bank, Inc.                             NASDAQ    14.29         2.07            0.40           3,820,934
PSFC     Peoples-Sidney Financial Corporation               NASDAQ       NA         1.25            0.60                  NA
PSFI     PS Financial, Inc.                                 NASDAQ    38.94         2.17            1.24           2,182,125
PTRS     Potters Financial Corporation                      NASDAQ     9.64         1.50            1.28             486,830
PULB     Pulaski Bank, A Savings Bank (MHC)                 NASDAQ    28.76         4.04            0.25           2,094,000
PULS     Pulse Bancorp, Inc.                                NASDAQ    12.10         3.41            0.20           3,070,548

                                 EXHIBIT 20-b
                                 ALL PUBLICLY TRADED THRIFTS
                                 MARKET DATA

                                                                  Current    Current      Current      Current        Current
                                                                   Market     Stock       Price/        Price/       Price/Tang
                                                                   Value      Price       LTM EPS     Book Value     Book Value
Ticker   Institution                                 Exchange       ($M)       ($)          (x)          (%)            (%)
------   -----------                                 --------       ----       ---          ---          ---            ---
PVFC     PVF Capital Corp.                            NASDAQ        54.63     21.375       16.07        218.34         218.34
PVSA     Parkvale Financial Corporation               NASDAQ       118.61     29.250       17.62        157.77         158.97
PWBC     PennFirst Bancorp, Inc.                      NASDAQ        82.90     15.625       22.01        125.60         134.35
PWBK     Pennwood Bancorp, Inc.                       NASDAQ         9.71     16.750          NA        111.30         111.30
QCBC     Quaker City Bancorp, Inc.                    NASDAQ        96.41     20.500       33.61        137.22         137.31
QCFB     QCF Bancorp, Inc.                            NASDAQ        37.08     26.000       17.81        136.99         136.99
QCSB     Queens County Bancorp, Inc.                  NASDAQ       547.10     53.875       26.03        271.68         271.68
RARB     Raritan Bancorp, Inc.                        NASDAQ        53.66     22.250       15.78        178.29         181.19
RCSB     RCSB Financial, Inc.                         NASDAQ       718.13     48.875       19.63        228.17         233.85
REDF     RedFed Bancorp Inc.                          NASDAQ       124.65     17.375      157.95        161.63         162.23
RELI     Reliance Bancshares, Inc.                    NASDAQ        21.18      8.375       33.50         92.24          92.24
RELY     Reliance Bancorp, Inc.                       NASDAQ       270.43     30.813       25.47        166.20         230.64
RIVR     River Valley Bancorp                         NASDAQ        19.64     16.500          NA        112.86         114.58
ROSE     TR Financial Corp.                           NASDAQ       486.30     27.625       15.10        205.39         205.39
RSLN     Roslyn Bancorp, Inc.                         NASDAQ       992.87     22.750          NA        156.04         156.79
RVSB     Riverview Savings Bank (MHC)                 NASDAQ        65.30     27.000       30.68        253.05         277.21
SBFL     Savings Bank of the Finger Lakes (MHC)       NASDAQ        41.06     23.000      153.33        197.76         197.76
SCBS     Southern Community Bancshares, Inc.          NASDAQ        18.06     15.875          NA        120.36         120.36
SCCB     South Carolina Community Bancshares, Inc.    NASDAQ        15.14     21.500       39.81        125.66         125.66
SECP     Security Capital Corporation                 NASDAQ       953.06    103.500       21.65        170.20         170.20
SFED     SFS Bancorp, Inc.                            NASDAQ        23.70     19.250       30.08        110.38         110.38
SFFC     StateFed Financial Corporation               NASDAQ        17.24     22.000       18.33        113.17         113.17
SFIN     Statewide Financial Corp.                    NASDAQ        88.32     18.750       22.59        134.89         135.18
SFNB     Security First Network Bank                  NASDAQ       112.06     13.000          NA        430.46         437.71
SFSB     SuburbFed Financial Corp.                    NASDAQ        34.71     27.500       23.71        125.46         125.92
SFSL     Security First Corp.                         NASDAQ       138.37     18.250       22.53        224.75         228.41
SGVB     SGV Bancorp, Inc.                            NASDAQ        35.43     15.125       47.27        118.44         120.42
SHEN     First Shenango Bancorp, Inc.                 NASDAQ        56.98     27.500          NA        126.44         126.44
SISB     SIS Bancorp, Inc.                            NASDAQ       163.12     29.250        8.81        159.75         159.75
SKAN     Skaneateles Bancorp Inc.                     NASDAQ        21.71     22.750       12.93        127.88         131.96
SKBO     First Carnegie Deposit (MHC)                 NASDAQ        35.65     15.500          NA        147.34         147.34
SMBC     Southern Missouri Bancorp, Inc.              NASDAQ        28.25     17.250       23.96        108.83         108.83
SMFC     Sho-Me Financial Corp.                       NASDAQ        56.95     38.000       18.63        175.76         175.76
SOBI     Sobieski Bancorp, Inc.                       NASDAQ        12.74     16.438       51.37         95.35          95.35
SOPN     First Savings Bancorp, Inc.                  NASDAQ        75.88     20.625       21.05        112.95         112.95
SOSA     Somerset Savings Bank                        NASDAQ        61.41      3.688       14.75        188.16         188.16

                                                                                 Current
                                                                   Price/       Dividend       Weekly Vol/
                                                                   Assets        Yield           Mo Avg            Shares
Ticker   Institution                                 Exchange       (%)           (%)              (%)           Outstanding
------   -----------                                 --------       ---           ---              ---           -----------
PVFC     PVF Capital Corp.                            NASDAQ       15.33         0.00              0.45           2,555,672
PVSA     Parkvale Financial Corporation               NASDAQ       11.97         1.78              0.72           4,055,142
PWBC     PennFirst Bancorp, Inc.                      NASDAQ       10.15         2.09              0.15           5,305,561
PWBK     Pennwood Bancorp, Inc.                       NASDAQ       19.42         1.91              0.99             579,622
QCBC     Quaker City Bancorp, Inc.                    NASDAQ       12.03         0.00              0.69           4,703,102
QCFB     QCF Bancorp, Inc.                            NASDAQ       24.78         0.00              0.05           1,426,200
QCSB     Queens County Bancorp, Inc.                  NASDAQ       37.39         1.86              0.94          10,180,765
RARB     Raritan Bancorp, Inc.                        NASDAQ       14.14         2.16              0.22           2,411,873
RCSB     RCSB Financial, Inc.                         NASDAQ       17.38         1.23              2.61          14,590,975
REDF     RedFed Bancorp Inc.                          NASDAQ       13.66         0.00              1.08           7,174,149
RELI     Reliance Bancshares, Inc.                    NASDAQ       45.05         0.00              3.20           2,528,499
RELY     Reliance Bancorp, Inc.                       NASDAQ       13.68         2.08              1.46           8,776,337
RIVR     River Valley Bancorp                         NASDAQ       13.98         0.97              1.07           1,190,250
ROSE     TR Financial Corp.                           NASDAQ       13.63         2.17              2.74          17,519,296
RSLN     Roslyn Bancorp, Inc.                         NASDAQ       31.43         1.05              3.12          43,642,459
RVSB     Riverview Savings Bank (MHC)                 NASDAQ       28.43         0.89              0.36           2,418,501
SBFL     Savings Bank of the Finger Lakes (MHC)       NASDAQ       18.95         1.74              0.20           1,785,000
SCBS     Southern Community Bancshares, Inc.          NASDAQ       25.66         1.89              0.70           1,137,350
SCCB     South Carolina Community Bancshares, Inc.    NASDAQ       32.62         2.79              2.76             704,233
SECP     Security Capital Corporation                 NASDAQ       25.94         1.16              1.01           9,208,332
SFED     SFS Bancorp, Inc.                            NASDAQ       13.77         1.45              1.23           1,235,997
SFFC     StateFed Financial Corporation               NASDAQ       20.12         1.82              0.36             783,724
SFIN     Statewide Financial Corp.                    NASDAQ       13.12         2.35              1.01           4,710,398
SFNB     Security First Network Bank                  NASDAQ      142.47         0.00              8.23           8,619,873
SFSB     SuburbFed Financial Corp.                    NASDAQ        8.13         1.16              0.26           1,261,758
SFSL     Security First Corp.                         NASDAQ       21.16         1.75              0.53           7,574,474
SGVB     SGV Bancorp, Inc.                            NASDAQ        8.65         0.00              1.09           2,342,176
SHEN     First Shenango Bancorp, Inc.                 NASDAQ       13.85         2.18              0.33           2,072,157
SISB     SIS Bancorp, Inc.                            NASDAQ       11.37         1.91              2.47           5,576,842
SKAN     Skaneateles Bancorp Inc.                     NASDAQ        8.75         1.76              1.81             953,225
SKBO     First Carnegie Deposit (MHC)                 NASDAQ       24.23         1.94              1.14           2,300,000
SMBC     Southern Missouri Bancorp, Inc.              NASDAQ       17.05         0.00              1.33           1,637,913
SMFC     Sho-Me Financial Corp.                       NASDAQ       17.32         0.00              4.56           1,498,636
SOBI     Sobieski Bancorp, Inc.                       NASDAQ       15.58         1.95              0.31             774,770
SOPN     First Savings Bancorp, Inc.                  NASDAQ       25.79         3.88              0.42           3,679,185
SOSA     Somerset Savings Bank                        NASDAQ       11.94         0.00              5.68          16,651,602

                                  EXHIBIT 20-b
                                  ALL PUBLICLY TRADED THRIFTS
                                  MARKET DATA


                                                                         Current     Current     Current      Current      Current
                                                                          Market       Stock      Price/       Price/   Price/Tang
                                                                           Value       Price     LTM EPS   Book Value   Book Value
Ticker    Institution                                        Exchange       ($M)         ($)         (x)          (%)          (%)
------    -----------                                        --------       ----         ---         ---          ---          ---
SPBC      St. Paul Bancorp, Inc.                             NASDAQ       785.97      23.125       25.98       198.16       198.67
SRN       Southern Banc Company, Inc. (The)                  AMSE          19.07      15.500       67.39       107.49       108.62
SSB       Scotland Bancorp, Inc.                             AMSE          34.57      18.063       31.69       134.30       134.30
SSFC      South Street Financial Corp.                       NASDAQ        84.31      18.750          NA       127.64       127.64
SSM       Stone Street Bancorp, Inc.                         AMSE          40.33      21.250       25.30       131.74       131.74
STFR      St. Francis Capital Corporation                    NASDAQ       182.95      34.500       19.60       142.68       161.44
STND      Standard Financial, Inc.                           NASDAQ       413.37      25.500       33.55       149.04       149.30
STSA      Sterling Financial Corporation                     NASDAQ       102.98      18.500       88.10       152.01       174.36
SVRN      Sovereign Bancorp, Inc.                            NASDAQ     1,022.34      15.500          NA       226.28       300.39
SWBI      Southwest Bancshares, Inc.                         NASDAQ        53.67      20.250       20.05       129.15       129.15
SWCB      Sandwich Co-operative Bank                         NASDAQ        61.29      32.000       14.04       153.62       160.48
SZB       SouthFirst Bancshares, Inc.                        AMSE          13.77      16.250          NM       101.18       101.18
TBK       Tolland Bank                                       AMSE          26.72      17.125       16.00       161.56       166.26
THR       Three Rivers Financial Corp.                       AMSE          12.97      15.750       24.23       103.41       103.82
THRD      TF Financial Corporation                           NASDAQ        78.60      19.250       22.92       102.07       116.38
TPNZ      Tappan Zee Financial, Inc.                         NASDAQ        25.82      17.250       28.75       122.25       122.25
TRIC      Tri-County Bancorp, Inc.                           NASDAQ        13.85      22.750       20.50       101.07       101.07
TSBS      Peoples Bancorp, Inc. (MHC)                        NASDAQ       258.69      28.625       33.28       242.79       264.56
TSH       Teche Holding Co.                                  AMSE          62.73      18.250       21.99       117.51       117.51
TWIN      Twin City Bancorp, Inc.                            NASDAQ        17.07      20.000       29.41       123.69       123.69
UBMT      United Financial Corporation                       NASDAQ        28.75      23.500       25.27       116.92       116.92
UFRM      United Federal Savings Bank                        NASDAQ        36.89      12.000       63.16       179.10       179.10
USAB      USABancshares, Inc.                                NASDAQ         5.97       8.125       30.09       126.16       128.56
VABF      Virginia Beach Federal Financial Corporation       NASDAQ        67.80      13.625       52.40       160.29       160.29
VFFC      Virginia First Financial Corporation               NASDAQ       138.66      23.875       27.44       210.35       217.84
WAMU      Washington Mutual Inc.                             NASDAQ    15,089.29      59.875       51.62       290.66       306.27
WAYN      Wayne Savings & Loan Co. (MHC)                     NASDAQ        47.21      21.000       61.76       200.96       200.96
WBST      Webster Financial Corporation                      NASDAQ       717.05      52.875       26.98       212.26       248.47
WCBI      Westco Bancorp, Inc.                               NASDAQ        63.77      25.750       20.28       134.25       134.25
WCFB      Webster City Federal Savings Bank (MHC)            NASDAQ        37.28      17.750          NA       168.41       168.41
WEFC      Wells Financial Corp.                              NASDAQ        32.33      16.500       22.30       112.78       112.78
WEHO      Westwood Homestead Financial Corporation           NASDAQ        43.33      15.500          NA       109.39       109.39
WES       Westcorp, Inc.                                     NYSE         564.84      21.563       19.43       169.65       170.06
WFI       Winton Financial Corp.                             AMSE          31.78      16.000       13.91       140.85       143.88
WFSG      Wilshire Financial Services Group Inc.             NASDAQ       128.69      17.000          NA       186.61       186.61
WFSL      Washington Federal, Inc.                           NASDAQ     1,293.52      27.250       13.90       185.88       203.51


                                                                                    Current
                                                                          Price/   Dividend    Weekly Vol/
                                                                          Assets      Yield         Mo Avg           Shares
Ticker    Institution                                        Exchange        (%)        (%)            (%)      Outstanding
------    -----------                                        --------        ---        ---            ---      -----------
SPBC      St. Paul Bancorp, Inc.                             NASDAQ        17.04       1.73           1.55       33,988,070
SRN       Southern Banc Company, Inc. (The)                  AMSE          18.17       2.26           0.21        1,230,313
SSB       Scotland Bancorp, Inc.                             AMSE          49.75       1.66           1.84        1,913,600
SSFC      South Street Financial Corp.                       NASDAQ        34.88       2.13           0.68        4,496,500
SSM       Stone Street Bancorp, Inc.                         AMSE          38.01       2.12           0.34        1,898,052
STFR      St. Francis Capital Corporation                    NASDAQ        11.13       1.39           1.62        5,307,977
STND      Standard Financial, Inc.                           NASDAQ        16.06       1.57           0.71       16,210,435
STSA      Sterling Financial Corporation                     NASDAQ         6.11       0.00           3.62        5,566,652
SVRN      Sovereign Bancorp, Inc.                            NASDAQ         9.96       0.52           2.58       70,010,461
SWBI      Southwest Bancshares, Inc.                         NASDAQ        14.20       3.75           0.18        2,652,332
SWCB      Sandwich Co-operative Bank                         NASDAQ        12.21       3.75           1.21        1,915,213
SZB       SouthFirst Bancshares, Inc.                        AMSE          14.16       3.08           0.18          847,600
TBK       Tolland Bank                                       AMSE          11.21       1.17           1.15        1,560,000
THR       Three Rivers Financial Corp.                       AMSE          14.23       2.54           0.31          823,540
THRD      TF Financial Corporation                           NASDAQ        12.27       2.08           0.94        4,083,100
TPNZ      Tappan Zee Financial, Inc.                         NASDAQ        20.80       1.62           0.27        1,497,062
TRIC      Tri-County Bancorp, Inc.                           NASDAQ        15.48       2.64           0.18          608,749
TSBS      Peoples Bancorp, Inc. (MHC)                        NASDAQ        41.00       1.22           2.43        9,037,160
TSH       Teche Holding Co.                                  AMSE          15.44       2.74           0.32        3,437,530
TWIN      Twin City Bancorp, Inc.                            NASDAQ        15.90       3.20           1.36          853,484
UBMT      United Financial Corporation                       NASDAQ        27.22       4.17           1.16        1,223,312
UFRM      United Federal Savings Bank                        NASDAQ        13.39       2.00           0.18        3,074,314
USAB      USABancshares, Inc.                                NASDAQ        12.35       0.00           1.35          734,261
VABF      Virginia Beach Federal Financial Corporation       NASDAQ        10.97       1.47           1.55        4,975,991
VFFC      Virginia First Financial Corporation               NASDAQ        16.96       0.42           0.27        5,804,661
WAMU      Washington Mutual Inc.                             NASDAQ        15.52       1.80           4.41      126,357,466
WAYN      Wayne Savings & Loan Co. (MHC)                     NASDAQ        18.57       2.95           0.13        2,247,993
WBST      Webster Financial Corporation                      NASDAQ        10.66       1.51           2.55       11,985,306
WCBI      Westco Bancorp, Inc.                               NASDAQ        20.46       2.33           0.99        2,476,353
WCFB      Webster City Federal Savings Bank (MHC)            NASDAQ        39.36       4.51           0.20        2,100,000
WEFC      Wells Financial Corp.                              NASDAQ        16.00       2.91           2.86        1,959,360
WEHO      Westwood Homestead Financial Corporation           NASDAQ        32.18       1.81           0.45        2,795,475
WES       Westcorp, Inc.                                     NYSE          15.36       1.86           0.33       26,195,099
WFI       Winton Financial Corp.                             AMSE          10.01       2.88           0.23        1,986,152
WFSG      Wilshire Financial Services Group Inc.             NASDAQ        10.76       0.00           1.13        7,570,000
WFSL      Washington Federal, Inc.                           NASDAQ        22.45       3.38           1.37       47,462,067


                                  EXHIBIT 20-b
                                  ALL PUBLICLY TRADED THRIFTS
                                  MARKET DATA


                                                                Current   Current     Current      Current       Current
                                                                 Market     Stock      Price/       Price/    Price/Tang
                                                                  Value     Price     LTM EPS   Book Value    Book Value
Ticker     Institution                             Exchange        ($M)       ($)         (x)          (%)           (%)
------     -----------                             --------        ----       ---         ---          ---           ---
WHGB       WHG Bancshares Corporation              NASDAQ         23.03    15.750       45.00       111.23        111.23
WOFC       Western Ohio Financial Corporation      NASDAQ         55.55    23.750       44.81       101.58        108.94
WRNB       Warren Bancorp, Inc.                    NASDAQ         66.28    17.500        9.07       178.21        178.21
WSB        Washington Savings Bank, FSB            AMSE           28.67     6.750       24.11       133.66        133.66
WSFS       WSFS Financial Corporation              NASDAQ        187.87    15.125       10.96       239.32        241.23
WSTR       WesterFed Financial Corporation         NASDAQ        118.95    21.375       22.27       114.06        142.60
WVFC       WVS Financial Corporation               NASDAQ         47.18    27.000       15.98       143.46        143.46
WWFC       Westwood Financial Corporation          NASDAQ         15.65    24.250       31.09       153.87        172.72
WYNE       Wayne Bancorp, Inc.                     NASDAQ         50.61    23.875       45.05       145.23        145.23
YFCB       Yonkers Financial Corporation           NASDAQ         52.49    17.375       22.28       122.88        122.88
YFED       York Financial Corp.                    NASDAQ        166.45    23.750       23.99       166.32        166.32

Average:                                                         207.34    22.709       29.30       151.83        158.13
Median:                                                           53.91    20.000       23.32       137.36        142.14

                                                              Price/    Dividend    Weekly Vol/
                                                              Assets       Yield         Mo Avg          Shares
Ticker     Institution                             Exchange      (%)         (%)            (%)     Outstanding
------     -----------                             --------      ---         ---            ---     -----------
WHGB       WHG Bancshares Corporation              NASDAQ      22.97        1.27           0.17       1,462,107
WOFC       Western Ohio Financial Corporation      NASDAQ      14.01        4.21           1.50       2,338,890
WRNB       Warren Bancorp, Inc.                    NASDAQ      18.48        2.97           1.19       3,781,287
WSB        Washington Savings Bank, FSB            AMSE        11.10        1.48           0.63       4,247,406
WSFS       WSFS Financial Corporation              NASDAQ      12.45        0.00           1.95      12,421,439
WSTR       WesterFed Financial Corporation         NASDAQ      12.45        2.06           1.10       5,564,904
WVFC       WVS Financial Corporation               NASDAQ      16.01        2.96           1.18       1,747,280
WWFC       Westwood Financial Corporation          NASDAQ      14.05        0.82           1.41         645,241
WYNE       Wayne Bancorp, Inc.                     NASDAQ      19.39        0.84           6.16       2,119,814
YFCB       Yonkers Financial Corporation           NASDAQ      18.31        1.38           1.73       3,035,750
YFED       York Financial Corp.                    NASDAQ      14.32        2.53           0.79       7,008,347

Average:                                                       17.63        1.69           1.27       6,467,454
Median:                                                        15.34        1.69           0.96       2,664,197


                                EXHIBIT 21
                                COMPARATIVE GROUP
                                GENERAL DATA

                                                                         Number                                  Equity/
                                                                             of      FTE        Assets  Deposits  Assets  Holding
Ticker  Institution                                City           State Offices   Employees     ($000)    ($000)     (%)  Company
------  -----------                                ----           ----- -------   ---------     ------    ------     ---  -------
BFSB    Bedford Bancshares, Inc.                   Bedford       VA           3          36    135,455   100,047   14.16     Y
CLAS    Classic Bancshares, Inc.                   Ashland       KY           3          NA    130,525    99,108   14.87     Y
FFDF    FFD Financial Corporation                  Dover         OH           1          16     85,286    54,669   24.74     Y
FLKY    First Lancaster Bancshares, Inc.           Lancaster     KY           1           8     40,448    21,964   34.24     Y
GSFC    Green Street Financial Corp.               Fayetteville  NC           3          31    174,605   108,430   36.25     Y
HFFB    Harrodsburg First Financial Bancorp, Inc.  Harrodsburg   KY           2          15    108,950    78,405   26.92     Y
KYF     Kentucky First Bancorp, Inc.               Cynthiana     KY           2          22     88,959    55,443   16.55     Y
MARN    Marion Capital Holdings, Inc.              Marion        IN           2          31    173,304   121,770   22.54     Y
PFFC    Peoples Financial Corporation              Massillon     OH           2          19     86,486    61,775   27.21     Y
SSB     Scotland Bancorp, Inc.                     Laurinburg    NC           2          14     69,479    42,451   37.03     Y
SCCB    South Carolina Community Bancshares, Inc.  Winnsboro     SC           3           9     46,412    34,040   25.96     Y
SSM     Stone Street Bancorp, Inc.                 Mocksville    NC           2          18    106,115    66,774   28.85     Y
WEHO    Westwood Homestead Financial Corporation   Cincinnati    OH           2          19    134,655    82,532   29.41     Y
                                                                                                                             Y
        Comp Group Average                                                    2          20    106,206    71,339   26.06     Y
        Comp Group Median                                                     2          19    106,115    66,774   26.92     Y

        North Carolina Median                                                 4          33    150,416   108,430   22.82     Y
        North Carolina Average                                                5          48    219,212   148,270   22.07     Y
        Southeast Region Average                                             11         192    521,615   369,890   14.36     Y
        All Publicly Traded Thrifts Average                                  17         308  1,313,455   851,984   12.38     Y
        Mooresville Savings                                                   3          29    114,162   95,872
        Mooresville Savings Pro Forma                                                                              25.52


                                EXHIBIT 22
                                COMPARATIVE GROUP
                                FINANCIAL PERFORMANCE


                                                                        Core Earnings         Net Interest
                                                                        -------------              Income/  Noninterest  Noninterest
                                                  Return on   Return on   Return on  Return on  Avg Assets      Income/     Expense/
                                                 Avg Assets  Avg Equity  Avg Assets Avg Equity         (%)   Avg Assets   Avg Assets
Ticker  Institution                                     (%)         (%)         (%)        (%)         LTM          (%)          (%)
------  -----------                                     ---         ---         ---        ---         ---          ---          ---
BFSB    Bedford Bancshares, Inc.                       1.00        6.97        1.28       8.52        3.85         0.52         2.28
CLAS    Classic Bancshares, Inc.                       0.49        2.74          NA       4.89          NA           NA           NA
FFDF    FFD Financial Corporation                      0.77        3.22        1.07       4.14        3.32         0.06         1.76
FLKY    First Lancaster Bancshares, Inc.               1.13        3.53        1.39       4.15        4.44         0.00         2.27
GSFC    Green Street Financial Corp.                   1.37        3.88        1.66       4.85        4.33         0.05         1.76
HFFB    Harrodsburg First Financial Bancorp, Inc.      1.03        3.80        1.35       5.23        3.58         0.09         1.58
KYF     Kentucky First Bancorp, Inc.                   0.87        4.48        1.13       7.19        3.50         0.18         2.01
MARN    Marion Capital Holdings, Inc.                  1.40        6.10        1.67       7.53        4.02         0.21         2.00
PFFC    Peoples Financial Corporation                  0.59        2.31        0.90       3.31        3.44         0.04         2.10
SSB     Scotland Bancorp, Inc.                         1.41        3.89        1.71       4.00        4.57         0.10         1.98
SCCB    South Carolina Community Bancshares, Inc.      0.83        3.00        1.11       4.04        4.08         0.14         2.33
SSM     Stone Street Bancorp, Inc.                     1.44        4.05        1.71       2.77        4.65         0.14         2.03
WEHO    Westwood Homestead Financial Corporation       0.69        2.45        0.96       3.23        3.37         0.10         1.95

        Comp Group Average                             1.00        3.88        1.33       4.91        3.93         0.14         2.00
        Comp Group Median                              1.00        3.53        1.32       4.15        3.93         0.10         2.01

        North Carolina Median                          0.90        3.89        1.18       5.33        3.73         0.14         2.03
        North Carolina Average                         0.79        2.80        1.18       6.11        3.87         0.23         2.08
        Southeast Region Average                       0.23        4.75        0.49       7.52        3.64         0.67         3.12
        All Publicly Traded Thrifts Average            0.64        6.73        0.86       9.46        3.36         0.49         2.34
        Mooresville Savings                            0.51        4.02        0.79       6.22        2.92         0.05         2.52
        Mooresville Savings Pro Forma                  0.75        2.92        1.00       3.91

                                EXHIBIT 23
                                COMPARATIVE GROUP
                                CAPITAL RATIOS

                                                                                Tangible       Regulatory     Core Cap/
                                                              Equity/            Equity/        Core Cap/      Risk-Adj
                                                               Assets        Tang Assets           Assets        Assets
Ticker      Institution                                           (%)                (%)              (%)           (%)
------      -----------                                           ---                ---              ---           ---
BFSB        Bedford Bancshares, Inc.                            14.16              12.45            12.45         22.13
CLAS        Classic Bancshares, Inc.                            14.87              11.70            11.70         23.02
FFDF        FFD Financial Corporation                           24.74              15.80            15.80         33.56
FLKY        First Lancaster Bancshares, Inc.                    34.24              31.06            31.06            NA
GSFC        Green Street Financial Corp.                        36.25              36.25            36.25         85.59
HFFB        Harrodsburg First Financial Bancorp, Inc.           26.92              21.10            21.10         42.62
KYF         Kentucky First Bancorp, Inc.                        16.55              14.74            14.74         27.07
MARN        Marion Capital Holdings, Inc.                       22.54              20.56            20.56         31.00
PFFC        Peoples Financial Corporation                       27.21              20.00            20.00         44.76
SSB         Scotland Bancorp, Inc.                              37.03                 NA            29.27         57.62
SCCB        South Carolina Community Bancshares, Inc.           25.96              23.20            23.20         47.90
SSM         Stone Street Bancorp, Inc.                          28.85              25.34            25.34         46.01
WEHO        Westwood Homestead Financial Corporation            29.41              24.49            24.49         40.27

            Comp Group Average                                  26.06              21.39            22.00         41.80
            Comp Group Median                                   26.92              20.83            21.10         41.45

            North Carolina Median                               22.82              18.85            19.10         43.09
            North Carolina Average                              22.07              17.60            20.21         41.52
            Southeast Region Average                            13.24              12.93            10.45         20.76
            All Publicly Traded Thrifts Average                 12.20              11.94            10.24         20.97
            Mooresville Savings                                 13.85              13.85            14.48         29.36
            Mooresville Savings Pro Forma                       24.33              24.33            24.88         50.45

                                EXHIBIT 24
                                COMPARATIVE GROUP
                                LOAN PORTFOLIO COMPOSITION



                                                     1-4 Family   5+ Family                                    Total          Total
                                                     First Perm    Permanent  Nonresidentl  Construction    Mortgage     Commercial
                                                    Mort Loans/  Mort Loans/   Mort Loans/  Mort Loans/       Loans/   Nonmort Lns/
Ticker  Institution                                  Assets (%)   Assets (%)    Assets (%)   Assets (%)   Assets (%)     Assets (%)
------  -----------                                  ----------   ----------    ----------   ----------   ----------     ----------
BFSB    Bedford Bancshares, Inc.                             64            0             3           11           78              0
CLAS    Classic Bancshares, Inc.                             63            1             4            2           70              2
FFDF    FFD Financial Corporation                            71            0             3            3           77              1
FLKY    First Lancaster Bancshares, Inc.                     30            7            13            1           51              2
GSFC    Green Street Financial Corp.                         63            2             1            1           67              0
HFFB    Harrodsburg First Financial Bancorp, Inc.            56            7            19            3           84              0
KYF     Kentucky First Bancorp, Inc.                         63            1             5            2           71              1
MARN    Marion Capital Holdings, Inc.                        75            1             2            7           85              0
PFFC    Peoples Financial Corporation                        66            4             9            0           80              0
SSB     Scotland Bancorp, Inc.                               74            1             1            6           82              4
SCCB    South Carolina Community Bancshares, Inc.            47            0             3            8           58              0
SSM     Stone Street Bancorp, Inc.                           71            1             2            2           76              0
WEHO    Westwood Homestead Financial Corporation             60           12             7            2           80              0

        Comp Group Average                                   61            3             7            4           75              1
        Comp Group Median                                    56            1             3            2           60              0

        North Carolina Median                                56            1             5            1           71              0
        North Carolina Average                               53            2             7            5           66              1
        Southeast Region Average                             49            2             7            6           63              3
        All Publicly Traded Thrifts Average                  47            4             6            4           61              2
        Mooresville Savings                                  76            1             2            5           85              0
                                                                                       Total
                                                         Total         Total            Loan         Loan         Loan
                                                      Consumer   Nonmortgage    Originations    Purchases        Sales
                                                  Nonmort Lns/        Loans/           ($000)       ($000)       ($000)
Ticker  Institution                                 Assets (%)    Assets (%)             LTM     Mst RctY     Mst RctY
------  -----------                                 ----------    ----------             ---     --------     --------
BFSB    Bedford Bancshares, Inc.                             8             8              NA           NA           NA
CLAS    Classic Bancshares, Inc.                             2             4              NA            0            0
FFDF    FFD Financial Corporation                            2             3          16,150            0            0
FLKY    First Lancaster Bancshares, Inc.                     3             5              NA           NA           NA
GSFC    Green Street Financial Corp.                         1             1          23,828           65            0
HFFB    Harrodsburg First Financial Bancorp, Inc.            2             2              NA           NA           NA
KYF     Kentucky First Bancorp, Inc.                         2             3          15,357        1,654            0
MARN    Marion Capital Holdings, Inc.                        1             1          50,649            0        7,163
PFFC    Peoples Financial Corporation                        0             0              NA            0            0
SSB     Scotland Bancorp, Inc.                               0             4              NA            0            0
SCCB    South Carolina Community Bancshares, Inc.            1             1              NA            0            0
SSM     Stone Street Bancorp, Inc.                           0             1          26,086            0            0
WEHO    Westwood Homestead Financial Corporation             0             0          41,342            0          694

        Comp Group Average                                   2             3          28,902          172          786
        Comp Group Median                                    1             2          24,957            0            0

        North Carolina Median                                3             4          33,217            0            0
        North Carolina Average                               4             5          60,363            7        3,184
        Southeast Region Average                             6             9         169,335       88,134       52,283
        All Publicly Traded Thrifts Average                  6             6         320,306       53,030       66,189
        Mooresville Savings                                  1             2          26,631            0            0

                              EXHIBIT 25
                              COMPARATIVE GROUP
                              BALANCE SHEET RATIOS

                                                                                                    Cash,                Goodwill &
                                                     Loans/  Loans/  Deposits/  Borrowings/    Deposits &                     Other
                                                   Deposits  Assets     Assets       Assets  Invest Secs/   REO & REI  Intangibles/
Ticker  Institution                                     (%)     (%)        (%)          (%)    Assets (%)   Assets (%)   Assets (%)
------  -----------                                     ---     ---        ---          ---    ----------   ----------   ----------
BFSB    Bedford Bancshares, Inc.                     116.16   85.80      73.86        10.70         11.59         0.00        0.00
CLAS    Classic Bancshares, Inc.                      87.73   66.61      75.93         8.41         22.36         0.00        0.00
FFDF    FFD Financial Corporation                     97.24   62.33      64.10        10.06         17.40         0.19        0.00
FLKY    First Lancaster Bancshares, Inc.             159.08   86.38      54.30        10.34         40.81         0.00        0.00
GSFC    Green Street Financial Corp.                 117.35   72.87      62.10           NA         29.81         0.00        0.00
HFFB    Harrodsburg First Financial Bancorp, Inc.    102.71   73.91      71.96           NA          6.29         0.93        0.00
KYF     Kentucky First Bancorp, Inc.                  88.91   55.41      62.32        20.20         23.82         0.00        0.00
MARN    Marion Capital Holdings, Inc.                123.23   86.58      70.26         4.75         11.62         0.00        0.00
PFFC    Peoples Financial Corporation                 84.64   60.46      71.43           NA         18.76         0.00        0.00
SSB     Scotland Bancorp, Inc.                       113.46   69.32      61.10           NA         13.04         0.00        0.00
SCCB    South Carolina Community Bancshares, Inc.    105.88   77.65      73.34           NA         38.60         0.00        0.00
SSM     Stone Street Bancorp, Inc.                   129.54   81.52      62.93           NA         21.56         0.00        0.00
WEHO    Westwood Homestead Financial Corporation     124.07   76.04      61.29         9.10         18.33         0.00        0.00

        Comp Group Average                           111.54   74.21      66.53        10.51         19.87         0.13        0.00
        Comp Group Median                            113.46   72.73      64.10        10.06         17.35         0.00        0.00

        North Carolina Median                         99.67   69.21      69.44         6.98           ERR          ERR         ERR
        North Carolina Average                       106.63   74.49      69.86        10.18           ERR          ERR         ERR
        Southeast Region Average                      99.08   72.37      73.04        13.24         24.00         0.00        0.00
        All Publicly Traded Thrifts Average           94.28   67.18      71.26        16.24         28.00         0.00        0.00
        Mooresville Savings                          104.83   88.04      83.99         0.88          9.02         0.00        0.00

                             EXHIBIT 26
                             COMPARATIVE GROUP
                             ANNUALIZED GROWTH RATES

                                                                     Asset          Loan          Deposit
                                                                    Growth        Growth           Growth
                                                                      Rate          Rate             Rate
Ticker     Institution                                                 (%)           (%)              (%)
------     -----------                                                 ---           ---              ---
BFSB       Bedford Bancshares, Inc.                                  11.23          9.01             6.29
CLAS       Classic Bancshares, Inc.                                  89.84         (5.61)          113.51
FFDF       FFD Financial Corporation                                 11.98            NA           -18.53
FLKY       First Lancaster Bancshares, Inc.                          14.66            NA           -17.18
GSFC       Green Street Financial Corp.                              -2.44         (2.54)           -4.99
HFFB       Harrodsburg First Financial Bancorp, Inc.                 -0.57          0.46             0.72
KYF        Kentucky First Bancorp, Inc.                               3.08          6.43             7.08
MARN       Marion Capital Holdings, Inc.                             -2.51          2.08            -3.56
PFFC       Peoples Financial Corporation                             10.52        (17.68)           -8.54
SSB        Scotland Bancorp, Inc.                                    -1.43         (0.43)            1.87
SCCB       South Carolina Community Bancshares, Inc.                  5.27            NA             9.13
SSM        Stone Street Bancorp, Inc.                                -1.74          3.00            -2.44
WEHO       Westwood Homestead Financial Corporation                   36.8         17.47            -0.31

           Average:                                                  13.44          1.22             6.39
           Median:                                                    5.27          1.27            -0.31

           North Carolina Median                                      11.3          3.92             1.87
           North Carolina Average                                     8.86          3.87             2.77
           Southeast Region Average                                  12.14          9.69             9.96
           All Publicly Traded Thrifts Average                       11.87          7.54             9.00
           Mooresville Savings                                        3.75          7.20             2.71

                                  EXHIBIT 27
                                  COMPARATIVE GROUP
                                  ASSET AND RISK RATIOS


                                                                NPAs + Loans                               Net Loan     One Year
                                                       NPAs/     90+ Pst Due/   Reserves/    Reserves/  Chargeoffs/     Cum Gap/
                                                      Assets          Assets    NPAs + 90        Loans    Avg Loans       Assets
Ticker   Institution                                     (%)             (%)          (%)          (%)          (%)          (%)
------   -----------                                     ---             ---          ---          ---          ---          ---
BFSB     Bedford Bancshares, Inc.                       0.00            0.60        79.85         0.56         0.03           NA
CLAS     Classic Bancshares, Inc.                       0.66            0.94        65.45         0.93         0.00           NA
FFDF     FFD Financial Corporation                      0.00            0.00           NM         0.27         0.01           NA
FLKY     First Lancaster Bancshares, Inc.               0.45            0.75        32.89         0.29         0.00           NA
GSFC     Green Street Financial Corp.                   0.16            0.16        83.63         0.18         0.00       -17.53
HFFB     Harrodsburg First Financial Bancorp, Inc.      0.00            0.47        59.81         0.38         0.00           NA
KYF      Kentucky First Bancorp, Inc.                   0.00            0.07       630.51         0.75         0.07           NA
MARN     Marion Capital Holdings, Inc.                  0.81            0.81       144.01         1.35         0.00         8.06
PFFC     Peoples Financial Corporation                  0.00            0.00           NM         0.39         0.00           NA
SSB      Scotland Bancorp, Inc.                         0.00            0.00           NM         0.50         0.00           NA
SCCB     South Carolina Community Bancshares, Inc.      1.78            1.78        35.52         0.81         0.00           NA
SSM      Stone Street Bancorp, Inc.                     0.00            0.27       187.50         0.62         0.00       -26.86
WEHO     Westwood Homestead Financial Corporation       0.00            0.06       255.81         0.21         0.00        -9.35

         Average:                                       0.30            0.45       157.50         0.56         0.01       -11.42
         Median:                                        0.00            0.27       144.01         0.50         0.00       -13.44

         North Carolina Median                          0.35            0.39        97.22         0.62         0.00       -10.33
         North Carolina Average                         0.55            0.60       117.23         0.66         0.18       -14.23
         Southeast Region Average                       0.87            0.99       121.25         0.87         0.18        -7.63
         All Publicly Traded Thrifts Average            0.76            0.82       133.36         0.99         0.19        -6.28
         Mooresville Savings                            0.96            0.96        56.20         0.61         0.00       (54.69)

                                  EXHIBIT 28
                                  COMPARATIVE GROUP
                                  YIELD-COST SPREAD ANALYSIS


                                                                                  Interest        Net Interest       Earn Assets/
                                                                  Interest        Expense/             Income/        Int Bearing
                                                                   Income/      Avg Assets          Avg Assets        Liabilities
                                                                Avg Assets             (%)                 (%)                (%)
Ticker    Institution                                                  (%)             LTM                 LTM                LTM
------    -----------                                                  ---             ---                 ---                ---
BFSB      Bedford Bancshares, Inc.                                    7.70            3.85                3.85             118.64
CLAS      Classic Bancshares, Inc.                                      NA              NA                  NA             111.39
FFDF      FFD Financial Corporation                                   6.87            3.55                3.32             133.53
FLKY      First Lancaster Bancshares, Inc.                            7.99            3.55                4.44             156.26
GSFC      Green Street Financial Corp.                                7.38            3.05                4.33             159.18
HFFB      Harrodsburg First Financial Bancorp, Inc.                   7.10            3.52                3.58             144.86
KYF       Kentucky First Bancorp, Inc.                                7.18            3.67                3.50             117.86
MARN      Marion Capital Holdings, Inc.                               7.86            3.84                4.02             126.57
PFFC      Peoples Financial Corporation                               7.00            3.56                3.44                 NA
SSB       Scotland Bancorp, Inc.                                      7.43            2.87                4.57                 NA
SCCB      South Carolina Community Bancshares, Inc.                   7.76            3.68                4.08                 NA
SSM       Stone Street Bancorp, Inc.                                  7.84            3.18                4.65             142.40
WEHO      Westwood Homestead Financial Corporation                    7.47            4.10                3.37             143.52

          Average:                                                    7.47            3.54                3.93             135.42
          Median:                                                     7.45            3.55                3.93             137.97

          North Carolina Median                                       7.48            3.82                3.73             120.51
          North Carolina Average                                      7.57            3.69                3.87             128.45
          Southeast Region Average                                    7.74            4.11                3.64             116.40
          All Publicly Traded Thrifts Average                         7.48            4.12                3.36             113.50
          Mooresville Savings                                         7.43            4.51                2.92             113.86


                                                                  Yield on         Cost of       Interest            Net
                                                               Int Earning     Int Bearing          Yield       Interest
                                                                    Assets     Liabilities         Spread         Margin
                                                                       (%)             (%)            (%)            (%)
Ticker    Institution                                                  LTM             LTM            LTM            LTM
------    -----------                                                  ---             ---            ---            ---
BFSB      Bedford Bancshares, Inc.                                    7.99            4.72           3.27           3.99
CLAS      Classic Bancshares, Inc.                                    7.52              NA             NA           3.75
FFDF      FFD Financial Corporation                                   6.97            4.75           2.22           3.36
FLKY      First Lancaster Bancshares, Inc.                            8.11            5.31           2.80           4.51
GSFC      Green Street Financial Corp.                                7.43            4.84           2.59           4.36
HFFB      Harrodsburg First Financial Bancorp, Inc.                   7.21              NA             NA           3.64
KYF       Kentucky First Bancorp, Inc.                                7.37            4.61           2.76           3.59
MARN      Marion Capital Holdings, Inc.                               8.39            5.18           3.21           4.29
PFFC      Peoples Financial Corporation                               7.18              NA             NA           3.53
SSB       Scotland Bancorp, Inc.                                      7.56              NA             NA           4.64
SCCB      South Carolina Community Bancshares, Inc.                   7.90              NA             NA           4.16
SSM       Stone Street Bancorp, Inc.                                  8.20            4.89           3.31           4.87
WEHO      Westwood Homestead Financial Corporation                    7.57            5.75           1.82           3.41

          Average:                                                    7.65            5.01           2.75           4.01
          Median:                                                     7.56            4.87           2.78           3.99

          North Carolina Median                                       7.69            4.87           2.64           3.77
          North Carolina Average                                      7.78            5.00           2.82           3.98
          Southeast Region Average                                    7.96            4.89           3.17           3.74
          All Publicly Traded Thrifts Average                         7.76            4.83           2.96           3.49
          Mooresville Savings                                         7.95            4.95           3.01           3.77

                                  EXHIBIT 29
                                  COMPARATIVE GROUP
                                  CAPITAL MARKET ISSUES

                                                                                       Current        Latest
                                                                                        Market         Stock        Weekly Volume/
                                                                                         Value         Price    Shares Outstanding
Ticker  Institution                                         IPO Date      Exchange        ($M)           ($)              (Actual)
------  -----------                                         --------      --------        ----           ---              --------
BFSB    Bedford Bancshares, Inc.                            08/22/94       NASDAQ        27.56        24.125                  0.26
CLAS    Classic Bancshares, Inc.                            12/29/95       NASDAQ        18.43        14.125                  0.58
FFDF    FFD Financial Corporation                           04/03/96       NASDAQ        21.46        14.750                  1.16
FLKY    First Lancaster Bancshares, Inc.                    07/01/96       NASDAQ        15.04        15.688                  0.65
GSFC    Green Street Financial Corp.                        04/04/96       NASDAQ        78.98        18.375                  1.18
HFFB    Harrodsburg First Financial Bancorp, Inc.           10/04/95       NASDAQ        30.88        15.250                  0.26
KYF     Kentucky First Bancorp, Inc.                        08/29/95         AMSE        16.49        12.500                  0.72
MARN    Marion Capital Holdings, Inc.                       03/18/93       NASDAQ        40.67        23.000                  1.05
PFFC    Peoples Financial Corporation                       09/13/96       NASDAQ        25.28        17.250                  2.06
SSB     Scotland Bancorp, Inc.                              04/01/96         AMSE        34.57        18.063                  1.84
SCCB    South Carolina Community Bancshares, Inc.           07/07/94       NASDAQ        15.14        21.500                  2.76
SSM     Stone Street Bancorp, Inc.                          04/01/96         AMSE        40.33        21.250                  0.34
WEHO    Westwood Homestead Financial Corporation            09/30/96       NASDAQ        43.33        15.500                  0.45

        Average:                                                                         31.40        17.798                  1.02
        Median:                                                                          27.56        17.250                  0.72

        North Carolina Median                                                            36.89        18.500                  0.55
        North Carolina Average                                                           59.96        22.788                  0.70
        Southeast Region Average                                                        101.70        22.945                  1.18
        All Publicly Traded Thrifts Average                                             207.34        22.709                  1.27

                                                                              Current    Dividend
                                                                             Dividend      Payout      Insider         Institut'l
                                                                Shares          Yield       Ratio    Ownership          Ownership
Ticker  Institution                                        Outstanding            (%)         (%)          (%)                (%)
------  -----------                                        -----------            ---         ---          ---                ---
BFSB    Bedford Bancshares, Inc.                             1,142,425           2.32       41.32        14.68               2.77
CLAS    Classic Bancshares, Inc.                             1,304,950           1.98       36.36        11.43               9.82
FFDF    FFD Financial Corporation                            1,454,750           2.03       14.02         5.51               4.94
FLKY    First Lancaster Bancshares, Inc.                       958,812           3.19        0.00         7.94               0.00
GSFC    Green Street Financial Corp.                         4,298,125           2.39       94.92         3.66               1.08
HFFB    Harrodsburg First Financial Bancorp, Inc.            2,024,756           2.62       93.22         9.26               0.05
KYF     Kentucky First Bancorp, Inc.                         1,319,194           4.00      583.33         8.87               6.41
MARN    Marion Capital Holdings, Inc.                        1,768,099           3.83       63.08        12.35              21.45
PFFC    Peoples Financial Corporation                        1,491,012           2.90          NA         6.98              13.87
SSB     Scotland Bancorp, Inc.                               1,913,600           1.66       52.63        16.48               1.18
SCCB    South Carolina Community Bancshares, Inc.              704,233           2.79      111.11         9.90               0.14
SSM     Stone Street Bancorp, Inc.                           1,898,052           2.12      542.26        14.57               7.65
WEHO    Westwood Homestead Financial Corporation             2,795,475           1.81          NA         3.19              16.46

        Average:                                             1,774,883           2.59      148.39         9.26               6.60
        Median:                                              1,491,012           2.39       63.08           NA               4.94

        North Carolina Median                                1,905,826           2.13      102.73        13.49               4.27
        North Carolina Average                               3,294,301           2.24      146.43        16.36               5.56
        Southeast Region Average                             4,464,482           1.90      111.66        14.60               9.41
        All Publicly Traded Thrifts Average                  6,467,454           1.69       56.38         0.00              17.21


                                    EXHIBIT 30
                                    COMPARATIVE GROUP
                                    CAPITAL MARKET ISSUES


                                                                 Price/               Price/          Price/ Tang         Price/
                                                              Earnings           Book Value           Book Value         Assets
Ticker                      Institution                            (x)                  (%)                  (%)            (%)
------                      -----------                            ---                  ---                  ---            ---
BFSB    Bedford Bancshares, Inc.                                 19.94               135.92               135.92          20.35
CLAS    Classic Bancshares, Inc.                                 25.68                94.99               112.37          14.12
FFDF    FFD Financial Corporation                                13.79               101.65               101.65          25.16
FLKY    First Lancaster Bancshares, Inc.                         31.38               108.64               108.64          37.19
GSFC    Green Street Financial Corp.                             31.14               124.75               124.75          45.23
HFFB    Harrodsburg First Financial Bancorp, Inc.                25.85                97.26                97.26          28.34
KYF     Kentucky First Bancorp, Inc.                             20.83               112.01               112.01          18.54
MARN    Marion Capital Holdings, Inc.                            17.69               104.12               104.12          23.47
PFFC    Peoples Financial Corporation                               NA               109.32               109.32          29.74
SSB     Scotland Bancorp, Inc.                                   31.69               134.30               134.30          49.75
SCCB    South Carolina Community Bancshares, Inc.                39.81               125.66               125.66          32.62
SSM     Stone Street Bancorp, Inc.                               25.30               131.74               131.74          38.01
WEHO    Westwood Homestead Financial Corporation                    NA               109.39               109.39          32.18

        Average:                                                 25.74               114.60               115.93          30.36
        Median:                                                  25.68               109.39               112.01          29.74

        North Carolina Median                                    31.42               127.05               127.05          29.91
        North Carolina Average                                   30.84               131.84               132.14          29.47
        Southeast Region Average                                 31.20               170.21               178.71          22.87
        All Publicly Traded Thrifts Average                      29.30               151.83               158.13          17.63


                                 EXHIBIT 31 - A
                                 RECENT CONVERSIONS
                                 PRO FORMA PRICING INFORMATION


                                                                                        Pro Forma Pricing Ratios
                                                                             ---------------------------------------------
                                                                                    Price/       Price/        Price/       Price/
                                                                        Gross    Pro-Forma    Pro-Forma     Pro-Forma     Adjusted
                                                                     Proceeds   Book Value   Tang. Book      Earnings       Assets
Ticker  Institution                                       IPO Date     ($000)          (%)          (%)           (x)          (%)
------  -----------                                       --------     ------          ---          ---           ---          ---
FSPT    FirstSpartan Financial Corp.                     09-Jul-97    $88,608         73.0         73.0          26.0         19.1
GOSB    GSB Financial Corporation                        09-Jul-97    $22,483         73.4         73.4          23.2         18.9
FBNW    FirstBank Corporation                            02-Jul-97    $19,838         71.9         71.9          19.2         13.0
CFBC    Community First Banking Company                  01-Jul-97    $48,271         72.7         72.7          36.1         12.0
HCBB    HCB Bancshares, Inc.                             07-May-97    $26,450         72.0         72.0          29.0         13.4
PSFC    Peoples-Sidney Financial Corporation             28-Apr-97    $17,854         71.2         71.2          11.5         17.0
NSBC    NewSouth Bancorp, Inc.                           08-Apr-97    $43,643         78.7         78.7          22.1         18.4
HMLK    Hemlock Federal Financial Corporation            02-Apr-97    $20,763         71.6         71.6          37.5         12.4
GSLA    GS Financial Corp.                               01-Apr-97    $34,385         63.8         63.8          38.7         28.4
MRKF    Market Financial Corporation                     27-Mar-97    $13,357         71.1         71.1          26.2         22.7
EFBC    Empire Federal Bancorp, Inc.                     27-Jan-97    $25,921         68.1         68.1          21.5         23.0
FAB     FirstFed America Bancorp, Inc.                   15-Jan-97    $87,126         72.0         72.0          13.6         10.7
RSLN    Roslyn Bancorp, Inc.                             13-Jan-97   $423,714         72.0         72.0           9.3         21.0
AFBC    Advance Financial Bancorp                        02-Jan-97    $10,845         71.1         71.1          16.8         10.6
HCFC    Home City Financial Corporation                  30-Dec-96     $9,522         71.2         71.2          13.7         14.6
SCBS    Southern Community Bancshares, Inc.              23-Dec-96    $11,374         74.4         74.4          14.5         15.0
CENB    Century Bancorp, Inc.                            23-Dec-96    $20,367         72.1         72.1          18.9         20.0
BFFC    Big Foot Financial Corporation                   20-Dec-96    $25,128         72.7         72.7          33.1         11.4
RIVR    River Valley Bancorp                             20-Dec-96    $11,903         73.0         73.0          15.2         12.1
PSFI    PS Financial, Inc.                               27-Nov-96    $21,821         71.9         71.9          17.2         29.0
CFNC    Carolina Fincorp, Inc.                           25-Nov-96    $18,515         77.0         77.0          17.2         16.4
DCBI    Delphos Citizens Bancorp, Inc.                   21-Nov-96    $20,387         72.2         72.2          14.6         18.8
FTNB    Fulton Bancorp, Inc.                             18-Oct-96    $17,193         72.5         72.5          14.6         16.7
SSFC    South Street Financial Corp.                     03-Oct-96    $44,965         76.3         76.3          26.1         21.2
AFED    AFSALA Bancorp, Inc.                             01-Oct-96    $14,548         71.7         71.7          13.7          9.9
WEHO    Westwood Homestead Financial Corporation         30-Sep-96    $28,434         73.8         73.8            NA         22.7
CBES    CBES Bancorp, Inc.                               30-Sep-96    $10,250         61.1         61.1          13.2         10.6
HBEI    Home Bancorp of Elgin, Inc.                      27-Sep-96    $70,093         72.6         72.6          24.9         18.7
PFFC    Peoples Financial Corporation                    13-Sep-96    $14,910         64.3         64.3          28.6         16.0

        Maximum:                                                     $423,714         78.7         78.7          38.7         29.0
        Minimum:                                                       $9,522         61.1         61.1           9.3          9.9
        Average:                                                      $42,161         71.7         71.7          21.3         17.0
        Median:                                                       $20,763         72.0         72.0          19.1         16.7


                                EXHIBIT 31 - B
                                RECENT CONVERSIONS
                                PRICE APPRECIATION INFORMATION


                                                                              Change in Price from IPO to:
                                                            --------------------------------------------------------------
                                                    Offering           One           One           One           Three    Current
                                                       Price     Day After    Week After   Month After    Months After      Stock
Ticker  Institution                                      ($)    Conversion    Conversion    Conversion      Conversion      Price
------  -----------                                      ---    ----------    ----------    ----------      ----------      -----
FSPT    FirstSpartan Financial Corp.                  $20.00         83.4%         85.0%         78.1%                      76.9%
GOSB    GSB Financial Corporation                     $10.00         46.3%         47.5%         43.8%                      43.8%
FBNW    FirstBank Corporation                         $10.00         58.1%         57.5%         77.5%                      75.0%
CFBC    Community First Banking Company               $20.00         59.4%         64.4%         71.3%                      69.4%
HCBB    HCB Bancshares, Inc.                          $10.00         26.3%         26.3%         28.8%           39.4%      37.5%
PSFC    Peoples-Sidney Financial Corporation          $10.00         25.6%         30.0%         32.5%           56.3%      60.0%
NSBC    NewSouth Bancorp, Inc.                        $15.00         35.0%         44.2%         56.7%           70.0%      86.7%
HMLK    Hemlock Federal Financial Corporation         $10.00         28.8%         28.8%         27.5%           38.8%      53.8%
GSLA    GS Financial Corp.                            $10.00         33.8%         35.0%         40.6%           53.8%      57.5%
MRKF    Market Financial Corporation                  $10.00         29.4%         25.0%         26.3%           35.0%      41.9%
EFBC    Empire Federal Bancorp, Inc.                  $10.00         32.5%         32.5%         37.5%           31.3%      55.0%
FAB     FirstFed America Bancorp, Inc.                $10.00         36.3%         41.3%         48.8%           37.5%     100.6%
RSLN    Roslyn Bancorp, Inc.                          $10.00         50.0%         58.8%         60.0%           58.8%     127.5%
AFBC    Advance Financial Bancorp                     $10.00         28.8%         28.8%         40.0%           38.8%      62.5%
HCFC    Home City Financial Corporation               $10.00          0.0%         26.3%         33.1%           35.0%      55.0%
SCBS    Southern Community Bancshares, Inc.           $10.00         30.0%         37.5%         35.0%           40.0%      58.8%
CENB    Century Bancorp, Inc.                         $50.00         25.3%         32.0%         30.0%           36.0%      59.0%
BFFC    Big Foot Financial Corporation                $10.00         23.1%         26.3%         40.0%           45.0%      71.3%
RIVR    River Valley Bancorp                          $10.00         36.9%         37.5%         48.1%           43.8%      65.0%
PSFI    PS Financial, Inc.                            $10.00         16.4%         17.5%         21.3%           40.0%      47.5%
CFNC    Carolina Fincorp, Inc.                        $10.00         30.0%         33.8%         36.3%           41.3%      73.8%
DCBI    Delphos Citizens Bancorp, Inc.                $10.00         21.3%         21.3%         20.6%           37.5%      60.0%
FTNB    Fulton Bancorp, Inc.                          $10.00         25.0%         30.0%         47.5%           65.0%     110.0%
SSFC    South Street Financial Corp.                  $10.00          0.0%         25.0%         23.8%           40.0%      87.5%
AFED    AFSALA Bancorp, Inc.                          $10.00         13.8%         13.8%         21.3%           20.0%      60.6%
WEHO    Westwood Homestead Financial Corporation      $10.00          7.5%          5.0%          6.3%           22.5%      55.0%
CBES    CBES Bancorp, Inc.                            $10.00         26.3%         35.0%         33.8%           42.5%      76.3%
HBEI    Home Bancorp of Elgin, Inc.                   $10.00         18.1%         21.9%         26.3%           33.8%      75.0%
PFFC    Peoples Financial Corporation                 $10.00          8.8%         14.4%         27.5%           30.0%      72.5%

        Maximum:                                      $50.00         83.4%         85.0%         78.1%           70.0%     127.5%
        Minimum:                                      $10.00          7.5%          5.0%          6.3%           20.0%      37.5%
        Average:                                      $12.24         31.7%         33.9%         38.6%           41.3%      68.1%
        Median:                                       $10.00         28.8%         30.0%         35.0%           39.4%      65.0%


                                  Exhibit 32
                                  ----------

                           Pro Forma Analysis Sheet
                           ------------------------

Name of Institution:                       Mooresville Savings/Coddle Creek Financial
Date of Letter to Association:             September 2, 1997
Date of Market Prices:                     September 1, 1997

                                                                                           Comparable              All Publicly
                                                                                           Companies              Traded Thrifts
                                                                                       ------------------       -----------------
                                                  Symbols               Subject        Mean        Median       Mean       Median
                                                  -------               -------        ----        ------       ----       ------
Price\Earnings Multiples                            P\E                   23.1         25.7         25.7        29.3        23.3

Price\Tangible Book Value Ratio                    P\BV                   67.5%       114.6%       109.4%      151.8%      137.4%

Price\Assets Ratio                                  P\A                   17.2%        30.4%        29.7%       17.6%       15.3%

Valuation Parameters
-------------------------------------------------------------
Pre-Conversion Earnings                              Y                 $579,000
Pre-Conversion Book Value                            B              $14,691,000
Pre-Conversion Assets                                A             $114,162,000
Reinvestment Rate                                    R                    5.42%
Estimated Conversion Expenses                        X                 $843,800
Proceeds Not Reinvested                              Z


Estimated ESOP Borrowings                            E                    8.00%
Cost of ESOP Borrowings                              S                    0.00%
Amortization of ESOP Borrowings                      T                       10
MRP                                                  M                    4.00%
MRP Vesting                                          N                        5
Tax Rate                                             t                   39.00%


Calculation of Pro Forma Value After Conversion
-------------------------------------------------------------
                                P\E (Y- RX)
V =                             ---------------------------------------                            =              $23,000,000
                                1 - P/E (R - (PE/T*(1-t)) - M/N*(1-t))

                                P\B (B - X)
V =                             ---------------------------------------                            =              $23,000,000
                                1 - (P/B (1- M - E)

                                P\A (A - E)
V =                             ---------------------------------------                            =              $23,000,000
                                1 - (P/A)


                                                                    Total                         Price
Conclusion                                                         Shares                     Per Share                 Value
----------------------------                                       ------          X          ---------    =            -----
Appraised Value                                                   460,000                        $50.00           $23,000,000

Range
----------------------------
Minimum                                                           391,000                        $50.00           $19,550,000
Maximum                                                           529,000                        $50.00           $26,450,000
Supermax                                                          608,350                        $50.00           $30,417,500

                                  EXHIBIT 33
                    PRO FORMA EFFECT ON CONVERSION PROCEEDS
                  -------------------------------------------
                         CODDLE CREEK FINANCIAL, INC.
                  -------------------------------------------


                                        Minimum                 Midpoint                Maximum                Super Max
                                        -------                 --------                -------                ---------
Conversion Proceeds
-------------------
Pro Forma Market Value                $19,550,000             $23,000,000             $26,450,000             $30,417,500
Less:     ESOP                         $1,564,000              $1,840,000              $2,116,000              $2,433,400
          MRP                            $782,000                $920,000              $1,058,000              $1,216,700
          Estimated Expenses             $769,280                $843,800                $918,320              $1,004,018
                                    -------------           -------------           -------------           -------------
Net Proceeds                          $16,434,720             $19,396,200             $22,357,680             $25,763,382


Pro Forma Adjusted Earnings
---------------------------
(Twelve Months Ended 06/30/97)
Reported Earnings                        $579,000                $579,000                $579,000                $579,000
Earnings on Proceeds                     $543,365                $641,277                $739,190                $851,789
Pro Forma MRP Adjustments                 $95,404                $112,240                $129,076                $148,437
Pro Forma ESOP Adjustments                $95,404                $112,240                $129,076                $148,437
                                    -------------           -------------           -------------           -------------
Pro Forma Earnings                       $931,557                $995,797              $1,060,038              $1,133,914

Pro Forma Net Worth
-------------------
Net Worth                             $14,691,000             $14,691,000             $14,691,000             $14,691,000
Conversion Proceeds                   $16,434,720             $19,396,200             $22,357,680             $25,763,382
                                    -------------           -------------           -------------           -------------
Pro Forma Net Worth                   $31,125,720             $34,087,200             $37,048,680             $40,454,382

Pro Forma Total Assets
Total Assets                         $114,162,000            $114,162,000            $114,162,000            $114,162,000
Conversion Proceeds                   $16,434,720             $19,396,200             $22,357,680             $25,763,382
                                    -------------           -------------           -------------           -------------
Pro Forma Assets                     $130,596,720            $133,558,200            $136,519,680            $139,925,382

                                  EXHIBIT 34
                                  ----------

                   SUMMARY OF VALUATION PREMIUM OR DISCOUNT
                   ----------------------------------------


Minimum                           Mooresville Savings                  Average                      Median
--------------                    -------------------              -----------                  ----------
Price/earnings                                  21.0                     18.5%                       18.3%
Price/Book Value                                62.8%                    50.6%                       52.5%
Price Tangible Book Value                       62.8%                    45.2%                       42.6%
Price/assets                                    15.0%                    50.7%                       49.7%


Midpoint                          Mooresville Savings                  Average                      Median
--------------                    -------------------              -----------                  ----------
Price/earnings                                  23.1                     10.3%                       10.1%
Price/Book Value                                67.5%                    46.9%                       48.9%
Price Tangible Book Value                       67.5%                    46.9%                       48.9%
Price/assets                                    17.2%                    43.3%                       42.1%


Maximum                           Mooresville Savings                  Average                      Median
--------------                    -------------------              -----------                  ----------
Price/earnings                                  25.0                      3.1%                        2.8%
Price/Book Value                                71.4%                    43.8%                       46.0%
Price Tangible Book Value                       71.4%                    43.8%                       46.0%
Price/assets                                    19.4%                    36.2%                       34.9%


Super maximum                     Mooresville Savings                  Average                      Median
--------------                    -------------------              -----------                  ----------
Price/earnings                                  26.8                     -4.2%                       -4.5%
Price/Book Value                                75.2%                    40.8%                       43.1%
Price Tangible Book Value                       75.2%                    40.8%                       43.1%
Price/assets                                    21.7%                    28.4%                       26.9%


                                                                          Comparative Group Ratios
                                                                   ---------------------------------------
Price/earnings                                                           25.74                       25.68
Price/Book Value                                                         127.1%                     132.1%
Price Tangible Book Value                                                114.6%                     109.4%
Price/assets                                                              30.4%                      29.7%

                               JMP FINANCIAL, INC.
                               -------------------

           JMP Financial, Inc., is an investment banking firm founded in 1991 primarily to serve small and mid sized financial institutions in the Great Lakes area. Prior to founding and becoming President of JMP Financial, Inc. John Palffy was Vice President, Corporate Finance at First of Michigan Corporation (Detroit, 1989-1991) and Vice President, Corporate Finance at Johnston, Lemon & Co., Incorporated (Wash D.C. 1986-1989).

           JMP Financial specializes in advisory services, merger and acquisition services, and securities placement for financial institutions. JMP Financial has diverse experience advising savings and loans, commercial banks, mortgage banking companies, and other business interests. JMP Financial, Inc., or its principals, have performed appraisals for and/or served as underwriter or placement agent for a number of thrifts in the Midwest and Mid-Atlantic, including Century Bancorp Inc., First Savings Bank, Macomb Savings Bank, InterFirst Bancorp, Ludington Federal Savings Bank, Heritage Bancorp, Valley Federal Savings, Citizens Federal Savings Bank, Lenawee Federal Savings, HomeCorp, Inc., and Prince George's Savings & Loan Association.

           Mr. Palffy's work has been almost exclusively in financial institutions since 1986. Prior to 1986 Mr. Palffy served as a senior political appointee in the Reagan Agriculture Department, as Chief Economist to U.S. Senator Dan Quayle, and as Walker Fellow in Economic Policy for The Heritage Foundation.

           Mr. Palffy is also an Adjunct Professor of Money and Banking at Walsh College (Troy) and a licensed securities representative.

           Mr. Palffy has completed most coursework towards a Ph.D. in Economics from George Mason University (Fairfax, Va.), has a MBA from the University of Michigan with a concentration in Finance, and a AB with Honors from Kenyon College (Gambier, Ohio).